EXECUTION VERSION

CREDIT AGREEMENT

by and among ACF FINCO I LP,

as Agent,

THE LENDERS THAT ARE PARTIES HERETO,

as the Lenders,

SHIMMICK CORPORATION,

as Holdings, and

SHIMMICK CONSTRUCTION COMPANY, INC., RUST CONSTRUCTORS INC. and THE LEASING CORPORATION,

as Borrowers

Closing Date: March 12, 2025

777757539.15

TABLE OF CONTENTS

Page

ARTICLE I DEFINITIONS AND CONSTRUCTION 1

1.01
Definitions 1
1.02
Accounting Terms 43
1.03
Code 44
1.04
Construction 44
1.05
[Reserved] 44
1.06
Time References 45
1.07
Schedules and Exhibits 45
1.08
Divisions 45
1.09
Rates 45

ARTICLE II LOANS AND TERMS OF PAYMENT 45

2.01
Revolving Loans 45
2.02
[Reserved] 46
2.03
Borrowing Procedures and Settlements 46
2.04
Payments; Reductions of Commitments; Prepayments 54
2.05
Promise to Pay; Promissory Notes 60
2.06
Interest Rates and Letter of Credit Fee: Rates, Payments, and Calculations 60
2.07
Crediting Payments 64
2.08
Designated Account 65
2.09
Maintenance of Loan Account; Statements of Obligations 65
2.10
Fees 65
2.11
Letters of Credit 68
2.12
Capital Requirements 75
2.13
Increased Costs 77
2.14
Bank Accounts and Collections 77

ARTICLE III CONDITIONS; TERM OF AGREEMENT 79

3.01
Conditions Precedent to the Initial Extension of Credit 79

-i-

3.02
Conditions Precedent to all Extensions of Credit 82
3.03
Effect of Maturity 82

ARTICLE IV REPRESENTATIONS AND WARRANTIES 83

4.01
Due Organization and Qualification; Subsidiaries 83

4.02
Due Authorization; No Conflict 84
4.03
Governmental Consents 84
4.04
Binding Obligations; Perfected Liens 84
4.05
Title to Assets; No Encumbrances 85
4.06
Litigation 85
4.07
Compliance with Laws 85
4.08
No Material Adverse Effect 85
4.09
Solvency 86
4.10
Employee Benefits 86
4.11
Environmental Condition 87
4.12
Projections 87
4.13
Patriot Act 88
4.14
Indebtedness 88
4.15
Payment of Taxes 88
4.16
Margin Stock 88
4.17
Governmental Regulation 88
4.18
OFAC 89
4.19
Employee and Labor Matters 89
4.20
Material Contracts 89
4.21
Leases 89
4.22
Reserved 89
4.23
Subsidiaries 90
4.24
Name and Address; Properties 90
4.25
Existing Business Relationships 90
4.26
O.S.H.A 90
4.27
Reserved 90
4.28
No Brokers 90
4.29
Status as Senior Indebtedness 90
4.30
Holdings as a Holding Company 90

ARTICLE V AFFIRMATIVE COVENANTS 91

5.01
Borrowing Base, Collateral and Financial Statement Reporting 91
5.02
Notices and Other Information 93
5.03
Existence 96

5.04
Maintenance of Properties 96
5.05
Taxes 96
5.06
Insurance 96
5.07
Inspection 97
5.08
Compliance with Laws 97
5.09
Environmental 97
5.10
Disclosure Updates 98
5.11
Formation of Subsidiaries 98
5.12
Further Assurances 99
5.13
Lender Meetings 99
5.14
Locations of Equipment 99
5.15
Banking Relationships 100
5.16
Material Contracts; Material Project Documents 100
5.17
Name Change; Organizational Change; Creation of Affiliates 100
5.18
Updated Borrowing Base Certificate 100
5.19
Permitted Servicing Joint Ventures 100
5.20
Post-Closing Requirements 101

ARTICLE VI NEGATIVE COVENANTS 101

6.01
Indebtedness 101
6.02
Liens 101
6.03
Restrictions on Fundamental Changes 101
6.04
Disposal of Assets 102
6.05
Nature of Business 102
6.06
Prepayments and Amendments 102
6.07
Distributions 103
6.08
Accounting Methods 103
6.09
Investment; Purchase of Assets 103
6.10
Transactions with Affiliates 104
6.11
Use of Proceeds 104
6.12
Limitation on Issuance of Equity Interests 105
6.13
Burdensome Agreements 105
6.14
Permitted Servicing Joint Ventures 105
6.15
Holding Company 105

ARTICLE VII FINANCIAL COVENANTS 106

7.01
Financial Covenant 106

ARTICLE VIII EVENTS OF DEFAULT 106

8.01
Payments 106
8.02
Covenants 106
8.03
Judgments 107
8.04
Voluntary Bankruptcy, etc 107
8.05
Involuntary Bankruptcy, etc 107
8.06
Default Under Other Agreements 107
8.07
Representations, etc 107
8.08
Guaranty 108
8.09
Security Documents 108
8.10
Loan Documents 108
8.11
Change of Control 108
8.12
Material Adverse Effect 108
8.13
ERISA 108
8.14
Subordination Provisions 108

ARTICLE IX RIGHTS AND REMEDIES 109

9.01
Rights and Remedies 109
9.02
Remedies Cumulative 110

ARTICLE X WAIVERS; INDEMNIFICATION 110

10.01
Demand; Protest; etc 110
10.02
The Lender Group’s Liability for Collateral 110
10.03
Indemnification 110

ARTICLE XI NOTICES 112

ARTICLE XII CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER;

JUDICIAL REFERENCE PROVISION 113

ARTICLE XIII ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS 115

13.01
Assignments and Participations 115
13.02
Successors 120

ARTICLE XIV AMENDMENTS; WAIVERS 120

14.01
Amendments and Waivers 120
14.02
Replacement of Certain Lenders 122

14.03
No Waivers; Cumulative Remedies 123

ARTICLE XV AGENT; THE LENDER GROUP 124

15.01
Appointment and Authorization of Agent 124
15.02
Delegation of Duties 124
15.03
Liability of Agent 125
15.04
Reliance by Agent 125
15.05
Notice of Default or Event of Default 125
15.06
Credit Decision 126
15.07
Costs and Expenses; Indemnification 126
15.08
Agent in Individual Capacity 127
15.09
Successor Agent 127
15.10
Lender in Individual Capacity 128
15.11
Collateral Matters 128
15.12
Restrictions on Actions by Lenders; Sharing of Payments 130
15.13
Agency for Perfection 130
15.14
Payments by Agent to the Lenders 130
15.15
Concerning the Collateral and Related Loan Documents 131
15.16
Field Examination Reports; Confidentiality; Disclaimers by Lenders;

Other Reports and Information 131

15.17
Several Obligations; No Liability 132
15.18
Reserved 132
15.19
Erroneous Payments 132

ARTICLE XVI WITHHOLDING TAXES 134

16.01
Payments 134
16.02
Exemptions; Tax Forms 135
16.03
Reductions 137
16.04
Refunds 138
16.05
Survival 138

ARTICLE XVII GENERAL PROVISIONS 138

17.01
Effectiveness 138
17.02
Section Headings 138
17.03
Interpretation 139
17.04
Severability of Provisions 139

17.05
Debtor-Creditor Relationship 139
17.06
Counterparts; Electronic Execution 139
17.07
Revival and Reinstatement of Obligations; Certain Waivers 139
17.08
Confidentiality 140
17.09
Survival 141
17.10
Patriot Act; Beneficial Ownership Regulation 142
17.11
Integration 142
17.12
No Setoff 142
17.13
Joint and Several Obligations 142
17.14
Administrative Borrower 143
17.15
Acknowledgement and Consent to Bail-In of Affected Financial Institutions 144

EXHIBITS AND SCHEDULES

Exhibit A-1 Form of Assignment and Acceptance

Exhibit B-1 Form of Borrowing Base Certificate

Exhibit B-2 Form of Borrowing Notice

Exhibit C-1 Form of Compliance Certificate

Exhibit D-1 Form of Revolver Note

Exhibit P-1 Form of Perfection Certificate

Schedule A-1 Agent’s Account

Schedule A-2 Authorized Persons

Schedule B-1 Cash Management Banks; Bank Accounts Schedule C-1 Commitments

Schedule C-2 Credit Card Agreements

Schedule P-1 Permitted Investments

Schedule P-2 Permitted Liens

Schedule 4.01(b) Capitalization of Loan Parties

Schedule 4.01(c) Capitalization of Loan Parties’ Subsidiaries Schedule 4.01(d) Subscriptions, Options, Warrants, Calls Schedule 4.06 Litigation

Schedule 4.11 Environmental Matters

Schedule 4.14 Existing Indebtedness

Schedule 4.20 Material Contracts

Schedule 4.24 Name and Address; Properties

Schedule 4.25 Existing Business Relationships

Schedule 5.20 Post-Closing Requirements

Schedule 6.05 Nature of Business

Schedule 6.10 Transactions with Affiliates

Schedule 6.13 Burdensome Agreements

-vii-

CREDIT AGREEMENT

THIS CREDIT AGREEMENT (this “Agreement”), is entered into as of March 12, 2025, by and among the lenders identified on the signature pages hereof (each of such lenders, together with its successors and permitted assigns, is referred to hereinafter as a “Lender”, as that term is hereinafter further defined), ACF FINCO I LP, a Delaware limited partnership, as administrative agent for each member of the Lender Group (in such capacity, together with its successors and assigns in such capacity, “Agent”), SHIMMICK CORPORATION, a Delaware corporation (“Holdings”), SHIMMICK CONSTRUCTION COMPANY, INC., a California corporation (“Shimmick”), RUST CONSTRUCTORS INC., a Delaware corporation (“Rust”) and THE LEASING CORPORATION, a Nevada corporation (“Leasing” and, together with Shimmick and Rust, “Borrowers” and each individually, a “Borrower”).

RECITALS

WHEREAS, the Borrowers have requested that the Lenders extend credit to the Borrowers in the form of the Revolving Facility (as defined herein) in the aggregate principal amount of up to $15,000,000;

WHEREAS, the proceeds of the Revolving Facility will be used (i) to refinance existing Indebtedness, (ii) to pay fees, costs and expenses incurred in connection with the transactions contemplated hereby, and (iii) for working capital and for other purposes of the Borrowers and the Subsidiaries not prohibited by this Agreement; and

WHEREAS, the Letters of Credit will be used for general corporate purposes of the Borrowers and their respective Subsidiaries, including supporting transactions not prohibited by the terms of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

ARTICLE I DEFINITIONS AND CONSTRUCTION.

1.01
Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

“Account” means an account (as that term is defined in the Code).

“Account Debtor” means any Person who is obligated on an Account, chattel paper, or a general intangible.

“Accounting Changes” means changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting

777757539.15

Standards Board of the American Institute of Certified Public Accountants (or successor thereto or any agency with similar functions).

“Additional Documents” has the meaning specified therefor in Section 5.12. “Administrative Borrower” has the meaning specified therefor in Section 17.14. “Administrative Questionnaire” has the meaning specified therefor in Section 13.01(a). “AECOM Guarantor” means AECOM, a Delaware corporation.

“AECOM Guaranty” means that certain Guaranty Agreement, made by AECOM Guarantor in favor of Agent and Lenders, dated as of even date with this Agreement.

“AECOM Letter of Credit” means that certain Irrevocable Standby Letter of Credit Number CUSGTF2500408, in the amount of $15,000,000, issued by Credit Agricole Corporate & Investment Bank in favor of Agent, as beneficiary.

“AECOM Loan Agreement” means that certain Credit, Security and Guaranty Agreement, dated as of May 20, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time), by and among the AECOM Loan Agreement Agent, the AECOM Guarantor and BHSI, as lenders, Holdings and the Borrowers, as borrowers.

“AECOM Loan Agreement Agent” means Alter Domus (US) LLC, in its capacity as administrative agent under the AECOM Loan Agreement.

“AECOM Loan Agreement Debt” means all “Obligations”, as such term is defined in, and incurred by the Loan Parties under, the AECOM Loan Agreement.

“AECOM Subordination Agreement” means that certain Subordination Agreement, by and among Agent, AECOM Loan Agreement Agent, AECOM Guarantor and BHSI, Holdings and the Borrowers, dated as of even date with this Agreement.

“Affected Financial Institution” shall mean (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affected Lender” has the meaning specified therefor in Section 2.12(b).

“Affiliate” means, as applied to any Person, any other Person who controls, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” means the possession, directly or indirectly through one or more intermediaries, of the power to direct the management and policies of a Person, whether through the ownership of Equity Interests, by contract, or otherwise; provided, that, for purposes of Section 6.10: (a) any Person which owns, directly or indirectly, 10% or more of the Equity Interests having ordinary voting power for the election of directors or other members of the governing body of a Person or 10% or more of the partnership or other ownership interests of a Person (other than as a limited partner of such Person) shall be deemed to be an Affiliate of such Person (b) each director (or comparable manager) of a

Person shall be deemed to be an Affiliate of such Person, and (c) each partnership in which a Person is a general partner shall be deemed to be an Affiliate of such Person.

“Affiliate Register” has the meaning specified therefor in Section 13.01(i). “Agent” has the meaning specified therefor in the preamble.

“Agent-Related Persons” means Agent, together with its Affiliates, controlling persons and their respective directors, officers, employees, partners, advisors, agents and other representatives of each of the foregoing and their respective successors.

“Agent’s Account” means the Deposit Account of Agent identified on Schedule A-1 (or such other Deposit Account of Agent that has been designated as such, in writing, by Agent to Administrative Borrower and the Lenders).

“Agent’s Liens” means the Liens granted by the Loan Parties to Agent under the Loan Documents that secure the Obligations.

“Agreement” means this Credit Agreement, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Ansley Park Capital” means Ansley Park Capital LLC.

“Ansley Park Collateral” means any assets that are collateral for the Ansley Park Facility. “Ansley Park Facility” means that certain Loan and Security Agreement among Holdings,

the Borrowers and Ansley Park Capital.

“Anti-Corruption Laws” means any and all laws, ordinances and regulations in any jurisdiction where any Loan Party or any of its Subsidiaries is located or doing business from time to time concerning or relating to bribery or corruption, including, without limitation, the United States Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act 2010 and other similar legislation in any other jurisdictions.

“Anti-Terrorism Laws” means any and all laws or regulations in effect from time to time in any jurisdiction where any Loan Party or any of its Subsidiaries is located or doing business relating to anti-money laundering and terrorism, including, without limitation, Executive Order No. 13224 (effective September 24, 2001) and the USA Patriot Act (Pub. L. No. 107-56 (Oct. 12, 2001)).

“Applicable Margin” means (a) in the case of a Prime Rate Loan that is a Revolving Loan

4.50 percentage points, and (b) in the case of a SOFR Loan that is a Revolving Loan, 5.50 percentage points.

“Application Event” means the occurrence of (a) a failure by Borrowers to repay all of the Obligations in full on the Maturity Date, or (b) an Event of Default and the election by Agent or the Required Lenders to require that payments and proceeds of Collateral be applied pursuant to Section 2.04(b)(ii).

“Assignee” has the meaning specified therefor in Section 13.01(a).

“Assignment and Acceptance” means an Assignment and Acceptance Agreement substantially in the form of Exhibit A-1.

“Authorized Financial Officer” means, with respect to Administrative Borrower or Holdings, a chief executive officer, chief financial officer, chief accounting officer, treasurer, chairman, president, or other qualified senior officer acceptable to Agent.

“Authorized Person” means any one of the individuals identified on Schedule A-2, as such schedule is updated from time to time by written notice from Administrative Borrower to Agent.

“Availability” means, as of any date of determination, the aggregate amount that Borrowers are entitled to borrow as Revolving Loans and/or have Letters of Credit issued, in each case, under Section 2.01 (after giving effect to the then outstanding Revolver Usage).

“Average Revolver Usage” means, with respect to any period, the sum of the aggregate amount of Revolver Usage for each day in such period (calculated as of the end of each respective day) divided by the number of days in such period.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” means title 11 of the United States Code, as in effect from time to time.

“Benchmark” means, initially, the SOFR Screen Rate; provided that if a Benchmark Transition Event has occurred with respect to the SOFR Screen Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.06(l)(i).

“Benchmark Replacement” means with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by Agent and Administrative Borrower giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark

Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by Agent and Administrative Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or

(b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(a)
in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide such Benchmark (or such component thereof); or
(b)
in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non- representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a)
a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof);

(b)
a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof); or
(c)
a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.06(l) and (b) ending at the time that a Benchmark Replacement has replaced the then current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.06(l).

“Beneficial Ownership Certification” shall mean a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” shall mean 31 C.F.R. § 1010.230.

“BHSI” means Berkshire Hathaway Specialty Insurance Company, a Nebraska corporation, and its successors and assigns.

“BHSI GAI” means that certain General Agreement of Indemnity, dated as of February 26, 2021, among Holdings, each Borrower; and Rust Constructors Puerto Rico Inc., each as indemnitors, and BHSI, as surety, pursuant to which BHSI may and has issued surety bonds or underwritten surety business.

“BHSI Surety Documents” means the BHSI GAI, pursuant to which BHSI may and has issued surety bonds or underwritten surety business, all surety bonds issued pursuant to the BHSI GAI, and all other documents evidencing or related to such obligations.

“BHSI Surety Liens” means the liens granted by the Credit Parties under the BHSI GAI to BHSI, and the liens and rights of BHSI, as a surety, under applicable law, including those perfected as of the Closing Date by the following UCC financing statements:

(a)
UCC financing statement naming Holdings and each other Credit Party, as debtor, and BHSI, as secured party, filed with the Secretary of State of Colorado on February 5, 2024, with the initial filing no: 20242011281;
(b)
UCC financing statement naming Holdings and each other Credit Party, as debtor, and BHSI, as secured party, filed with the Secretary of State of Delaware on February 5, 2024, with the initial filing no: 2024 0772879;
(c)
UCC financing statement naming Holdings and each other Credit Party, as debtor, and the BHSI Surety Providers, as secured party, filed with the Secretary of State of California on February 5, 2024, as file no: U240011698224; and
(d)
UCC financing statement naming Holdings and each other Credit Party, as debtor, and the BHSI Surety Providers, as secured party, filed with the Secretary of State of Nevada on February 5, 2024, with the initial filing no: 2024381581-7.

“Board of Directors” means, as to any Person, the board of directors (or comparable managers) of such Person, or any committee thereof duly authorized to act on behalf of the board of directors (or comparable managers).

“Board of Governors” means the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Bonded Projects” has the meaning set forth in the AECOM Loan Agreement. “Borrower” and “Borrowers” have the meaning specified therefor in the preamble. “Borrower Materials” has the meaning specified therefor in Section 17.08(c). “Borrowing” means a borrowing consisting of Loans made on the same day by the Lenders

(or Agent on behalf thereof), or by Agent in the case of a Swingline Advance or Extraordinary Advance.

“Borrowing Base” means, as of any date of determination (without duplication of any part thereof), the result of:

(a)
at any time that, and for so long as, the AECOM Letter of Credit remains outstanding and in full force and effect, $15,000,000, minus
(b)
without duplication, the aggregate amount of all Reserves in effect at such time.

“Borrowing Base Certificate” means a certificate in the form of Exhibit B-1. “Borrowing Notice” means the notice of borrowing in the form of Exhibit B-2.

“Business Day” means any day excluding Saturday, Sunday, and any day which is a legal holiday under the laws of the State of New York or which is a day on which Agent is, or is authorized to be, otherwise closed for transacting business with the public.

“California Fire Project” means the debris removal project for Palisades and Eaton Fires to be undertaken by Shimmick.

“Capital Expenditures” means for any period, the dollar amount of all expenditures (whether paid in cash or accrued as liabilities and including in all events all amounts expended or capitalized under Capital Leases) by a Loan Party and its Subsidiaries, during such period that, in conformity with GAAP, are or are required to be classified as capital expenditures on a consolidated statement of cash flow of Borrowers.

“Capital Lease” means a lease that has been or is required to be capitalized for financial reporting purposes in accordance with GAAP.

“Capitalized Lease Obligation” means that portion of the obligations under a Capital Lease that is required to be capitalized in accordance with GAAP.

“Cash Collateral” means cash delivered to Agent to Cash Collateralize any Obligations, and all interest, dividends, earnings, Liquidated Damages and other proceeds relating thereto.

“Cash Collateralization” means (a) with respect to Letters of Credit, either (i) providing cash collateral (pursuant to documentation reasonably satisfactory to Agent, including provisions that specify that the Letter of Credit Fees and all commissions, fees, charges and expenses provided for in Section 2.11(k) (including any fronting fees) payable by Borrowers will continue to accrue while the Letters of Credit are outstanding) to be held by Agent for the benefit of the Revolving Lenders in an amount equal to 105% of the then existing Letter of Credit Usage, (ii) delivering to Agent documentation executed by all beneficiaries under the Letters of Credit, in form and substance reasonably satisfactory to Agent and Issuing Bank, terminating all of such beneficiaries’ rights under the Letters of Credit, or (iii) providing Agent with a standby letter of credit, in form and substance reasonably satisfactory to Agent, from a commercial bank acceptable to Agent (in its sole discretion) in an amount equal to 105% of the then existing Letter of Credit Usage (it being understood that the Letter of Credit Fee and all fronting fees set forth in this Agreement will continue to accrue while the Letters of Credit are outstanding and that any such fees that accrue must be an amount that can be drawn under any such standby letter of credit) and (b) with respect to any inchoate, contingent or other Obligations, Agent’s good faith and reasonable estimate of the amount due or to become due, including fees, expenses and indemnification hereunder. “Cash Collateralize” has a correlative meaning.

“Cash Dominion Event” means (a) at any time the average daily Availability for the preceding four-week period is less than $1,000,000, (b) Liquidity at any time is less than

$30,000,000, or (c) the occurrence of an Event of Default.

“Cash Dominion Period” means the period commencing on the occurrence of a Cash Dominion Event and continuing until the date that (a) no Event of Default shall be continuing, (b) average daily Availability for the prior four-week period is greater than or equal to $1,000,000 and

(c)
Liquidity is greater than or equal to $30,000,000, in each case for a period of at least 90 consecutive calendar days.

“Cash Equivalents” means (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one (1) year from the date of acquisition thereof, (b) marketable direct obligations issued or fully guaranteed by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within 1 year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor’s Rating Group (“S&P”) or Moody’s Investors Service, Inc. (“Moody’s”), (c) commercial paper maturing no more than two hundred and seventy (270) days from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody’s, (d) certificates of deposit, time deposits, overnight bank deposits or bankers’ acceptances maturing within 1 year from the date of acquisition thereof issued by any bank organized under the laws of the United States or any state thereof or the District of Columbia or any United States branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $1,000,000,000,

(e) Deposit Accounts maintained with (i) any bank that satisfies the criteria described in clause (d) above, or (ii) any other bank organized under the laws of the United States or any state thereof so long as the full amount maintained with any such other bank is insured by the Federal Deposit Insurance Corporation, (f) repurchase obligations of any commercial bank satisfying the requirements of clause (d) of this definition or any recognized securities dealer having combined capital and surplus of not less than $1,000,000,000, having a term of not more than seven (7) days, with respect to securities satisfying the criteria in clauses (a) or (d) above, (g) debt securities with maturities of six (6) months or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the criteria described in clause (d) above, and (h) Investments in money market funds substantially all of whose assets are invested in the types of assets described in clauses (a) through (g) above.

“Cash Management Bank” has the meaning specified therefor in Section 2.14(a).

“CFC” means a controlled foreign corporation within the meaning of Section 957 of the IRC in which any Loan Party or direct or indirect owner thereof is a “United States shareholder” within the meaning of Section 951(b) of the IRC.

“Change in Law” means the occurrence after the Closing Date of: (a) the adoption or effectiveness of any law, rule, regulation, judicial ruling, judgment or treaty, (b) any change in any law, rule, regulation, judicial ruling, judgment or treaty or in the administration, interpretation, implementation or application by any Governmental Authority of any law, rule, regulation, guideline or treaty, or (c) the making or issuance by any Governmental Authority of any request, rule, guideline or directive, whether or not having the force of law; provided that notwithstanding anything in this Agreement to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives concerning capital adequacy promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities shall, in each case, be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.

“Change of Control” means that:

(a)
Permitted Holders shall cease to own and control legally and beneficially (free and clear of all Liens), either directly or indirectly, at least 50% of the issued and outstanding shares of Equity Interests of Holdings entitled (without regard to the occurrence of any contingency) to vote for the election of members of the Board of Directors of Holdings;
(b)
any “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 40%, or more, of the Equity Interests of Holdings entitled (without regard to the occurrence of any contingency) to vote for the election of members of the Board of Directors of Holdings;
(c)
any Person or two or more Persons acting in concert (other than Permitted Holders), shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of Holdings or control over the Equity Interests of such Person entitled to vote for members of the Board of Directors of Holdings on a fully-diluted basis (and taking into account all such Equity Interests that such Person or group has the right to acquire pursuant to any option right) representing 40% or more of the combined voting power of such Equity Interests;
(d)
any change in the legal or beneficial ownership or control of the outstanding voting Equity Interests of the applicable Person necessary at all times to elect a majority of the board of directors (or similar governing body) of Holdings and to direct the management policies and decisions of Holdings, each other Loan Party and each Subsidiary of Holdings;
(e)
Holdings shall cease to, directly or indirectly own, in the aggregate, 100% of each class of the outstanding Equity Interests of its Subsidiaries (except in connection with (i) a disposition of 100% of the Equity Interests of a Subsidiary permitted under this Agreement, or

(ii) Permitted Servicing Joint Ventures), in each case, except as otherwise permitted by this Agreement;

(f)
the Borrowers shall cease to own, directly or indirectly, (x) 100% of the Equity Interest of each Subsidiary (except in connection with (i) a disposition of 100% of the

Equity Interests of a Subsidiary permitted under this Agreement, or (ii) any Permitted Servicing Joint Venture), in each case, except as otherwise permitted by this Agreement or (y) with respect to any Permitted Servicing Joint Venture, the percentage of such outstanding Equity Interests owned at the time of formation thereof, unless the consent of Agent is obtained for any sale of Equity Interests of a Permitted Servicing Joint Venture; or

(g)
the occurrence of any “change of control” or any comparable term under, and as defined in, any documentation relating to Subordinated Indebtedness or the Ansley Park Facility.

“Chick Lock Project” means Project 34693 – Chickamauga Lock Chamber Replacement Contract No. W912P517C0007, dated September 28, 2017, by and between Shimmick Construction Company, Inc. (as successor to AECOM Energy & Construction, Inc.) and U.S. Army Corps of Engineers.

“Closing Date” means the date of this Agreement.

“Code” means Article 9 of the New York Uniform Commercial Code, as in effect from time to time.

“Collateral” means all assets and interests in assets and proceeds thereof now owned or hereafter acquired by any Loan Party in or upon which a Lien is granted by such Person in favor of Agent or the Lenders under any of the Loan Documents.

“Commitment” means, with respect to each Lender, its Revolver Commitment, and, with respect to all Lenders, their Revolver Commitments in each case as such Dollar amounts are set forth beside such Lender’s name under the applicable heading on Schedule C-1 or in the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder, as such amounts may be reduced or increased from time to time pursuant to this Agreement and/or assignments made in accordance with the provisions of Section 13.01.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.). “Compliance Certificate” means a certificate substantially in the form of Exhibit C-1 delivered by an Authorized Financial Officer of Administrative Borrower to Agent. “Confidential Information” has the meaning specified therefor in Section 17.08(a).

“Conforming Changes” means, with respect to either the use or administration of SOFR or the SOFR Screen Rate; or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Business Day,” the time period set forth in the definition of “SOFR Screen Rate” (or the addition of a concept of “interest period” or any similar or analogous definition), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, and other technical, administrative or operational matters) that Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by Agent in a manner substantially consistent with market practice (or, if

Agent decides that adoption of any portion of such market practice is not administratively feasible or if Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Control Agreement” means (i) with respect to a Deposit Account, a Deposit Account Control Agreement, and (ii) with respect to a Securities Account, a control agreement in form and substance reasonably satisfactory to Agent, executed and delivered by a Loan Party, Agent, and the applicable securities intermediary.

“Default” means an event, condition, or default that, with the giving of notice, the passage of time, or both, would become an Event of Default.

“Defaulting Lender” means any Lender that (a) has failed to fund any amounts required to be funded by it hereunder within two (2) Business Days of the date that it is required to do so hereunder (including the failure to make available to Agent amounts required pursuant to a Settlement or to make a required payment in connection with a Letter of Credit Disbursement), (b) notified Administrative Borrower, Agent or any Lender in writing that it does not intend to comply with all or any portion of its funding obligations hereunder, (c) has made a public statement to the effect that it does not intend to comply with its funding obligations hereunder or under other agreements generally (as reasonably determined by Agent) under which it has committed to extend credit, (d) failed, within one (1) Business Day after written request by Agent, to confirm that it will comply with the terms hereof relating to its obligations to fund any amounts required to be funded by it hereunder, (e) otherwise failed to pay over to Agent or any other Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date that it is required to do so hereunder, or (f) (i) becomes or is insolvent or has a parent company that has become or is insolvent, (ii) becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, or custodian or appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or (iii) becomes the subject of a Bail-In Action.

“Defaulting Lender Rate” means (a) for the first three (3) days from and after the date the relevant payment is due, the Prime Rate, and (b) thereafter, the interest rate then applicable to Loans as if the Prime Rate were applicable thereto.

“Deposit Account” means any deposit account (as that term is defined in the Code). “Deposit Account Control Agreement” shall mean an agreement in which a Loan Party,

Agent, and Cash Management Bank maintaining the Deposit Account have agreed that the Cash Management Bank will comply with instructions originated by Agent directing disposition of the funds in the Deposit Account without further consent by the Loan Party, but providing such Loan Party access to such funds until instructions by Agent are given (other than for any Full Control Account). Terms of the agreement shall provide control (within the meaning of Section 9-104 of the UCC) of the Deposit Account reasonably satisfactory to Agent.

“Designated Account” means the Deposit Account of Administrative Borrower identified on Schedule B-1 as a “Designated Account” (or such other Deposit Account of Administrative Borrower located at Designated Account Bank that has been designated as such, in writing, by Administrative Borrower to Agent), which shall in all cases be a Springing Control Account.

“Designated Account Bank” means the depositary institution shown on Schedule B-1 which maintains the Designated Account of Administrative Borrower (or such other bank that is located within the United States that has been designated as such, in writing, by Administrative Borrower to Agent).

“Disposition” or “Dispose” means the sale, transfer, license, lease, sublease, or other disposition of any property by any Person (including any sale and leaseback transaction and any issuance of Equity Interests by a Subsidiary of such Person), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Disqualified Equity Interests” means any Equity Interests that, by their terms (or by the terms of any security or other Equity Interests into which they are convertible or for which they are exchangeable), or upon the happening of any event or condition (a) mature or are mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), (b) are redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part, (c) provide for the scheduled payments of dividends in cash or (d) are or become convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is ninety one (91) days after the Maturity Date.

“Distribution” means as to any Person (a) any dividend or other distribution or payment (whether in cash, securities or other property) on, or in respect of, any Equity Interest in such Person (except those payable solely in its Equity Interests other than Disqualified Equity Interests),

(b) any payment by such Person on account of (i) the purchase, redemption, retirement, defeasance, surrender, cancellation, termination or acquisition of any Equity Interests in such Person or any claim respecting the purchase or sale of any Equity Interest in such Person, or (ii) any option, warrant or other right to acquire any Equity Interests in such Person, (c) any management fees, salaries or other fees or compensation to any Person holding an Equity Interest in a Loan Party or a Subsidiary of a Loan Party (other than reasonable and customary (i) payments of salaries to individuals, (ii) directors fees, and (iii) advances and reimbursements to employees or directors, all in the ordinary course of business), an Affiliate of a Loan Party or an Affiliate of any Subsidiary of a Loan Party, (d) any lease or rental payments to an Affiliate or Subsidiary of a Loan Party (which is not itself a Loan Party), or (e) repayments of or debt service on loans or other indebtedness (other than conversion to Equity Interests other than Disqualified Equity Interests) held by any Person holding an Equity Interest in a Loan Party or a Subsidiary of a Loan Party, an Affiliate of a Loan Party or an Affiliate of any Subsidiary of a Loan Party unless permitted under and made pursuant to a Subordination Agreement applicable to such loans or other indebtedness.

“Dollars” or “$” means United States dollars.

“Drawing Document” means any Letter of Credit or other document presented for purposes of drawing under any Letter of Credit.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority,

(b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Employee Benefit Plan” means an “employee benefit plan” as defined in Section 3(3) of ERISA (other than a Multiemployer Plan) maintained or contributed to by any Loan Party or a Subsidiary of any Loan Party or to which any Loan Party or any Subsidiary of any Loan Party has any liability.

“Environmental Actions” means any administrative, regulatory or judicial actions, suits, demands, proceedings, claims, liens, notices of noncompliance or violation, or investigations from or by any Governmental Authority or any third party involving violations of or liability under Environmental Laws or releases of Hazardous Materials.

“Environmental Law” means any applicable federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy, or common law, including any judicial or administrative order, consent decree or judgment, in each case, to the extent binding on any Loan Party or its Subsidiaries, relating to pollution, the protection of the environment or natural resources, protection of human health (as relates to environmental harms), or the generation, use, storage, treatment, disposal, transportation, release or management of or exposure to pollutants, contaminants or chemicals.

“Environmental Liabilities” means all liabilities, monetary obligations, losses, damages, costs and expenses (including all fees, disbursements and expenses of counsel, experts, or consultants, and costs of investigation and feasibility studies and diminution in value), fines, penalties, sanctions, and interest incurred as a result of any Remedial Action required by any Governmental Authority or any third party, any Environmental Action, or any violation of

Environmental Laws or Environmental Permits.

“Environmental Lien” means any Lien in favor of any Governmental Authority for Environmental Liabilities.

“Environmental Permits” has the meaning specified therefor in Section 4.11. “Equipment” means equipment (as that term is defined in the Code).

“Equity Interests” means, with respect to a Person, all of the shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in such Person, whether voting or nonvoting, including capital stock (or other ownership or profit interests or units), preferred stock, or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto.

“ERISA Affiliate” means any Person that for purposes of Title IV of ERISA or Section 412 of the IRC would be deemed at any relevant time to be a single employer or otherwise aggregated with any Loan Party or any Subsidiary of a Loan Party under IRC Section 414 of the IRC or Section 4001 of ERISA.

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the failure by any Loan Party or any ERISA Affiliate to meet all applicable requirements under the Pension Funding Rules or the filing of an application for the waiver of the minimum funding standards under the Pension Funding Rules; (c) a withdrawal by any Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 or 4064 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations with respect to a Pension Plan that is treated as a termination under Section 4062(e) of ERISA; (d) a complete or partial withdrawal by any Loan Party or any ERISA Affiliate from a Multiemployer Plan, the insolvency under Title IV of ERISA of any Multiemployer Plan or the receipt of written notification by any Loan Party or any ERISA Affiliate concerning the imposition of Withdrawal Liability or the receipt of written notification that a Multiemployer Plan is insolvent (within the meaning of Title IV of ERISA); (e) the filing of a notice of intent to terminate a Pension Plan, if such termination would require additional contributions in order to be considered a standard termination within the meaning of Section 4041(b) of ERISA, the filing under Section 4041(c) of ERISA of a notice of intent to terminate a Pension Plan, the termination of any Pension Plan under Section 4041(c) of ERISA, or the treatment of a Pension Plan amendment as a termination under Sections 4041 or 4041A of ERISA; (f) the institution by the PBGC of proceedings to terminate a Pension Plan; (g) any event or condition that constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (h) the determination that any Pension Plan is in at-risk status (within the meaning of Section 430 of the IRC or Section 303 of ERISA) or that a Multiemployer Plan is in endangered or critical status (within the meaning of Section 432 of the IRC or Section 305 of ERISA); (i) the imposition or incurrence of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party or any ERISA Affiliate; (j) the engagement by any Loan Party or any ERISA Affiliate in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; (k) the failure to make a required contribution to any

Pension Plan that would result in the imposition of a lien or other encumbrance or the provision of security under Section 430 of the IRC or under Section 303 or 4068 of ERISA with respect to any Pension Plan, or the arising of such a lien or encumbrance or the provision of security under Section 430 of the IRC or Section 303 or 4068 of ERISA, or the arising of such a lien or encumbrance; or (l) the making of an amendment to a Pension Plan that could result in the posting of bond or security under Section 436(f)(1) of the IRC.

“Erroneous Payment” has the meaning assigned to it in Section 15.19(a).

“Erroneous Payment Deficiency Assignment” has the meaning assigned to it in Section 15.19(d).

“Erroneous Payment Impacted Class” has the meaning assigned to it in Section 15.19(d). “Erroneous Payment Return Deficiency” has the meaning assigned to it in Section

15.19(d).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” has the meaning specified therefor in Article VIII.

“Exchange Act” means the Securities Exchange Act of 1934, as in effect from time to time.

“Excluded Accounts” means (i) Deposit Accounts specially and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for any Loan Parties’ employees, (ii) Deposit Accounts and Securities Accounts which hold average daily balances not exceeding $500,000 in the aggregate for all such accounts, (iii) segregated Deposit Accounts maintained by any Permitted Servicing Joint Venture, including Deposit Accounts for receipt of collections and payment of operating expenses, so long as Loan Parties and their Subsidiaries are in compliance with Section 5.19, (iv) zero balance Deposit Accounts, and (v) segregated Deposit Accounts or Securities Accounts holding cash or Cash Equivalents described in clause (i) of the definition of Permitted Liens (and subject to the cap set forth therein); provided that the accounts described in clauses (i) through (v) above shall be used solely for the purposes described in such clauses.

“Excluded Swap Obligation” means, with respect to a Loan Party, each Swap Obligation as to which, and only to the extent that, such Loan Party’s guaranty of or grant of a Lien as security for such Swap Obligation is or becomes illegal under the Commodity Exchange Act because such Loan Party does not constitute an “eligible contract participant” as defined in the act (determined after giving effect to any keepwell, support or other agreement for the benefit of such Loan Party and all guarantees of Swap Obligations by other Loan Parties) when such guaranty or grant of Lien becomes effective with respect to the Swap Obligation. If a Hedge Agreement governs more than one Swap Obligation, only the Swap Obligation(s) or portions thereof described in the foregoing sentence shall be Excluded Swap Obligation(s) for the applicable Loan Party.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes; (b) Taxes attributable to such Recipient’s failure to comply with the requirements of Section 16.02, (c) any United States federal withholding Taxes that would be imposed on amounts payable to or for the account of a Lender pursuant to a law in effect at the time such Lender becomes a party hereto (or designates a new lending office), except to the extent that, pursuant to Section 16.01, amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto (or to such Lender immediately before it changed its lending office), and (d) any withholding Taxes imposed under FATCA.

“Existing Credit Facility” means that certain Credit, Security and Guaranty Agreement, dated as of March 27, 2023 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time), by and among the Holdings, the Borrowers, the financial institutions or other entities from time to time parties thereto, each as a Lender, and MidCap Funding IV Trust, as agent.

“Extraordinary Advances” has the meaning specified therefor in Section 2.03(c)(iii). “Extraordinary Receipts” means (a) so long as no Event of Default has occurred and is continuing, proceeds of judgments, proceeds of settlements, or other consideration of any kind received in connection with any cause of action or claim, and (b) if an Event of Default has occurred and is continuing, any payments received by any Loan Party or any of its Subsidiaries not in the ordinary course of business (and not consisting of proceeds described in Section 2.04(e)(ii)) consisting of (i) proceeds of judgments, proceeds of settlements, or other consideration of any kind received in connection with any cause of action or claim, (ii) indemnity payments (other than to the extent such indemnity payments are immediately payable to a Person that is not an Affiliate of any Loan Party or any of its Subsidiaries, and (iii) any purchase price adjustment received in connection with any purchase agreement.

“FATCA” means Sections 1471 through 1474 of the IRC, as of the Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and (a) any current or future regulations or official interpretations thereof (b) any agreements entered into pursuant to Section 1471(b)(1) of the IRC, and (c) any intergovernmental agreement entered into by the United States (or any fiscal or regulatory legislation, rules, or practices adopted pursuant to any such intergovernmental agreement entered into) in connection therewith.

“Fee Letter” means that certain fee letter, dated as of even date with this Agreement, among Borrowers and Agent, in form and substance reasonably satisfactory to Agent.

“Field Examination Trigger” means if at any time (a) Availability is less than $5,000,000 and (b) Liquidity is less than $10,000,000.

“Floor” means a rate of interest equal to 2.00%.

“Flow of Funds Agreement” means a flow of funds agreement, dated as of even date herewith, in form and substance reasonably satisfactory to Agent, executed and delivered by Administrative Borrower and Agent.

“Foreign Plan” means any plan, fund (including, without limitation, any superannuation fund) or other similar program established, contributed to (regardless of whether through direct contributions or through employee withholding) or maintained outside of the United States by any Loan Party or any Subsidiary of a Loan Party primarily for the benefit of employees of such Loan Party or such Subsidiary residing outside of the United States, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the IRC.

“Foreign Subsidiary Holding Company” means any Subsidiary all of the assets of which (other than a de minimis amount) are Equity Interests (or Equity Interests and debt interests) in one or more CFCs.

“Full Control Account” means a Deposit Account that is subject to a Deposit Account Control Agreement which, upon execution, requires the daily forwarding of funds to Agent’s Account.

“Funding Date” means the date on which a Borrowing occurs.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

“Golden Gate Bridge Project” means Job 208 – Golden Gate Bridge Physical Suicide Deterrent System – Contract No. 2016-B-01, dated as of January 6, 2017, by and between Shimmick / Danny’s Joint Venture and Golden Gate Bridge, Highway and Transportation District.

“Governing Documents” means, with respect to any Person, the certificate or articles of incorporation, by-laws, or other organizational documents of such Person.

“Governmental Authority” means the government of any nation or any political subdivision thereof, whether at the national, state, territorial, provincial, municipal or any other level, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of, or pertaining to, government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantor” means (a) Holdings, (b) each Subsidiary of Holdings, and (c) each other Person that becomes a guarantor after the Closing Date pursuant to Section 5.11. Notwithstanding the foregoing, the term “Guarantor” shall not include the AECOM Guarantor.

“Guaranty and Security Agreement” means the guaranty and security agreement, dated as of even date with this Agreement, in form and substance reasonably satisfactory to Agent, executed and delivered by Borrowers and each of the Guarantors to Agent.

“Hazardous Materials” means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable Environmental Laws as “hazardous substances,” “hazardous materials,” “hazardous wastes,” “toxic substances,” or other terms intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or “EP toxicity”, (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

“Hedge Agreement” means a “swap agreement” as that term is defined in Section 101(53B)(A) of the Bankruptcy Code.

“Holdings” has the meaning specified therefor in the preamble. “Illegality Notice” has the meaning specified in Section 2.06(h).

“Indebtedness” as to any Person means (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, or other financial products, (c) all obligations of such Person as a lessee under Capital Leases, (d) all obligations or liabilities of others secured by a Lien on any asset of such Person, irrespective of whether such obligation or liability is assumed, (e) all obligations of such Person to pay the deferred purchase price of assets (other than trade payables incurred in the ordinary course of business and repayable in accordance with customary trade practices and not more than ninety (90) days past due) and any earn-out required to be paid in cash or similar obligation, (f) all monetary obligations of such Person owing under Hedge Agreements (which amount shall be calculated based on the amount that would be payable by such Person if the Hedge Agreement were terminated on the date of determination), (g) any Disqualified Equity Interests of such Person,

(h) all Off-Balance Sheet Liabilities of such Person and (i) any obligation of such Person guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co- made, discounted, or sold with recourse) any obligation of any other Person that constitutes Indebtedness under any of clauses (a) through (h) above. For purposes of this definition, (i) the amount of any Indebtedness represented by a guaranty or other similar instrument shall be the lesser of the principal amount of the obligations guaranteed and still outstanding and the maximum amount for which the guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Indebtedness, and (ii) the amount of any Indebtedness which is limited or is non- recourse to a Person or for which recourse is limited to an identified asset shall be valued at the lesser of (A) if applicable, the limited amount of such obligations, and (B) if applicable, the fair market value of such assets securing such obligation.

“Indemnified Liabilities” has the meaning specified therefor in Section 10.03. “Indemnified Person” has the meaning specified therefor in Section 10.03.

“Indemnified Taxes” means, (a) any Taxes other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Borrower under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

“Intellectual Property” has the meaning specified therefor in the Guaranty and Security Agreement.

“Intercompany Subordination Agreement” means an intercompany subordination agreement, dated as of even date with this Agreement, executed and delivered by each Loan Party, each of its Subsidiaries and Agent, the form and substance of which is reasonably satisfactory to Agent.

“Interest Expense” means, for any period, the aggregate of the interest expense of each Loan Party and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Inventory” means inventory (as that term is defined in the Code).

“Investment” means, with respect to any Person, any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances, capital contributions (excluding (a) commission, travel, and similar advances to officers and employees of such Person made in the ordinary course of business, and (b) bona fide accounts receivable arising in the ordinary course of business), or acquisitions of Indebtedness, Equity Interests, or all or substantially all of the assets of such other Person (or of any division or business line of such other Person), and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustment for increases or decreases in value, or write-ups, write-downs, or write-offs with respect to such Investment.

“IRC” means the Internal Revenue Code of 1986, as amended from time to time. “IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the International Standby Practices 1998 (International Chamber of Commerce Publication No. 590) and any subsequent revision thereof adopted by the International Chamber of Commerce on the date such Letter of Credit is issued.

“Issuer Document” means, with respect to any Letter of Credit, a letter of credit application, a letter of credit agreement, or any other document, agreement or instrument entered into (or to be entered into) by a Borrower in favor of Issuing Bank and relating to such Letter of Credit.

“Issuing Bank” means Agent, any Lender, Wells Fargo Bank, National Association (or any affiliate or division thereof) or any other bank or financial institution selected by Agent in Agent’s sole discretion, with, so long as no Default or Event of Default has occurred and is continuing, the consent of the Borrower (such consent not to be unreasonably withheld, conditioned or delayed), that agrees to act as an Issuing Bank, in each case, for the purpose of issuing Letters of Credit pursuant to Section 2.11.

“Legacy Project Contract” means each Project Contract relating to a Legacy Project. “Legacy Project(s)” means (a) each Project listed on Schedule 3.17(b) to the AECOM Loan

Agreement, including the Chick Lock Project and Golden Gate Bridge Project, (b) each Project for which Liberty or Chubb Group of Insurance Companies is the lead surety provider and (c) each Project for which AECOM is an indemnitor on the surety bonds.

“Lender” means the Persons described in the preamble as “Lenders”, the Issuing Bank and any other Person made a party hereto pursuant to the provisions of Section 13.01 and “Lenders” means each of the Lenders or any one or more of them.

“Lender Group” means each of the Lenders, Issuing Bank and Agent, or any one or more of them.

“Lender Group Expenses” means all (a) costs or expenses (including Taxes and insurance premiums) required to be paid by any Loan Party or its Subsidiaries under any of the Loan Documents that are paid, advanced, or incurred by the Lender Group, (b) reasonable documented out-of-pocket fees or charges paid or incurred by Agent in connection with the Lender Group’s transactions with any Loan Party or its Subsidiaries under any of the Loan Documents, including, without limitation, the reasonable fees and out-of-pocket expenses of Agent’s outside counsel and out-of-pocket costs incurred in connection with travel and due diligence, photocopying, notarization, couriers and messengers, telecommunication, public record searches, filing fees, recording fees, publication, real estate surveys, real estate title policies and endorsements, and environmental audits, (c) Agent’s customary fees and charges imposed or incurred in connection with any background checks or OFAC/politically exposed person searches related to any Loan Party or its Subsidiaries, (d) Agent’s customary fees and charges (as adjusted from time to time) with respect to the disbursement of funds (or the receipt of funds) to or for the account of Borrowers (whether by wire transfer or otherwise), together with any out-of-pocket costs and expenses incurred in connection therewith, (e) customary charges imposed or incurred by Agent resulting from the dishonor of checks payable by or to any Loan Party, (f) reasonable documented out-of-pocket costs and expenses paid or incurred by the Lender Group to correct any default or enforce any provision of the Loan Documents, or during the continuance of an Event of Default, in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (g) fees and expenses of the Agent and fees and expenses related to any field examination, appraisal, or valuation to the extent such fees and expenses are required to be paid by Borrowers pursuant to the express terms of this Agreement, (h) Agent’s, Issuing Bank’s and Lenders’ reasonable costs and expenses (including reasonable documented attorneys’ fees and expenses) relative to third party subpoenas, claims or any other lawsuit or adverse proceeding paid or incurred, whether in enforcing or defending the Loan Documents or otherwise in connection with the transactions contemplated by the Loan Documents, Agent’s Liens in and to the Collateral, or the Lender Group’s relationship with any Loan Party or any of its Subsidiaries, (i) Agent’s reasonable documented costs and expenses (including reasonable documented attorneys’ fees and due diligence expenses) incurred in advising, structuring, drafting, reviewing, administering (including travel, meals, and lodging), syndicating (including reasonable costs and expenses relative to the rating of any Loan, CUSIP, DXSyndicate™, SyndTrak or other communication costs incurred in connection with a syndication of the loan facilities), or amending, waiving, or modifying the Loan Documents, and (j) Agent’s and each Lender’s reasonable documented costs and expenses (including reasonable documented attorneys, accountants, consultants, and other advisors fees and expenses) incurred in terminating, enforcing (including attorneys, accountants, consultants, and other advisors fees and expenses incurred in connection with a “workout,” a “restructuring,” or an Insolvency Proceeding concerning any Loan Party or any of its Subsidiaries or in exercising rights or remedies under the Loan Documents), or defending the Loan Documents, irrespective of whether a lawsuit or other adverse proceeding is brought, or in taking any enforcement action or any Remedial Action with respect to the Collateral; provided, with respect to all counsel costs and expenses described herein other than under clause (j) above, such counsel to be limited to one (1) general transaction counsel, one (1) local New York counsel and one (1) local counsel in each relevant jurisdiction.

“Lender-Related Person” means, with respect to any Lender, such Lender, together with such Lender’s Affiliates, officers, directors, employees, attorneys, and agents.

“Letter of Credit” means a letter of credit (as that term is defined in the Code) issued by Issuing Bank. For the avoidance of doubt, all Letters of Credit shall be standby letters of credit.

“Letter of Credit Disbursement” means a payment made by Issuing Bank pursuant to a Letter of Credit.

“Letter of Credit Exposure” means, as of any date of determination with respect to any Lender, such Lender’s Pro Rata Share of the Letter of Credit Usage on such date.

“Letter of Credit Fee” has the meaning specified therefor in Section 2.06(b).

“Letter of Credit Indemnified Costs” has the meaning specified therefor in Section 2.11(f). “Letter of Credit Related Person” has the meaning specified therefor in Section 2.11(f). “Letter of Credit Usage” means, as of any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, easement, lien (statutory or other), security interest, or other security arrangement and any other preference, priority, or preferential arrangement of any kind or nature whatsoever, including any conditional sale contract or other title retention agreement, the interest of a lessor under a Capital Lease and any synthetic or other financing lease having substantially the same economic effect as any of the foregoing.

“Liquidated Damages” has the meaning specified therefor in Section 2.10(e)

“Liquidity” means the sum, without duplication, of Qualified Cash net of any checks written, plus Availability, plus Revolving Loan Availability (under and as defined in the AECOM Loan Agreement).

“Liquidity Report” has the meaning specified therefor in Section 5.01(b)(vi).

“Loan” means any Revolving Loan, Swingline Advance or Extraordinary Advance made (or to be made) hereunder.

“Loan Account” has the meaning specified therefor in Section 2.09.

“Loan Documents” means this Agreement, the Control Agreements, any Borrowing Base Certificate, each Compliance Certificate, the Fee Letter, the AECOM Letter of Credit, the AECOM Guaranty, the AECOM Subordination Agreement, the Guaranty and Security Agreement, the Intercompany Subordination Agreement, any Issuer Documents, the Letters of Credit, any note or notes executed by Borrowers in connection with this Agreement and payable to any member of the Lender Group, and any other instrument or agreement entered into, now or in the future, by any Loan Party or any of its Subsidiaries and any member of the Lender Group in connection with this Agreement.

“Loan Market Association” means the Loan Market Association, a private limited company incorporated in England and Wales with company number 03284544 and a trade body for the European syndicated loan market.

“Loan Party” means any Borrower or any Guarantor.

“Margin Stock” as defined in Regulation U of the Board of Governors as in effect from time to time.

“Material Adverse Effect” means any change, occurrence, event, circumstance or development that has had (a) a material adverse effect in the business, operations, results of operations, assets, liabilities or financial condition of Holdings and its Subsidiaries, taken as a whole, (b) a material adverse effect upon Holdings’ and its Subsidiaries’ ability to perform their obligations under the Loan Documents to which they are parties or upon the Lender Group’s ability to enforce the Obligations or realize upon the Collateral (other than as a result of an action taken or not taken that is solely in the control of Agent), or (c) a material adverse effect on the enforceability or priority of Agent’s Liens with respect to all or a material portion of the Collateral.

“Material Contract” means, (i) each Material Project Document, (ii) each Non-Project Contract (as defined in the AECOM Loan Agreement) and (iii) each contract or instrument to which any Borrower or any of its Subsidiaries is a party, the termination or suspension of which, or the failure of any party thereto to perform its obligations thereunder, could reasonably be expected to cause a Material Adverse Effect.

“Material Indebtedness” means Indebtedness of a Loan Party or any of its Subsidiaries involving an aggregate amount of $1,000,000 or more.

“Material Project Documents” means, (a) each Legacy Project Contract, (b) each Project Contract relating to a Bonded Project and (c) each Project Contract relating to a Non-Bonded Project (x) which has an aggregate value in excess of $15,000,000 or (y) the termination of which could reasonably be expected to have a Material Adverse Effect.

“Maturity Date” means the earlier of (i) March 12, 2028; or (ii) 90 days prior to the maturity date of the AECOM Loan Agreement.

“Maximum Revolver Amount” means $15,000,000, decreased by (i) the amount of reductions in the Revolver Commitments made in accordance with Section 2.04(c) and (ii) the amount of any Reserves.

“Minimum Balance” means, at any time, $3,000,000.

“Minimum Balance Fee” has the meaning specified therefor in Section 2.10(c). “Moody’s” has the meaning specified therefor in the definition of Cash Equivalents. “Multiemployer Plan” means any multiemployer plan as described in Section 4001(a)(3)

of ERISA, to which any Loan Party, any Subsidiary of a Loan Party or any ERISA Affiliate makes or is obligated to make contributions, and each such plan for the five-year period immediately following the latest date on which any Loan Party, any Subsidiary of a Loan Party or any ERISA Affiliate has made or been obligated to make contributions, or has any liability.

“Net Cash Proceeds” means:

(a)
with respect to any sale or disposition by any Loan Party or any of its Subsidiaries of assets, the amount of cash proceeds received (directly or indirectly) from time to time (whether as initial consideration or through the payment of deferred consideration) by or on behalf of such Loan Party or its Subsidiaries, in connection therewith after deducting therefrom only (i) the amount of any Indebtedness secured by any Permitted Lien on any asset (other than

(A) Indebtedness owing to Agent or any Lender hereunder or the other Loan Documents and (B) Indebtedness assumed by the purchaser of such asset) which is required to be, and is, repaid in connection with such sale or disposition, (ii) reasonable fees, commissions, and expenses related thereto and required to be paid by such Loan Party or such Subsidiary in connection with such sale or disposition, (iii) Taxes paid or payable to any taxing authorities by such Loan Party or such Subsidiary in connection with such sale or disposition, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid or payable to a Person that is not an Affiliate of such Loan Party or any of its Subsidiaries, and are properly attributable to such transaction; and (iv) all amounts that are set aside as a reserve (A) for adjustments in respect of the purchase price of such assets, (B) for any liabilities associated with such sale or casualty, to the extent such reserve is required by GAAP, and (C) for the payment of unassumed liabilities relating to the assets sold or otherwise disposed of at the time of, or within thirty (30) days after, the date of such sale or other disposition, to the extent that in each case the funds described above in this clause (iv) are (x) deposited into escrow with a third party escrow agent or set aside in a separate Deposit Account that is subject to a Control Agreement in favor of Agent (except as otherwise agreed by Agent in its sole discretion) and (y) paid to Agent as a prepayment of the applicable Obligations in accordance with Section 2.04(e) at such time when such amounts are no longer required to be set aside as such a reserve, and (v) with respect to the sale or disposition by any Loan Party of a Permitted Servicing Joint Venture, any amounts required to be paid to any Person who is a joint venture partner with such Loan Party (other than the Borrowers and the other Loan Parties); and

(b)
with respect to the issuance or incurrence of any Indebtedness by any Loan Party or any of its Subsidiaries, or the issuance by any Loan Party or any of its Subsidiaries of any Equity Interests, the aggregate amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment or disposition of deferred consideration) by or on behalf of such Loan Party or such Subsidiary in connection with such issuance or incurrence, after deducting therefrom only (i) reasonable fees, commissions, and expenses related thereto and required to be paid by such Loan Party or such Subsidiary in connection with such issuance or incurrence, and (ii) Taxes paid or payable to any taxing authorities by such Loan Party or such Subsidiary in connection with such issuance or incurrence, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid or payable to a Person that is not an Affiliate of such Loan Party or any of its Subsidiaries, and are properly attributable to such transaction.

“Non-Bonded Project” has the meaning set forth in the AECOM Loan Agreement. “Non-Consenting Lender” has the meaning specified therefor in Section 14.02(a). “Non-Defaulting Lender” means each Lender other than a Defaulting Lender. “Note” means a Revolver Note.

“Obligations” means all loans (including the Revolving Loans (inclusive of Swingline Advances and Extraordinary Advances)), debts, principal, interest (including any interest that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), reimbursement or indemnification obligations with respect to Letters of Credit (irrespective of whether contingent), premiums (including, without limitation, Liquidated Damages), liabilities (including all amounts charged to the Loan Account pursuant to this Agreement), obligations (including indemnification obligations), fees (including the fees provided for in the Fee Letter), Lender Group Expenses (including any fees or expenses that accrue after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), guaranties, and all covenants and duties of any other kind and description owing by any Loan Party arising out of, under, pursuant to, in connection with, or evidenced by this Agreement or any of the other Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all other expenses or other amounts that any Borrower is required to pay or reimburse by the Loan Documents or by law or otherwise in connection with the Loan Documents. Without limiting the generality of the foregoing, the Obligations of Borrowers under the Loan Documents include the obligation to pay

(i) the principal of the Loans, (ii) interest and Liquidated Damages accrued on the Loans, (iii) the amount necessary to reimburse Issuing Bank (and demanded by Issuing Bank) for amounts paid or payable pursuant to Letters of Credit, (iv) Letter of Credit commissions, fees (including fronting fees) and charges demanded by Agent in accordance with Section 2.11(k) hereof, (v) Lender Group Expenses, (vi) fees payable hereunder or any of the other Loan Documents, and (vii) indemnities and other amounts payable by any Loan Party under any Loan Document. Any reference in this Agreement or in the Loan Documents to the Obligations shall include all or any portion thereof and any extensions, modifications, renewals, or alterations thereof, both prior and subsequent to any Insolvency Proceeding. Notwithstanding the foregoing, Obligations of a Borrower shall not include its Excluded Swap Obligations.

“Off-Balance Sheet Liability” of a Person means (a) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (b) any indebtedness, liability or obligation under any so-called “synthetic lease” transaction entered into by such Person or other financing product of such Person where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP, or (c) any indebtedness, liability or obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheet of such Person (other than operating leases), whether contingent or otherwise.

“OFAC” means The Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Originating Lender” has the meaning specified therefor in Section 13.01(e).

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan, Commitment or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment by a Lender of its rights in respect of the Obligations after the date hereof (other than an assignment made pursuant to Section 14.02).

“Overadvance” means, as of any date of determination, that the Revolver Usage is greater than any of the limitations set forth in Section 2.01 or Section 2.11.

“Participant” has the meaning specified therefor in Section 13.01(e). “Participant Register” has the meaning set forth in Section 13.01(j). “Patriot Act” has the meaning specified therefor in Section 4.13. “Payment Notice” has the meaning assigned to it in Section 15.19(b).

“Payment Recipient” has the meaning assigned to it in Section 15.19(a).

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto. “Perfection Certificate” means a certificate in the form of Exhibit P-1.

“Pension Funding Rules” means the rules of the IRC and ERISA regarding minimum funding standards and minimum required contributions (including any installment payment thereof) to Pension Plans and Multiemployer Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the IRC and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Sections 412, 430, 431, 432 and 436 of the IRC and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA (other than a Multiemployer Plan) maintained or contributed to by any Loan Party or any ERISA Affiliate or to which any Loan Party or any ERISA Affiliate has any liability that, in each case, is subject to the provisions of Title IV or Section 302 of ERISA or Section 412 of the IRC.

“Permitted Discretion” means a determination made in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

“Permitted Dispositions” means:

(a)
(i) sales, abandonment, or other dispositions of Equipment and other assets that are substantially worn, damaged, or obsolete or no longer used or useful in the ordinary course of business, (ii) terminations of leases, subleases, licenses or sub-licenses of Real Property not useful in the conduct of the business of Holdings and its Subsidiaries, (iii) expirations of any option agreement, and (iv) any surrender or waiver of contractual rights or the settlement, release or surrender of contractual rights or litigation claims in the ordinary course of business,
(b)
sales of Inventory to buyers in the ordinary course of business,
(c)
the use or transfer of money or Cash Equivalents in a manner that is not prohibited by the terms hereof or the other Loan Documents,
(d)
the licensing, on a non-exclusive basis, of Intellectual Property,
(e)
the granting of Permitted Liens,
(f)
the sale or discount, in each case without recourse, of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof,
(g)
any involuntary loss, damage or destruction of property,
(h)
any involuntary condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, or confiscation or requisition of use of property,
(i)
the leasing or subleasing of assets of a Loan Party or its Subsidiaries in the ordinary course of business,
(j)
the sale or issuance of Equity Interests (other than Disqualified Equity Interests) of Holdings so long as no Change of Control results therefrom,
(k)
(i) the lapse of immaterial registered patents, trademarks, copyrights and other Intellectual Property of a Loan Party and its Subsidiaries or (ii) the abandonment or discontinuance of immaterial patents, trademarks, copyrights, or other immaterial Intellectual Property,
(l)
dispositions of assets consented to by the Required Lenders in writing prior to such dispositions,
(m)
the making of Permitted Investments (other than pursuant to clause (g) of the definition of “Permitted Investments”), and
(n)
so long as no Event of Default has occurred and is continuing or would result therefrom, transfers of assets on an arm's length basis (i) from a Borrower or a Loan Party to a Borrower, (ii) from Holdings or any of its Subsidiaries (other than Administrative Borrower) to a Loan Party (other than Holdings), and (iii) from any Subsidiary of Holdings that is not a Loan Party to any other Subsidiary of a Loan Party that is not a Loan Party, sales or dispositions of fixed assets not otherwise permitted in clauses (a) through (n) above so long as (i) no Default or Event of Default then exists or would arise therefrom, (ii) such sales or dispositions are made at fair market value, (iii) if such sales or dispositions are to an Affiliate of any Loan Party or its Subsidiaries, they are (A) on terms that are no less favorable, taken as a whole, to such Loan Party or its Subsidiaries, as applicable, than would be obtained in an arm's length transaction with a non-Affiliate, and (B) not prohibited by Section 6.10, (iv) at least 75% of the consideration therefor is cash or Cash Equivalents and (v) the aggregate fair market value of all assets disposed of (including the proposed disposition) would not exceed $1,000,000 per year (or such greater amount as agreed to by Agent in writing in its sole discretion).

“Permitted Distributions” means the following Distributions:

(a)
dividends or distributions by any Subsidiary or Joint Venture of any Borrower to such parent Borrower;
(b)
Distributions to Holdings to pay the costs and expenses of its Board of Directors (or other similar governing body), including observer’s fees and expenses, provided that any directors’ fees shall only be paid to independent directors in an amount not to exceed $250,000 for any individual director in any fiscal year;
(c)
so long as a Borrower files a consolidated federal income tax return (or any combined, consolidated, unitary or other state or local tax return) with Holdings, such Borrower may make distributions to Holdings to permit Holdings to pay the consolidated, combined, unitary or other federal, state and local income, profits, franchise and capital Taxes then due and owing by Holdings in respect of such Borrower, so long as the amount of such Taxes shall not be greater, nor the receipt by such Borrower of Tax benefits less, than they would have been had such Borrower not filed consolidated income tax returns with Holdings;

(d)
cash dividends in the ordinary course of business to Holdings to the extent necessary to permit Holdings (A) to pay general administrative costs and expenses (including corporate overhead, legal or similar expenses) and franchise fees and taxes and similar fees, taxes and expenses required to maintain the organizational existence of Holdings or otherwise comply with obligations required by virtue of Holdings being a publicly traded company, in each case, which are reasonable and customary and incurred in the ordinary course of business, plus any reasonable and customary indemnification claims made by directors, officers, members of management or employees of Holdings, in each case, to the extent attributable to the ownership or operations of Holdings or any of its Subsidiaries and (B) to pay audit and other accounting and reporting expenses at Holdings to the extent relating to the ownership or operations of its Subsidiaries; and
(e)
repurchases of stock of former employees, directors or consultants pursuant to stock purchase agreements made pursuant to the terms of employee stock plans so long as an Event of Default does not exist at the time of such repurchase and would not exist after giving effect to such repurchase; provided, however, that such repurchase does not exceed $250,000 in the aggregate per fiscal year.

“Permitted Holder” means Mitchell Goldsteen, or any entity wholly owned and controlled by him, or trusts primarily for the benefit of him or his descendants.

“Permitted Indebtedness” means:

(a)
Indebtedness evidenced by this Agreement or the other Loan Documents,
(b)
Indebtedness set forth on Schedule 4.14 and any Refinancing Indebtedness in respect of such Indebtedness,
(c)
obligations for Taxes, assessments, municipal or other governmental charges which are either (i) not due and payable or (ii) being contested in good faith and for which the Loan Parties and their Subsidiaries maintain adequate reserves on their books;
(d)
Permitted Purchase Money Indebtedness and any Refinancing Indebtedness in respect of such Indebtedness,
(e)
endorsement of instruments or other payment items for deposit,
(f)
Indebtedness consisting of (i) unsecured guarantees incurred in the ordinary course of business with respect to surety and appeal bonds, performance bonds, bid bonds, appeal bonds, completion guarantee and similar obligations; (ii) unsecured guarantees arising with respect to customary indemnification obligations to purchasers in connection with Permitted Dispositions; and (iii) unsecured guarantees with respect to Indebtedness of any Loan Party or one of its Subsidiaries, to the extent that the Person that is obligated under such guaranty could have incurred such underlying Indebtedness; provided, that, in the case of any Subordinated Indebtedness, such Guarantee shall be subordinated to the Guarantied Obligations (as defined in the Guaranty and

Security Agreement) on terms at least as favorable to the Lenders as those contained in the applicable Subordination Provisions relating to such Subordinated Indebtedness,

(g)
Indebtedness incurred in the ordinary course of business under performance, surety, statutory, or appeal bonds,
(h)
Indebtedness owed to any Person providing property, casualty, liability, or other insurance to any Loan Party or any of its Subsidiaries, so long as the amount of such Indebtedness is not in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the year in which such Indebtedness is incurred and such Indebtedness is outstanding only during such year,
(i)
Reserved,
(j)
Reserved,
(k)
unsecured Indebtedness of Holdings owing to former employees, officers, or directors (or any spouses, ex-spouses, or estates of any of the foregoing) incurred in connection with the repurchase by Holdings of the Equity Interests of Holdings that have been issued to such Persons, so long as (i) no Default or Event of Default has occurred and is continuing or would result from the incurrence of such Indebtedness, and (ii) such Indebtedness is subordinated to the Obligations on terms and conditions reasonably acceptable to Agent,
(l)
to the extent constituting Indebtedness, Permitted Investments (other than pursuant to clause (g) of the definition of "Permitted Investments"),
(m)
unsecured Indebtedness incurred in respect of netting services, overdraft protection, and other like services, in each case, incurred in the ordinary course of business,
(n)
accrual of interest, accretion or amortization of original issue discount, or the payment of interest in kind, in each case, on Indebtedness that otherwise constitutes Permitted Indebtedness,

$60,000,000,

(o)

(p)
Indebtedness in respect of the Ansley Park Facility in an aggregate amount not to exceed $15,000,000,

(q)
Indebtedness in respect of the BHSI Surety Documents,
(r)
trade accounts payable arising and paid in the ordinary course of business,
(s)
to the extent constituting Indebtedness, Permitted Intercompany Advances,
(t)
debt arising out of judgements, attachments or awards (to the extent not covered or paid by insurance as to which the relevant insurance company has acknowledged coverage) in an amount not otherwise resulting in an Event of Default,
(u)
debt in respect of workers’ compensation claims, self-insurance obligations and bankers acceptances issued for the account of any Loan Party in the ordinary course of business, and
(v)
any other unsecured Indebtedness incurred by a Loan Party or any of its Subsidiaries in an aggregate outstanding principal amount not to exceed $1,000,000 at any one time.

“Permitted Intercompany Advances” means loans and other Investments made by (a) a Loan Party to another Loan Party, (b) a Subsidiary of a Loan Party that is not a Loan Party to another Subsidiary of a Loan Party that is not a Loan Party, and (c) a Subsidiary of a Loan Party that is not a Loan Party to a Loan Party, so long as the parties thereto are party to the Intercompany Subordination Agreement.

“Permitted Investments” means:

(a)
Investments in cash and Cash Equivalents,
(b)
Investments in negotiable instruments deposited or to be deposited for collection in the ordinary course of business,
(c)
advances made in connection with purchases of goods or services in the ordinary course of business,
(d)
Investments received in settlement of amounts due to any Loan Party or any of its Subsidiaries effected in the ordinary course of business or owing to any Loan Party or any of its Subsidiaries as a result of Insolvency Proceedings involving an account debtor or upon the foreclosure or enforcement of any Lien in favor of a Loan Party or its Subsidiaries,
(e)
Investments owned by any Loan Party or any of its Subsidiaries on the Closing Date and set forth on Schedule P-1,
(f)
guarantees permitted under the definition of Permitted Indebtedness,
(g)
Permitted Intercompany Advances and, to the extent constituting Investments, Permitted Liens, Permitted Indebtedness (other than pursuant to clause (l) of the definition of “Permitted Indebtedness”), fundamental changes permitted under Section 6.03, and Permitted Dispositions (other than pursuant to clause (m) of the definition of “Permitted Dispositions”),
(h)
Equity Interests or other securities acquired in connection with the satisfaction or enforcement of Indebtedness or claims due or owing to a Loan Party or its Subsidiaries (in bankruptcy of customers or suppliers or otherwise outside the ordinary course of business) or as security for any such Indebtedness or claims,
(i)
deposits of cash made in the ordinary course of business to secure performance of operating leases,
(j)
(i) loans and advances to employees, officers, and directors of Holdings or any of its Subsidiaries for the purpose of purchasing Equity Interests in Holdings so long as the proceeds of such loans are used in their entirety to purchase such Equity Interests in Holdings, and

(ii) loans and advances to employees and officers of Holdings or any of its Subsidiaries in the ordinary course of business for any other business purpose and in an aggregate amount not to exceed $250,000 at any one time,

(k)
Investments of cash and Cash Equivalents in Permitted Servicing Joint Ventures solely to the extent that (i) no Event of Default has occurred or would occur as a result of such Investments and (ii) the aggregate net amount of such Investments (after taking into account the amount of any dividends or distributions made in cash to Loan Parties from the Permitted Servicing Joint Ventures) made with respect to all Permitted Servicing Joint Ventures (other than the Permitted Servicing Joint Venture known as Shimmick Construction Company Inc.

/ Danny’s Construction Co. LLC) does not exceed $10,000,000 in any fiscal year,

(l)
equity Investments by any Loan Party in any Subsidiary of such Loan Party which is required by law to maintain a minimum net capital requirement or as may be otherwise required by applicable law,
(m)
Investments consisting of non-cash consideration received in connection with Permitted Dispositions, so long as the non-cash consideration received in connection with any Permitted Disposition does not exceed 25% of the total consideration received in connection with such Permitted Disposition,
(n)
Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business, provided, however, that this subpart (n) shall not apply to Investments of any Loan Party in any Subsidiary;
(o)
Investments consisting of Deposit Accounts or Securities Accounts in which Agent has received a Control Agreement, and
(p)
Other Investments in an amount not exceeding $500,000 in the aggregate. “Permitted Liens” means:
(a)
Liens granted to, or for the benefit of, Agent to secure the Obligations,
(b)
Liens for unpaid Taxes, assessments, or other governmental charges or levies that either (i) are not yet delinquent, or (ii) do not have priority over Agent's Liens and the underlying Taxes, assessments, or charges or levies are the subject of Permitted Protests,
(c)
judgment Liens arising solely as a result of the existence of judgments, orders, or awards that do not constitute an Event of Default under Section 8.03,
(d)
Liens set forth on Schedule P-2; provided, that to qualify as a Permitted Lien, any such Lien described on Schedule P-2 shall only secure the Indebtedness that it secures on the Closing Date and any Refinancing Indebtedness in respect thereof,
(e)
the interests of lessors under operating leases and non-exclusive licensors under license agreements,

(f)
purchase money Liens on fixed assets or the interests of lessors under Capital Leases to the extent that such Liens or interests secure Permitted Purchase Money Indebtedness and so long as (i) such Lien attaches only to the fixed asset purchased or acquired and the proceeds thereof, and (ii) such Lien only secures the Indebtedness that was incurred to acquire the fixed asset purchased or acquired or any Refinancing Indebtedness in respect thereof,
(g)
Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of business and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet delinquent, or (ii) are the subject of Permitted Protests,
(h)
Liens on amounts deposited to secure any Loan Party's or its Subsidiaries' obligations in connection with worker's compensation or other unemployment insurance,
(i)
Liens on cash and Cash Equivalents with a value not to exceed $500,000 in the aggregate at any time, deposited to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), public or statutory obligations, surety, indemnity, performance or other similar bonds or other similar obligations arising in the ordinary course of business and not in connection with the borrowing of money,
(j)
Liens on amounts deposited to secure any Loan Party's or its Subsidiaries' reimbursement obligations with respect to surety or appeal bonds obtained in the ordinary course of business,
(k)
with respect to any Real Property, easements, rights of way, restrictions, minor defects, irregularities of title and zoning restrictions that do not materially interfere with or impair the use or operation thereof,
(l)
non-exclusive licenses of patents, trademarks, copyrights, and other Intellectual Property in the ordinary course of business,
(m)
Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is the subject of permitted Refinancing Indebtedness and so long as the replacement Liens only encumber those assets that secured the original Indebtedness,
(n)
rights of setoff, bankers' liens or similar non-consensual Liens upon deposits of funds in favor of banks or other depository institutions, solely to the extent incurred in connection with the maintenance of such Deposit Accounts in the ordinary course of business,
(o)
Liens granted in the ordinary course of business on the unearned portion of insurance premiums securing the financing of insurance premiums to the extent the financing is permitted under the definition of Permitted Indebtedness,
(p)
Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods,
(q)
Liens granted pursuant to the AECOM Loan Agreement, solely to secure the AECOM Loan Agreement Debt permitted under clause (p) of the definition of “Permitted Indebtedness”; provided that such Liens are subject to the AECOM Subordination Agreement at all times,
(r)
Liens granted pursuant to the Ansley Park Facility, solely to secure the Indebtedness under the Ansley Park Facility permitted under clause (q) of the definition of “Permitted Indebtedness”,
(s)
The BHSI Surety Liens in respect of the Surety Collateral to secure Indebtedness permitted under clause (r) of the definition of “Permitted Indebtedness”,
(t)
Purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases or consignments of personal property entered into in the ordinary course of business, and
(u)
Leases or subleases of real property granted in the ordinary course of business.

“Permitted Protest” means the right of any Loan Party or any of its Subsidiaries to protest any Lien (other than any Lien that secures the Obligations), Taxes (other than payroll taxes or Taxes that are the subject of a United States federal tax lien), or rental payment, provided that (a) a reserve with respect to such obligation is established on such Loan Party’s or its Subsidiaries’ books and records in such amount as is required under GAAP, (b) any such protest is instituted promptly and prosecuted diligently by such Loan Party or its Subsidiary, as applicable, in good faith and (c) while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of Agent’s Liens.

“Permitted Purchase Money Indebtedness” means, as of any date of determination, Indebtedness (other than the Obligations, but including Capitalized Lease Obligations), incurred after the Closing Date and at the time of, or within twenty (20) days after, the acquisition of any fixed assets for the purpose of financing all or any part of the acquisition cost thereof, (i) for all Projects other than the California Fire Project, in an aggregate principal amount outstanding at any one time not in excess of $500,000, or (ii) for the California Fire Project in an aggregate principal amount outstanding at any one time not in excess of (x) $6,000,000 for all Capital Leases entered into in connection therewith or (y) $30,000,000 for operating leases entered into in connection therewith.

“Permitted Servicing Joint Venture” means a joint venture, limited liability company or other business entity between a Loan Party and one or more third parties whether created through a contractual arrangement or ownership of Equity Interests (each, a “Joint Venture”) that is set forth on Schedule 6.9 (b) as a Joint Venture or which otherwise meets all of the following criteria:

(a) the formation and governing documents for the Joint Venture provide that the liability of the Loan Party that is a party thereto (as among all of the parties to the Joint Venture) is expressly limited to no more than such Loan Party's pro rata portion of the scope of services and/or other liabilities arising from the Joint Venture, (b) the terms of which formation and governing documents provide for indemnification of such Loan Party against any damages (other than special, indirect or consequential) caused by any other member of the Joint Venture, (c) the scope of the services to be provided by the Joint Venture shall be consistent with the scope of services currently provided by the Loan Parties in the Ordinary Course of Business (taking into account any services that may be currently subcontracted by the Loan Parties in the ordinary course of business), (d) the Joint Venture shall be formed solely for the purpose of bidding upon and entering into one or more contracts with one or more customers and (e) such Loan Party, the Joint Venture or the customer or customers of the Joint Venture shall obtain customary liability and commercial insurance, in amounts and from a reputable insurer as may be necessary for prudent execution of the work by the Joint Venture. For the avoidance of doubt, with respect to any unincorporated Joint Venture, the term “formation and governing documents” as used in this definition shall include the applicable contractual arrangement(s) between a Loan Party and one or more third parties pursuant to which such Joint Venture is operated.

“Person” means natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

“Platform” has the meaning specified therefor in Section 17.08(c).

“Prime Rate” means, at any time, the prime rate published by The Wall Street Journal or any other commercially available sources providing such quotations as may be designated by Agent from time to time; provided, that in no event shall the Prime Rate be less than the Floor.

“Prime Rate Loans” means Loans that bear interest at the Prime Rate.

“Principal Reduction Notice” has the meaning specified therefor in Section 2.10(e). “Project” means each project of the Loan Parties and their Subsidiaries, including the

Legacy Projects.

“Project Contract” means each offer, contract, bid, agreement or other contractual obligation pursuant to which a Loan Party or any of their respective Subsidiaries is awarded, has agreed, or is otherwise obligated or permitted to develop, construct, maintain, manage, administer, own, use, provide services related to or otherwise perform with respect to any Project.

“Projections” means Holdings’ forecasted (a) balance sheets, (b) profit and loss statements,

(c) calculations of Availability and Liquidity, (d) Capital Expenditures, and (e) cash flow statements, all prepared on a basis consistent with Holdings’ historical financial statements (prior to the Closing Date), together with appropriate supporting details and a statement of underlying assumptions.

“Pro Rata Share” means, as of any date of determination:

(a)
with respect to a Lender’s obligation to make all or a portion of the Revolving Loans, with respect to such Lender’s right to receive payments of interest, fees, and principal with respect to the Revolving Loans, and with respect to all other computations and other matters related to the Revolver Commitments or the Revolving Loans, the percentage obtained by dividing (i) the Revolving Loan Exposure of such Lender by (ii) the aggregate Revolving Loan Exposure of all Lenders,

(b)
with respect to a Lender’s obligation to participate in the Letters of Credit, with respect to such Lender’s obligation to reimburse Issuing Bank, and with respect to such Lender’s right to receive payments of Letter of Credit Fees, and with respect to all other computations and other matters related to the Letters of Credit, the percentage obtained by dividing

(i) the Revolving Loan Exposure of such Lender by (ii) the aggregate Revolving Loan Exposure of all Lenders; provided, that if all of the Revolving Loans have been repaid in full and all Revolver Commitments have been terminated, but Letters of Credit remain outstanding, Pro Rata Share under this clause shall be determined as if the Revolver Commitments had not been terminated and based upon the Revolver Commitments as they existed immediately prior to their termination, and

(c)
with respect to all other matters and for all other matters as to a particular Lender (including the indemnification obligations arising under Section 15.07), the percentage obtained by dividing (i) the Revolving Loan Exposure of such Lender by (ii) the aggregate Revolving Loan Exposure of all Lenders, in any such case as the applicable percentage may be adjusted by assignments permitted pursuant to Section 13.01; provided, that if all of the Loans have been repaid in full, all Letters of Credit have been made the subject of Cash Collateralization, and all Commitments have been terminated, Pro Rata Share under this clause shall be determined as if the Revolving Loan Exposures had not been repaid, collateralized, or terminated and shall be based upon the Revolving Loan Exposures as they existed immediately prior to their repayment, collateralization, or termination.

“Protective Advances” has the meaning specified therefor in Section 2.03(c)(i). “Public Lender” has the meaning specified therefor in Section 17.08(c).

“Qualified Cash” means, as of any date of determination, the amount of unrestricted cash and Cash Equivalents of Loan Parties that is in Deposit Accounts or in Securities Accounts, or any combination thereof, and which such Deposit Account or Securities Account is the subject of a Control Agreement.

“Qualified ECP Borrower” means, in respect of any Swap Obligation, each Borrower that has total assets exceeding $10,000,000 at the time the relevant guaranty, keepwell, or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Qualified Equity Interests” means and refers to any Equity Interests issued by Holdings (and not by one or more of its Subsidiaries) that is not a Disqualified Equity Interest.

“Real Property” means any estates or interests in real property now owned or hereafter acquired by any Loan Party or its Subsidiaries and the improvements thereto.

“Recipient” means (a) Agent, (b) any Lender or (c) any Issuing Bank, as applicable.

“Record” means information that is inscribed on a tangible medium or that is stored in an electronic or other medium and is retrievable in perceivable form.

“Refinancing Indebtedness” means refinancings, renewals, or extensions of Indebtedness so long as:

(a)
such refinancings, renewals, or extensions do not result in an increase in the principal amount of the Indebtedness so refinanced, renewed, or extended, other than by the amount of accrued interest owed thereon, premiums paid thereon and the fees and expenses incurred in connection therewith and by the amount of unfunded commitments with respect thereto,
(b)
such refinancings, renewals, or extensions do not result in a shortening of the average weighted maturity (measured as of the refinancing, renewal, or extension) of the Indebtedness so refinanced, renewed, or extended, nor are they on terms or conditions that, taken as a whole, are or could reasonably be expected to be adverse to the interests of the Lenders,
(c)
if the Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to the Obligations, then the terms and conditions of the refinancing, renewal, or extension must include subordination terms and conditions that are at least as favorable to the Lender Group as those that were applicable to the refinanced, renewed, or extended Indebtedness, and
(d)
the Indebtedness that is refinanced, renewed, or extended is not recourse to any Person that is liable on account of the Obligations other than those Persons which were obligated with respect to the Indebtedness that was refinanced, renewed, or extended.

“Register” has the meaning set forth in Section 13.01(i). “Registered Loan” has the meaning set forth in Section 13.01(i).

“Related Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans or commercial loans and similar extensions of credit in the ordinary course and that is administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages a Lender.

“Related Persons” has the meaning specified therefor in Section 17.08(a).

“Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.

“Remedial Action” means all actions taken to (a) clean up, remove, remediate, contain, treat, monitor, assess, evaluate, or in any way address Hazardous Materials in the indoor or outdoor environment, (b) prevent or minimize a release or threatened release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) restore or reclaim natural resources or the environment, or (d) perform any pre-remedial studies, investigations, or post-remedial operation and maintenance activities in connection with any of the foregoing.

“Replaced Lender” has the meaning specified therefor in Section 14.02(a). “Replacement Lender” has the meaning specified therefor in Section 14.02(a). “Report” has the meaning specified therefor in Section 15.16(a).

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA or the regulations issued thereunder, other than events for which the 30-day notice period has been waived.

“Required Lenders” means, at any time, Lenders the aggregate Pro Rata Shares of which (calculated under clause (d) of the definition of Pro Rata Shares) exceed 50%; provided, that (i) the Revolving Loan Exposure of any Defaulting Lender shall be disregarded in the determination of the Required Lenders and (ii) at any time there are two (2) or more Lenders that are not Affiliates of one another, “Required Lenders” must include at least two (2) Lenders that are not Affiliates of one another; provided, further, that to be included in Required Lenders for purposes of this clause (ii), the applicable Lender together with its Affiliates shall hold no less than 20% of the Commitments.

“Reserves” has the meaning specified therefor in Section 2.01(c).

“Resolution Authority” shall mean an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Revolver Commitment” means, with respect to each Revolving Lender, its Revolver Commitment, and, with respect to all Revolving Lenders, their Revolver Commitments, in each case as such Dollar amounts are set forth beside such Revolving Lender’s name under the applicable heading on Schedule C-1 or in the Assignment and Acceptance pursuant to which such Revolving Lender became a Revolving Lender hereunder, as such amounts may be reduced or increased from time to time pursuant to this Agreement and/or assignments made in accordance with the provisions of Section 13.01.

“Revolver Note” means the promissory note substantially in the form of Exhibit D-1. “Revolver Usage” means, as of any date of determination, the sum of (a) the amount of outstanding Revolving Loans (inclusive of Extraordinary Advances and Swingline Advances), plus (b) the amount of the Letter of Credit Usage.

“Revolving Facility” means, at any time, the aggregate amount of the Revolving Lenders’ Revolver Commitments at such time.

“Revolving Lender” means a Lender that has a Revolver Commitment, has an outstanding Revolving Loan or has Letter of Credit Exposure.

“Revolving Loan Exposure” means, with respect to any Revolving Lender, as of any date of determination (a) prior to the termination of the Revolver Commitments, the amount of such Lender’s Revolver Commitment, and (b) after the termination of the Revolver Commitments, the aggregate outstanding principal amount of the Revolving Loans (inclusive of Extraordinary Advances and Swingline Advances) and Letter of Credit Exposure of such Lender.

“Revolving Loans” has the meaning specified therefor in Section 2.01(a). Revolving Loans shall include Extraordinary Advances and Swingline Advances, unless the context clearly requires otherwise.

“S&P” has the meaning specified therefor in the definition of Cash Equivalents. “Sanctioned Entity” means (a) a country or a government of a country, (b) an agency of the government of a country, (c) an organization directly or indirectly controlled by a country or its government, (d) a Person resident in or determined to be resident in a country, in each case, that is subject to a country sanctions program administered and enforced by OFAC.

“Sanctioned Person” means a person named on the list of Specially Designated Nationals maintained by OFAC.

“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, or (b) the United Nations Security Council, the European Union or His Majesty’s Treasury of the United Kingdom.

“SEC” means the United States Securities and Exchange Commission and any successor thereto.

“Securities Account” means a securities account (as that term is defined in the Code). “Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.

“Securitization” has the meaning specified therefor in Section 13.01(h).

“Security Documents” means, collectively, the Guaranty and Security Agreement, the Control Agreements and each other security agreement or other instrument or document executed and delivered pursuant to the terms hereof or any of the Security Documents to secure any of the Obligations.

“Servicing Joint Venture Proposal Package” means, with respect to any proposed Permitted Servicing Joint Venture, the following items, each in form reasonably satisfactory to the Agent:

(a)
a copy of the proposed formation and governing documents for the proposed Permitted Servicing Joint Venture (if applicable), together with a description in reasonable detail of the proposed Permitted Servicing Joint Venture and the nature of the project or projects for which the proposed Permitted Servicing Joint Venture would be formed; and
(b)
a certificate of an Authorized Financial Officer of the Administrative Borrower certifying that:
(i)
such proposed Permitted Servicing Joint Venture satisfies the criteria set forth in the definition of “Permitted Servicing Joint Venture” or, if discretionary approval is required with respect to any such criteria, a request for such discretionary approval; and
(ii)
no Event of Default exists and the entry into such proposed Permitted Servicing Joint Venture would not cause or result in an Event of Default.

“Settlement” has the meaning specified therefor in Section 2.03(d)(i). “Settlement Date” has the meaning specified therefor in Section 2.03(d)(i).

“SOFR” means the secured overnight financing rate produced by the Federal Reserve Bank of New York (or a successor producer of the secured overnight financing rate).

“SOFR Borrowing” means, as to any Borrowing, the SOFR Loans comprising such Borrowing.

“SOFR Loans” means Loans that bear interest at the SOFR Rate.

“SOFR Rate” means the greater of (a) the Floor, and (b) the sum of (i) the rate per annum equal to the SOFR Screen Rate, plus (ii) a percentage per annum equal to 0.11% (11 basis points). The SOFR Rate may not be the lowest or best rate at which Agent calculates interest or extends credit. The SOFR Rate (1) for the calendar month in which the Closing Date occurs shall be equal to the SOFR Rate in effect as of the close of business on the last Business Day of the calendar month immediately preceding the Closing Date, and (2) for each calendar month thereafter, shall be adjusted (if necessary) on the first day of such calendar month and shall be equal to the SOFR Rate in effect as of the close of business on the last Business Day of the immediately preceding calendar month.

“SOFR Screen Rate” means a rate equal to SOFR for a term of ninety (90) days and administered by the CME Group Benchmark Administration Limited (CBA) (or a successor administrator of SOFR) as published on commercially available sources providing such quotations as may be designated by Agent from time to time.

“Solvent” means, with respect to any Person as of any date of determination, that (a) at fair valuations, the sum of such Person’s debts (including contingent liabilities) is less than all of such Person’s assets, (b) such Person is not engaged or about to engage in a business or transaction for which the remaining assets of such Person are unreasonably small in relation to the business or transaction or for which the property remaining with such Person is an unreasonably small capital,

(c)
such Person has not incurred and does not intend to incur, or reasonably believe that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise), and (d) such Person is “solvent” or not “insolvent”, as applicable within the meaning given those terms and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

“Springing Control Account” means a Deposit Account (other than a Full Control Account) that is subject to a Deposit Account Control Agreement.

“Standard Letter of Credit Practice” means, for Issuing Bank, any domestic or foreign law or letter of credit practices applicable in the city in which Issuing Bank issued the applicable Letter of Credit or, for its branch or correspondent, such laws and practices applicable in the city in which it has advised, confirmed or negotiated such Letter of Credit, as the case may be, in each case, (a) which letter of credit practices are of banks that regularly issue letters of credit in the particular city, and (b) which laws or letter of credit practices are required or permitted under ISP or UCP, as chosen in the applicable Letter of Credit.

“Subject Holder” has the meaning specified therefor in Section 2.04(e)(v).

“Subordinated Indebtedness” means, (i) the AECOM Loan Agreement Debt (or any Refinancing Indebtedness in respect thereof) and (ii) any other unsecured Indebtedness of any Loan Party or its Subsidiaries incurred from time to time that is subordinated in right of payment (which, for the avoidance of doubt, shall include a restriction on all cash payments with respect to such Indebtedness) to the Obligations and (a) that is not guaranteed by any Person that is not a Guarantor, (b) that is not subject to scheduled amortization, redemption, sinking fund or similar payment and does not have a final maturity, in each case, on or before the date that is six (6) months after the Maturity Date, (c) that does not include any financial covenants or any covenant or agreement that is more restrictive or onerous on any Loan Party in any material respect than any comparable covenant in this Agreement and is otherwise on terms and conditions reasonably acceptable to Agent, (d) shall be limited to cross-payment default and cross-acceleration to designated “senior debt” (including the Obligations), and (e) the terms and conditions of such subordination shall be acceptable to Agent in its sole discretion, including subject to an intercreditor agreement or subordination agreement satisfactory to Agent in its sole discretion.

“Subordination Provisions” has the meaning specified therefor in Section 8.14. “Subsidiary” of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the Equity Interests having ordinary voting power to elect a majority of the Board of Directors of such corporation, partnership, limited liability company, or other entity; provided, that, notwithstanding the foregoing, in no event shall any Permitted Servicing Joint Venture be deemed to be a Subsidiary hereunder.

“Surety Collateral” any such assets that are collateral for BHSI, as surety (the “Surety”), under surety bonds issued by the Surety under the terms of the BHSI Surety Documents and secured by the BHSI Surety Liens.

“Swap Obligations” means, with respect to any Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swingline Advance” has the meaning specified in Section 2.03(b).

“Taxes” means any taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein, and all interest, penalties or similar liabilities with respect thereto.

“U.S. Person” means a “United States person” within the meaning of IRC section 7701(a)(30).

“UCP” means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits 2007 Revision, International Chamber of Commerce Publication No. 600 and any subsequent revision thereof adopted by the International Chamber of Commerce on the date such Letter of Credit is issued.

“UK Financial Institution” shall mean any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” shall mean the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unfunded Pension Liability” of any Pension Plan means the amount, if any, by which the value of the accumulated plan benefits under the Pension Plan, determined on a plan termination basis in accordance with the actuarial assumptions at such time consistent with those prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds the fair market value of all plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions).

“United States” and “U.S.” means the United States of America. “Unused Line Fee” has the meaning specified therefor in Section 2.10(b). “Voidable Transfer” has the meaning specified therefor in Section 17.07.

“Withdrawal Liability” means the liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such term is defined in Part 1 of Subtitle E of Title IV of ERISA.

“Withholding Agent” means any Loan Party and Agent.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.02
Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP; provided, that if Administrative Borrower notifies Agent that Borrowers request an amendment to any provision hereof to eliminate the effect of any Accounting Change occurring after the Closing Date or in the application thereof on the operation of such provision (or if Agent notifies Administrative Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such Accounting Change or in the application thereof, then Agent and Borrowers agree that they will negotiate in good faith amendments to the provisions of this Agreement that are directly affected by such Accounting Change with the intent of having the respective positions of the Lenders and Borrowers after such Accounting Change conform as nearly as possible to their respective positions prior to giving effect to such Accounting Change and, until any such amendments have been agreed upon and agreed to by the Required Lenders, the provisions in this Agreement shall be calculated as if no such Accounting Change had occurred. When used herein, the term “financial statements” shall include the notes and schedules thereto. Whenever the term “Holdings” is used in respect of a financial covenant or a related definition, it shall be understood to mean Holdings and its Subsidiaries on a consolidated basis, unless the context clearly requires otherwise. Notwithstanding anything to the contrary contained herein, (a) all financial statements delivered hereunder shall be prepared, and all financial covenants contained herein shall be calculated, without giving effect to any election under the Statement of Financial Accounting Standards No. 159 (or any similar accounting principle) permitting a Person to value its financial liabilities or Indebtedness at the fair value thereof, (b) the term “unqualified opinion” as used herein to refer to opinions or reports provided by accountants shall mean an opinion or report that is (i) unqualified, and (ii) does not include any explanation, supplemental comment, or other comment concerning the ability of the applicable Person to continue as a going concern or concerning the scope of the audit, provided that such opinion shall not be deemed to be an unqualified opinion if the audit and opinion accompanying the financial statements is subject to a going concern or like qualification solely as a result of (x) the Maturity Date being scheduled to occur or (y) any prospective default of any financial covenant hereunder; and (c) GAAP will be deemed to treat operating leases and Capital Leases and the corresponding obligations thereunder in a manner consistent with their treatment in accordance with GAAP prior to the adoption of Financial Accounting Standards Board Accounting Standards Codification 842 (Leases) (whether or not such operating lease obligations or Capitalized Lease Obligations were in effect at the time of such adoption) for purposes of this Agreement regardless of any change in GAAP following such adoption that would otherwise require such leases and obligations to be recharacterized (on a prospective or retroactive basis or otherwise) as Capital Leases and Capitalized Lease Obligations.

1.03
Code. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein; provided, that to the extent that the Code is used to define any term herein and such term is defined differently in different Articles of the Code, the definition of such term contained in Article 9 of the Code shall govern.
1.04
Construction. Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in any other Loan Document to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties. Any reference herein or in any other Loan Document to the satisfaction, repayment, or payment in full of the Obligations shall mean (a) the payment or repayment in full in immediately available funds of (i) the principal amount of, and interest accrued and unpaid with respect to, all outstanding Loans, together with the payment of any premium applicable to the repayment of the Loans, (ii) all Lender Group Expenses that have accrued and are unpaid regardless of whether demand has been made therefor, (iii) all fees or charges that have accrued hereunder or under any other Loan Document (including the Letter of Credit Fee and the Unused Line Fee) and are unpaid,

(b) in the case of contingent reimbursement obligations with respect to Letters of Credit, providing Cash Collateralization, (c) the receipt by Agent of Cash Collateral in order to secure any other contingent Obligations for which a claim or demand for payment has been made on or prior to such time or in respect of matters or circumstances known to Agent or a Lender at such time that are reasonably expected to result in any loss, cost, damage, or expense (including attorneys’ fees and legal expenses) required to be paid by the Borrowers under this Agreement, such Cash Collateral to be in such amount as Agent reasonably determines in good faith is appropriate to secure such contingent Obligations, (d) the payment or repayment in full in immediately available funds of all other outstanding Obligations other than unasserted contingent indemnification Obligations, and (e) the termination of all of the Commitments of the Lenders. Any reference herein to any Person shall be construed to include such Person’s successors and assigns. Any requirement of a writing contained herein or in any other Loan Document shall be satisfied by the transmission of a Record.

1.05
[Reserved].
1.06
Time References. Unless the context of this Agreement or any other Loan

Document clearly requires otherwise, all references to time of day refer to Eastern standard time or Eastern daylight saving time, as in effect in New York, New York on such day. For purposes of the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to and including”; provided that, with respect to a computation of fees or interest payable to Agent or any Lender, such period shall in any event consist of at least one full day.
1.07
Schedules and Exhibits. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.
1.08
Divisions. For all purposes under this Agreement or any other Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.
1.09
Rates. Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Prime Rate, SOFR, the SOFR Rate or the SOFR Screen Rate, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Prime Rate, SOFR, the SOFR Rate or the SOFR Screen Rate, or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Prime Rate, SOFR, the SOFR Rate or the SOFR Screen Rate, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to Borrowers. Agent may select information sources or services in its reasonable discretion to ascertain the Prime Rate, SOFR, the SOFR Rate or the SOFR Screen Rate or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to Borrowers, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

ARTICLE II

LOANS AND TERMS OF PAYMENT.

2.01
Revolving Loans.
(a)
Subject to the terms and conditions of this Agreement, and during the term of this Agreement from time to time, each Revolving Lender agrees (severally, not jointly or jointly and severally) to make revolving loans (all such loans, collectively, the “Revolving Loans”) to Borrowers under a revolving credit facility in an amount at any one time outstanding (on an aggregate basis) not to exceed the lesser of:

(i)
an amount equal to (A) such Lender’s Revolver Commitment less

(B) such Lender’s Pro Rata Share of the sum of (1) the Letters of Credit Usage and (2) the aggregate amount of all requested Letters of Credit not yet issued or denied at such time, and

(ii)
such Lender’s Pro Rata Share of an amount equal to the lesser of:
(A)
the amount equal to (1) the Maximum Revolver Amount, less (2) the Letters of Credit Usage, less (3) the aggregate amount of all requested Letters of Credit not yet issued or denied at such time, less (4) without duplication, the aggregate amount of all Reserves established by Agent from time to time at such time, and
(B)
the amount equal to (1) the Borrowing Base as of such date (based upon the most recent Borrowing Base Certificate delivered by Borrowers to Agent, as adjusted by Agent for Reserves established by Agent from time to time) less (2) the Letters of Credit Usage, less (3) the aggregate amount of all requested Letters of Credit not yet issued or denied at such time.
(b)
Amounts borrowed pursuant to this Section 2.01 may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement. The outstanding principal amount of the Revolving Loans, together with interest accrued and unpaid thereon, shall constitute Obligations and shall be due and payable on the Maturity Date or, if earlier, on the date on which they are declared due and payable pursuant to the terms of this Agreement.
(c)
Notwithstanding anything to the contrary in this Section 2.01, Agent may at any time establish one or more reserves (“Reserves”) under the Revolving Facility as Agent may deem proper and appropriate in Agent’s Permitted Discretion including: (i) one month of interest calculated at the highest applicable rate, (ii) Liquidated Damages at the applicable rate per Section 2.10(e), (iii) other reasonable costs and expenses associated with the Revolving Facility and this Agreement and (iv) the proceeds of any disposition as and to the extent set forth in clause (y) of Section 2.04(e)(ii). A Reserve shall reduce the Maximum Revolver Amount (by reduction of the Borrowing Base or otherwise) and otherwise restrict Borrower’s ability to borrow under the Revolving Facility. For the avoidance of doubt, Agent may in its Permitted Discretion (but Agent shall have no obligation in any circumstance to) increase, reduce or release any Reserve that was previously established under this clause (c).
2.02
[Reserved].
2.03
Borrowing Procedures and Settlements.
(a)
Procedure for Borrowing Loans. Each Borrowing shall be made by a written request by an Authorized Person pursuant to a Borrowing Notice delivered to Agent and received by Agent no later than 1:00 p.m. on the Funding Date, specifying (i) the amount of such Borrowing, and (ii) the requested Funding Date (which shall be a Business Day); provided, that Agent may, in its sole discretion, elect to accept as timely requests that are received later than 1:00

p.m. on the applicable Business Day; and, provided, further, that Administrative Borrower shall promptly after delivery of such written request confirm Agent’s receipt thereof by phone or written confirmation. With respect to each request for a Borrowing pursuant to this Section 2.03(a), each Lender agrees that Agent may in Agent’s sole discretion, but Agent shall not be obligated to, make such requested Borrowing to Borrowers on behalf of the Lenders as a Swingline Advance.

(b)
Making of Loans.
(i)
After receipt of a request for a Borrowing pursuant to Section 2.03(a), Agent at its option and in its discretion shall do either of the following:
(A)
in Agent’s sole discretion, advance the amount of the requested Borrowing to Borrowers disproportionately (a “Swingline Advance”) out of Agent’s own funds on behalf of Lenders, which advance shall be on the Funding Date specified in the relevant request for a Borrowing, and thereby elect Settlement in accordance with clause (d) below such that, upon such Settlement, each Lender’s share of the Loans (including the amount of any such Swingline Advance settled on such date) equals, at all times, such Lender’s Pro Rata Share of the outstanding Loans. Agent shall make the proceeds of Swingline Advances available to Borrowers on the applicable Funding Date by transferring immediately available funds equal to such proceeds to the Designated Account. Agent shall charge to the Loan Account usual and customary fees for the wire transfer of each Borrowing. All Swingline Advances made under this Section 2.03(b)(i)(A) shall be subject to Settlement in accordance with Section 2.03(d) below; it being understood that all payments on any such Swingline Advances shall be payable solely to Agent solely for its own account until Settlement thereof shall have occurred. For the avoidance of doubt, all Swingline Advances constitute Loans hereunder; or
(B)
notify the Lenders by telecopy, telephone, email, or other electronic form of transmission, of the requested Borrowing; such notification to be sent by 3:00 p.m. on the Business Day that is the requested Funding Date. If Agent has notified the Lenders of a requested Borrowing on the Business Day that is the Funding Date, then each Lender shall make the amount of such Lender’s Pro Rata Share of the requested Borrowing available to Agent in immediately available funds, to Agent’s Account, not later than 4:00 p.m. on the Business Day that is the requested Funding Date. After Agent’s receipt of the proceeds of such Revolving Loans from the Lenders, Agent shall make the proceeds thereof available to Borrowers on the applicable Funding Date by transferring immediately available funds equal to such proceeds received by Agent to the Designated Account; provided, that, subject to the provisions of Section 2.03(c)(ii), no Lender shall have an obligation to make any Revolving Loan, if (1) one or more of the applicable conditions precedent set forth in Article III will not be satisfied on the requested Funding Date for the applicable Borrowing unless such condition has been waived, or (2) the requested Borrowing would exceed the Availability on such Funding

Date. Agent shall charge to the Loan Account usual and customary fees for the wire transfer of each Borrowing.

(ii)
Unless Agent receives notice from a Lender on the Business Day that is the requested Funding Date relative to a requested Borrowing as to which Agent has notified the Lenders of a requested Borrowing that such Lender will not make available as and when required hereunder to Agent for the account of Borrowers the amount of that Lender’s Pro Rata Share of the Borrowing, Agent may assume that each Lender has made or will make such amount available to Agent in immediately available funds on the Funding Date and Agent may (but shall not be so required), in reliance upon such assumption, make available to Borrowers a corresponding amount. If, on the requested Funding Date, any Lender shall not have remitted the full amount that it is required to make available to Agent in immediately available funds and if Agent has made available to Borrowers such amount on the requested Funding Date, then such Lender shall make the amount of such Lender’s Pro Rata Share of the requested Borrowing available to Agent in immediately available funds, to Agent’s Account, no later than 10:00 a.m. on the Business Day that is the first Business Day after the requested Funding Date (in which case, the interest accrued on such Lender’s portion of such Borrowing for the Funding Date shall be for Agent’s separate account). If any Lender shall not remit the full amount that it is required to make available to Agent in immediately available funds as and when required hereby and if Agent has made available to Borrowers such amount, then that Lender shall be obligated to immediately remit such amount to Agent, together with interest at the Defaulting Lender Rate for each day until the date on which such amount is so remitted. A notice submitted by Agent to any Lender with respect to amounts owing under this Section 2.03(c)(ii) shall be conclusive, absent manifest error. If the amount that a Lender is required to remit is made available to Agent, then such payment to Agent shall constitute such Lender’s Loan for all purposes of this Agreement. If such amount is not made available to Agent on the Business Day following the Funding Date, Agent will notify Administrative Borrower of such failure to fund and, upon demand by Agent, Borrowers shall pay such amount to Agent for Agent’s account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Revolving Loans composing such Borrowing. Nothing in this Section 2.03(b)(ii) shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder.
(c)
Protective Advances and Optional Overadvances.
(i)
Any contrary provision of this Agreement or any other Loan Document notwithstanding, but subject to Section 2.03(c)(iv), at any time Agent hereby is authorized by Borrowers and the Lenders, from time to time, in Agent’s sole discretion, to make Revolving Loans to, or for the benefit of, Borrowers, on behalf of the Revolving Lenders, that Agent, in its Permitted Discretion, deems necessary or desirable (1) to preserve or protect the Collateral, or any portion thereof, (2) to enhance the likelihood of repayment of the Obligations or (3) to pay any other amount chargeable to any Loan Party hereunder (the Revolving Loans described in this Section 2.03(c)(i) shall be referred to as “Protective Advances”). Notwithstanding the foregoing, no Protective Advance shall be made which would cause (A) the aggregate amount of all Protective Advances outstanding at any one time to exceed 10% of the Maximum Revolver Amount unless the Required Lenders otherwise agree or (B) the aggregate amount of Revolver Usage outstanding at any one time to exceed the Maximum Revolver Amount.

(ii)
Any contrary provision of this Agreement or any other Loan Document notwithstanding, but subject to Section 2.03(c)(iv), the Lenders hereby authorize Agent, and Agent may, but is not obligated to, knowingly and intentionally, continue to make Revolving Loans to Borrowers notwithstanding that an Overadvance exists or would be created thereby, so long as (A) after giving effect to such Revolving Loans, the outstanding Revolver Usage does not exceed the Borrowing Base by more than 10% of the Maximum Revolver Amount (unless Required Lenders agree to a higher amount), and (B) after giving effect to such Revolving Loans, the outstanding Revolver Usage (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses) does not exceed the Maximum Revolver Amount. In the event Agent obtains actual knowledge that an Overadvance exists, regardless of the amount of, or reason for, such excess, Agent shall notify the Lenders as soon as practicable and the Lenders with Revolver Commitments thereupon shall, together with Agent, jointly determine the terms of arrangements that shall be implemented with Borrowers intended to eliminate the Overadvance within thirty (30) days. In such circumstances, if any Lender with a Revolver Commitment objects to the proposed terms of reduction or repayment of any Overadvance, the terms of reduction or repayment thereof shall be implemented according to the determination of the Required Lenders. The foregoing provisions are meant for the benefit of the Lenders and Agent and are not meant for the benefit of Borrowers, which shall continue to be bound by the provisions of Section 2.04(e). Each Lender with a Revolver Commitment shall be obligated to make Revolving Loans in accordance with Section 2.03(b) in, or settle Overadvances made by Agent with Agent as provided in Section 2.03(d) (or Section 2.03(f), as applicable) for, the amount of such Lender’s Pro Rata Share of any unintentional Overadvances by Agent reported to such Lender, any intentional Overadvances made as permitted under this Section 2.03(c)(ii), and any Overadvances resulting from the charging to the Loan Account of interest, fees, or Lender Group Expenses.
(iii)
Each Protective Advance and each Overadvance (each, an “Extraordinary Advance”) shall be deemed to be a Revolving Loan hereunder. Prior to Settlement with respect to Extraordinary Advances, all payments on the Extraordinary Advances made by Agent, including interest thereon, shall be payable to Agent solely for its own account. The Extraordinary Advances shall be repayable on demand, secured by Agent’s Liens, constitute Obligations hereunder, and bear interest at the rate applicable from time to time to Revolving Loans. The provisions of this Section 2.03(c) are for the exclusive benefit of Agent and the Lenders and are not intended to benefit Borrowers (or any other Loan Party) in any way.
(iv)
Notwithstanding anything contained in this Agreement or any other Loan Document to the contrary: (A) no Extraordinary Advance may be made by Agent if such Extraordinary Advance would cause the aggregate principal amount of Extraordinary Advances outstanding to exceed an amount equal to 10% of the Maximum Revolver Amount; and (B) to the extent that the making of any Extraordinary Advance causes the aggregate Revolver Usage to exceed the Maximum Revolver Amount, such portion of such Extraordinary Advance shall be for Agent’s sole and separate account and not for the account of any Lender and shall be entitled to priority in repayment in accordance with Section 2.04(b).

(d)
Settlement. It is agreed that each Lender’s funded portion of the Revolving Loans is intended by the Lenders to equal, at all times, such Lender’s Pro Rata Share of the outstanding Revolving Loans. Such agreement notwithstanding, Agent and the Lenders agree (which agreement shall not be for the benefit of Borrowers) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among the Lenders as to the Revolving Loans (including the Swingline Advances and Extraordinary Advances) shall take place on a periodic basis in accordance with the following provisions:
(i)
Agent shall request settlement (“Settlement”) with the Lenders on a weekly basis, or on a more frequent basis if so determined by Agent in its sole discretion

(A) for itself, with respect to the outstanding Swingline Advances and Extraordinary Advances, and (B) with respect to Borrowers’ or their Subsidiaries’ payments or other amounts received, as to each by notifying the Lenders by telecopy, telephone, or other similar form of transmission, of such requested Settlement, no later than 2:00 p.m. on the Business Day immediately prior to the date of such requested Settlement (the date of such requested Settlement being the “Settlement Date”). Such notice of a Settlement Date shall include a summary statement of the amount of outstanding Revolving Loans (including Swingline Advances and Extraordinary Advances) for the period since the prior Settlement Date. Subject to the terms and conditions contained herein (including Section 2.03(f)):

(1)
if the amount of the Revolving Loans (including Swingline Advances and Extraordinary Advances) made by a Lender that is not a Defaulting Lender exceeds such Lender’s Pro Rata Share of the Revolving Loans (including Swingline Advances and Extraordinary Advances) as of a Settlement Date, then Agent shall, by no later than 2:00

p.m. on the Settlement Date, transfer in immediately available funds to a Deposit Account of such Lender (as such Lender may designate), an amount such that each such Lender shall, upon receipt of such amount, have as of the Settlement Date, its Pro Rata Share of the Revolving Loans (including Swingline Advances and Extraordinary Advances), and

(2)
if the amount of the Revolving Loans (including Swingline Advances and Extraordinary Advances) made by a Lender is less than such Lender’s Pro Rata Share of the Revolving Loans (including Swingline Advances and Extraordinary Advances) as of a Settlement Date, such Lender shall by no later than 2:00 p.m. on the Settlement Date transfer in immediately available funds to Agent’s Account, an amount such that each such Lender shall, upon transfer of such amount, have as of the Settlement Date, its Pro Rata Share of the Revolving Loans (including Swingline Advances and Extraordinary Advances). Such amounts made available to Agent under clause (2) of the immediately preceding sentence shall be applied against the amounts of the applicable Swingline Advances or Extraordinary Advances and shall constitute Revolving Loans of such Lenders. If any such amount is not made available to Agent by any Lender on the Settlement Date applicable thereto to the extent required by the terms hereof, Agent shall be entitled to recover for its account such amount on demand from such Lender together with interest thereon at the Defaulting Lender Rate.

(ii)
In determining whether a Lender’s balance of the Revolving Loans (including Swingline Advances and Extraordinary Advances) is less than, equal to, or greater than such Lender’s Pro Rata Share of the Revolving Loans (including Swingline Advances and Extraordinary Advances) as of a Settlement Date, Agent shall, as part of the relevant Settlement, (x) apply to such balance the portion of payments actually received in good funds by Agent with respect to principal, interest, fees payable by Borrowers and allocable to the Lenders hereunder, and proceeds of Collateral, and (y) allocate to each Lender its Pro Rata Share of all expenses incurred by the Issuing Bank related to customary commissions, fees, charges and other carrying cost of outstanding Letters of Credit which are not reimbursed or reimbursable by Borrowers.
(iii)
Between Settlement Dates, Agent, to the extent Swingline Advances and/or Extraordinary Advances for the account of Agent are outstanding, may apply any payments or other amounts received by Agent, that in accordance with the terms of this Agreement would be applied to the reduction of the Revolving Loans, to the Swingline Advances and/or Extraordinary Advances. During the period between Settlement Dates, Agent shall be entitled to all interest and fees at the applicable rate or rates payable under this Agreement on the daily amount of funds employed by Agent with respect to all Swingline Advances and Extraordinary Advances.
(iv)
Anything in this Section 2.03(d) to the contrary notwithstanding, in the event that a Lender is a Defaulting Lender, Agent shall be entitled to refrain from remitting settlement amounts to the Defaulting Lender and, instead, shall be entitled to elect to implement the provisions set forth in Section 2.03(f).
(e)
Notation. Agent, as a non-fiduciary agent for Borrowers, shall maintain a register showing the principal amount of the Loans owing to each Lender, and Swingline Advances and/or Extraordinary Advances owing to Agent, and the interests therein of each Lender, from time to time and such register shall, absent manifest error, conclusively be presumed to be correct and accurate. So long as no Event of Default has occurred and is continuing, such register shall be available for inspection by the Borrowers at any reasonable time and from time to time upon reasonable prior notice.
(f)
Defaulting Lenders.
(i)
Notwithstanding the provisions of Section 2.04(b)(ii), Agent shall not be obligated to transfer to a Defaulting Lender any payments made by Borrowers to Agent for the Defaulting Lender’s benefit or any proceeds of Collateral that would otherwise be remitted hereunder to the Defaulting Lender, and, in the absence of such transfer to the Defaulting Lender, Agent shall transfer any such payments (A) first, to Agent to the extent of any Swingline Advances and Extraordinary Advances that were made by Agent and that were required to be, but were not, paid by the Defaulting Lender,

(B) second, to Issuing Bank, to the extent of the portion of a Letter of Credit Disbursement that was required to be, but was not, paid by the Defaulting Lender, (C) third, to each Non- Defaulting Lender ratably in accordance with their Commitments (but, in each case, only to the extent that such Defaulting Lender’s portion of a Revolving Loan (or other funding obligation) was funded by such other Non-Defaulting Lender), (D) fourth, in Agent’s sole discretion, to a suspense account maintained by Agent, the proceeds of which shall be retained by Agent and may be made available to be re-advanced to or for the benefit of Borrowers (upon the request of Administrative Borrower and subject to the conditions set forth in Article III) as if such Defaulting Lender had made its portion of Revolving Loans (or other funding obligations) hereunder, and (E) fifth, from and after the date on which all other Obligations have been paid in full, to such Defaulting Lender in accordance with tier

(J) of Section 2.04(b)(ii). Subject to the foregoing, Agent may hold and, in its discretion, re-lend to Borrowers for the account of such Defaulting Lender the amount of all such payments received and retained by Agent for the account of such Defaulting Lender. Solely for the purposes of voting or consenting to matters with respect to the Loan Documents (including the calculation of Pro Rata Share in connection therewith) and for the purpose of calculating the fee payable under Section 2.10(b), such Defaulting Lender shall be deemed not to be a “Lender” and such Lender’s Commitment shall be deemed to be zero; provided, that the foregoing shall not apply to any of the matters governed by Section 14.01(a)(i) through (iii). The provisions of this Section 2.03(f)(i) shall remain effective with respect to such Defaulting Lender until the earlier of (y) the date on which all of the Non-Defaulting Lenders, Agent, Issuing Bank, and Borrowers shall have waived, in writing, the application of this Section 2.03(f)(i) to such Defaulting Lender, or (z) the date on which such Defaulting Lender makes payment of all amounts that it was obligated to fund hereunder, pays to Agent all amounts owing by Defaulting Lender in respect of the amounts that it was obligated to fund hereunder, and, if requested by Agent, provides adequate assurance of its ability to perform its future obligations hereunder (on which earlier date, so long as no Event of Default has occurred and is continuing, any remaining Cash Collateral held by Agent pursuant to Section 2.03(f)(ii) shall be released to Borrowers). The operation of this Section 2.03(f)(i) shall not be construed to increase or otherwise affect the Commitment of any Lender, to relieve or excuse the performance by such Defaulting Lender or any other Lender of its duties and obligations hereunder, or to relieve or excuse the performance by any Borrower of its duties and obligations hereunder to Agent, Issuing Bank, or to the Lenders other than such Defaulting Lender. Any failure by a Defaulting Lender to fund amounts that it was obligated to fund hereunder shall constitute a material breach by such Defaulting Lender of this Agreement and shall entitle Administrative Borrower, at its option, upon written notice to Agent, to arrange for a substitute Lender to assume the Commitment of such Defaulting Lender, such substitute Lender to be reasonably acceptable to Agent. In connection with the arrangement of such a substitute Lender, the Defaulting Lender shall have no right to refuse to be replaced hereunder, and agrees to execute and deliver a completed form of Assignment and Acceptance in favor of the substitute Lender (and agrees that it shall be deemed to have executed and delivered such document if it fails to do so) subject only to being paid its share of the outstanding Obligations (including (1) all interest, fees, and other amounts that may be due and payable in respect thereof, and (2) an assumption of its Pro Rata Share of its participation in the Letters of Credit); provided, that any such assumption of the Commitment of such Defaulting Lender shall not be deemed to constitute a waiver of any of the Lender Group’s or any Borrower’s rights or remedies against any such Defaulting Lender arising out of or in relation to such failure to fund. In the event of a direct conflict between the priority provisions of this Section 2.03(f)(i) and any other provision contained in this Agreement or any other Loan Document, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.03(f)(i) shall control and govern.

(ii)
If any Letter of Credit is outstanding at the time that a Lender becomes a Defaulting Lender then:
(A)
such Defaulting Lender’s Letter of Credit Exposure shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Pro Rata Shares but only to the extent (1) the sum of all Non-Defaulting Lenders’ Revolving Loan Exposures plus such Defaulting Lender’s Letter of Credit Exposure does not exceed the total of all Non-Defaulting Lenders’ Revolver Commitments and (2) the conditions set forth in Section 3.02 are satisfied at such time;
(B)
if the reallocation, described in clause (A) above cannot, or can only partially, be effected, subject to clause (H) below, Borrowers shall within one Business Day following notice by Agent Cash Collateralize such Defaulting Lender’s Letter of Credit Exposure (after giving effect to any partial reallocation pursuant to clause (A) above), pursuant to a Cash Collateral agreement to be entered into in form and substance reasonably satisfactory to Agent, for so long as such Letter of Credit Exposure is outstanding; provided, that Borrowers shall not be obligated to Cash Collateralize any Defaulting Lender’s Letter of Credit Exposure if such Defaulting Lender is also the Issuing Bank;
(C)
if Borrowers Cash Collateralize any portion of such Defaulting Lender’s Letter of Credit Exposure pursuant to this Section 2.03(f)(ii) or Agent establishes a Reserve in accordance with clause (H) below, Borrowers shall not be required to pay any Letter of Credit Fees to Agent for the account of such Defaulting Lender pursuant to Section 2.06(b) with respect to such Cash Collateralized portion of such Defaulting Lender’s Letter of Credit Exposure during the period such Letter of Credit Exposure is Cash Collateralized;
(D)
to the extent the Letter of Credit Exposure of the Non- Defaulting Lenders is reallocated pursuant to this Section 2.03(f)(ii), then the Letter of Credit Fees payable to the Non-Defaulting Lenders pursuant to Section 2.06(b) shall be adjusted in accordance with such Non-Defaulting Lenders’ Letter of Credit Exposure;
(E)
to the extent any Defaulting Lender’s Letter of Credit Exposure is neither Cash Collateralized nor reallocated pursuant to this Section 2.03(f)(ii), then, without prejudice to any rights or remedies of the Issuing Bank or any Lender hereunder, unless Agent has established a Reserve in accordance with clause (H) below, all Letter of Credit Fees that would have otherwise been payable to such Defaulting Lender under Section 2.06(b) with respect to such portion of such Letter of Credit Exposure shall instead be payable to the Issuing Bank until such portion of such Defaulting Lender’s Letter of Credit Exposure is Cash Collateralized or reallocated;

(F)
so long as any Lender is a Defaulting Lender, the Issuing Bank shall not be required to issue, amend, or increase any Letter of Credit to the extent (1) the Defaulting Lender’s Pro Rata Share of such Letter of Credit cannot be reallocated pursuant to this Section 2.03(f)(ii) or (2) the Issuing Bank has not otherwise entered into arrangements reasonably satisfactory to the Issuing Bank and Borrowers to eliminate the Issuing Bank’s risk with respect to the Defaulting Lender’s participation in Letters of Credit;
(G)
Agent may release any Cash Collateral provided by Borrowers pursuant to this Section 2.03(f)(ii) to the Issuing Bank and the Issuing Bank may apply any such Cash Collateral to the payment of such Defaulting Lender’s Pro Rata Share of any Letter of Credit Disbursement that is not reimbursed by Borrowers pursuant to Section 2.11(d); and
(H)
Notwithstanding anything contained herein to the contrary, Agent may, in its sole discretion, establish a Reserve in an amount equal to such Defaulting Lender’s Letter of Credit Exposure in lieu of requiring Borrowers to provide Cash Collateral for such amount as described above.
(g)
Independent Obligations. All Loans (other than Swingline Advances and Extraordinary Advances) shall be made by the Lenders contemporaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Loan (or other extension of credit) hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligations hereunder, and (ii) no failure by any Lender to perform its obligations hereunder shall excuse any other Lender from its obligations hereunder.
2.04
Payments; Reductions of Commitments; Prepayments.
(a)
Payments by Borrowers.
(i)
Except as otherwise expressly provided herein, all payments by Borrowers shall be made to Agent’s Account for the account of the Lender Group and shall be made in immediately available funds, no later than 1:00 p.m. on the date specified herein. Any payment received by Agent later than 1:00 p.m. shall be deemed to have been received (unless Agent, in its sole discretion, elects to credit it on the date received) on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.
(ii)
Unless (A) Agent receives notice from Administrative Borrower prior to the date on which any payment is due to the Lenders that Borrowers will not make such payment in full as and when required and (B) such payment is not charged to the Loan Account pursuant to Section 2.06(d), Agent may assume that Borrowers have made (or will make) such payment in full to Agent on such date in immediately available funds and Agent may (but shall not be so required), in reliance upon such assumption, distribute to each

Lender on such due date an amount equal to the amount then due such Lender. If and to the extent Borrowers do not make such payment in full to Agent on the date when due, each Lender severally shall repay to Agent on demand such amount distributed to such Lender, together with interest thereon at the Defaulting Lender Rate for each day from the date such amount is distributed to such Lender until the date repaid.

(b)
Apportionment and Application.
(i)
So long as no Application Event has occurred and is continuing and except as otherwise provided herein with respect to Defaulting Lenders, all principal and interest payments received by Agent shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Obligations to which such payments relate held by each Lender) and all payments of fees and expenses received by Agent (other than fees or expenses that are for Agent’s separate account or for the separate account of Issuing Bank) shall be apportioned ratably among the Lenders having a Pro Rata Share of the type of Commitment or Obligation to which a particular fee or expense relates. Subject to Section 2.04(b)(iv) and Section 2.04(e), all payments to be made hereunder by Borrowers shall be remitted to Agent and all such payments, and all proceeds of Collateral received by Agent, shall be applied, so long as no Application Event has occurred and is continuing and except as otherwise provided herein with respect to Defaulting Lenders, first to reduce the balance of the Loans outstanding, second to pay all Obligations then due and owing and, thereafter, to Borrowers (to be wired to the Designated Account) or such other Person entitled thereto under applicable law.
(ii)
At any time that an Application Event has occurred and is continuing and except as otherwise provided herein with respect to Defaulting Lenders, all payments remitted to Agent and all proceeds of Collateral received by Agent shall be applied as follows:
(A)
first, to pay any Lender Group Expenses (including cost or expense reimbursements) or indemnities then due to Agent under the Loan Documents, until paid in full,
(B)
second, to pay any fees or premiums then due to Agent under the Loan Documents until paid in full,
(C)
third, to pay interest due in respect of all Extraordinary Advances and Swingline Advances until paid in full,
(D)
fourth, to pay the principal of all Extraordinary Advances and Swingline Advances until paid in full,
(E)
fifth, ratably, to pay any Lender Group Expenses (including cost or expense reimbursements) or indemnities then due to any of the Lenders under the Loan Documents, until paid in full,
(F)
sixth, ratably, to pay any fees or premiums then due to any of the Lenders under the Loan Documents until paid in full,
(G)
seventh, ratably, to pay interest accrued in respect of the Loans (other than Protective Advances) until paid in full,
(H)
eighth,
(1)
ratably, to pay the principal of all Loans until paid in

full, and

(2)
to Agent, to be held by Agent, for the benefit of

Issuing Bank (and for the ratable benefit of each of the Lenders that have an obligation to pay to Agent, for the account of Issuing Bank, a share of each Letter of Credit Disbursement), as Cash Collateral in an amount up to 105% of the Letter of Credit Usage (to the extent permitted by applicable law, such Cash Collateral shall be applied to the reimbursement of any Letter of Credit Disbursement as and when such disbursement occurs and, if a Letter of Credit expires undrawn, the Cash Collateral held by Agent in respect of such Letter of Credit shall, to the extent permitted by applicable law, be reapplied pursuant to this Section 2.04(b)(ii), beginning with tier

(A) hereof),

(I) ninth, to pay any other Obligations other than Obligations owed to Defaulting Lenders,

(J)
tenth, ratably to pay any Obligations owed to Defaulting

Lenders; and

(K)
eleventh, to Borrowers (to be wired to the Designated

Account) or such other Person entitled thereto under applicable law.

(iii)
Agent promptly shall distribute to each Lender, pursuant to the applicable wire instructions received from each Lender in writing, such funds as it may be entitled to receive, subject to a Settlement delay as provided in Section 2.03(d).
(iv)
For purposes of Section 2.04(b)(ii), “paid in full” of a type of Obligation means payment in cash or immediately available funds of all amounts owing on account of such type of Obligation, including interest accrued after the commencement of any Insolvency Proceeding, default interest, interest on interest, any Liquidated Damages and expense reimbursements, irrespective of whether any of the foregoing would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.
(v)
In the event of a direct conflict between the priority provisions of this Section 2.04 and any other provision contained in this Agreement or any other Loan Document, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, if the conflict relates to the provisions of Section 2.03(f) and this Section 2.04, then the provisions of Section 2.03(f) shall control and govern, and if otherwise, then the terms and provisions of this Section 2.04 shall control and govern.
(vi)
Monies and proceeds obtained from a Loan Party shall not be applied to its Excluded Swap Obligations, but appropriate adjustments shall be made with respect to amounts obtained from other Loan Parties to preserve the allocations in each category. The allocations set forth in this Section are solely to determine the rights and priorities among the members of the Lender Group, and may be changed by agreement of the affected members of the Lender Group, without the consent of any Loan Party. This Section is not for the benefit of or enforceable by any Loan Party, and each Borrower irrevocably waives the right to direct the application of any payments or Collateral proceeds subject to this Section.

(c)
Reduction of Commitments.
(i)
Revolver Commitments. The Revolver Commitments shall terminate on the Maturity Date. Borrowers may reduce the Revolver Commitments, subject to payment of Liquidated Damages in accordance with Section 2.10(e), to an amount (which may be zero) not less than the sum of (A) the Revolver Usage as of such date, plus (B) the principal amount of all Revolving Loans not yet made as to which a request has been given by Borrowers under Section 2.03(a), plus (C) the amount of all Letters of Credit not yet issued as to which a request has been given by Borrowers pursuant to Section 2.11(a). Each such reduction shall be in an aggregate amount of $2,000,000 or any whole multiple of $1,000,000 in excess thereof (unless the Revolver Commitments are being reduced to zero and the amount of the Revolver Commitments in effect immediately prior to such reduction are less than $2,000,000), shall be made by providing not less than ten (10) Business Days prior written notice to Agent, and shall be irrevocable. Once reduced, the Revolver Commitments may not be increased. Each such reduction of the Revolver Commitments shall reduce the Revolver Commitments of each Lender proportionately in accordance with its ratable share thereof.
(d)
Optional Prepayments. Subject to Section 2.10(e), Borrowers may prepay the Loans at any time, in whole or in part, plus the applicable Liquidated Damages, plus accrued and unpaid interest on the principal amount being prepaid to the prepayment date and all fees, costs, expenses and other amounts related thereto. No prepayment of Revolving Loans under this clause (d) shall result in a permanent reduction of the Revolver Commitments.
(e)
Mandatory Prepayments.
(i)
Revolving Loans. If, at any time, (A) the Revolver Usage on such date exceeds (B) the lesser of (i) the Maximum Revolver Amount or (ii) the Borrowing Base reflected in the Borrowing Base Certificate most recently delivered by Borrowers to Agent (as adjusted by Agent for Reserves established by Agent from time to time), then Borrowers shall immediately prepay the Obligations in accordance with Section 2.04(f)(i) in an aggregate amount equal to the amount of such excess.
(ii)
Dispositions.
(A)
Promptly, but in any event, within three (3) Business Days of the date of receipt (or if a Cash Dominion Event has occurred and is continuing and Agent has exercised dominion over the Loan Parties' Deposit Accounts, concurrently with receipt) by any Loan Party or any of its Subsidiaries of the Net Cash Proceeds of any voluntary or involuntary sale or disposition by any Loan Party or any of its Subsidiaries of any assets (including casualty losses or condemnations but excluding sales or dispositions which qualify as Permitted Dispositions), Borrowers shall prepay the outstanding principal amount of the Obligations in accordance with Section 2.04(f)(ii) in an amount equal to 100% of such Net Cash Proceeds (including condemnation awards and payments in lieu thereof) received by such Person in connection with such sales or dispositions; provided that no amount shall be required to be prepaid under this clause (A) if the property so sold or disposed is collateral under the Ansley Park Facility; provided, further, that, so long as (w) no Default or Event of Default shall have occurred and is continuing or would result therefrom, (x) Borrowers shall have given Agent prior written notice of Borrowers' intention to apply such monies to the costs of replacement of the properties or assets that are the subject of such sale or disposition or the cost of purchase or construction of other assets useful in the business of the Loan Parties or their Subsidiaries, (y) the monies are held in a segregated Deposit Account in which Agent has a perfected first-priority security interest or Agent, in its sole discretion, has established a Reserve in an amount equal to such Net Cash Proceeds, and (z) such Loan Party or its Subsidiaries, as applicable, complete such replacement, purchase, or construction within 180 days (or, in the case of such binding commitment, subsequently complete such replacement, purchase, or construction within an additional 180 days thereafter) after the initial receipt of such monies, then the Loan Party whose assets were the subject of such disposition shall have the option to apply such monies to the costs of replacement of the assets that are the subject of such sale or disposition unless and to the extent that such applicable period shall have expired without such replacement, purchase, or construction being made or completed, in which case, any amounts remaining in the Deposit Account referred to in clause (y) above shall be paid to Agent and applied in accordance with Section 2.04(f)(ii).

(B)
Nothing contained in this Section 2.04(e)(ii) shall permit a Loan Party or any of its Subsidiaries to sell or otherwise dispose of any assets other than in accordance with Section 6.04.
(iii)
Extraordinary Receipts. Promptly, but in any event, within three (3) Business Days of the date of receipt (or if a Cash Dominion Event has occurred and is continuing and Agent has exercised dominion over the Loan Parties' Deposit Accounts, concurrently with receipt) by a Loan Party or any of its Subsidiaries of any Extraordinary Receipts, Borrowers shall prepay the outstanding principal amount of the Obligations in accordance with Section 2.04(f)(ii) in an amount equal to 100% of such Extraordinary Receipts, net of any reasonable expenses incurred in collecting such Extraordinary Receipts.
(iv)
Indebtedness. Promptly, but in any event, within three (3) Business Days of the date of incurrence (or if a Cash Dominion Event has occurred and is continuing and Agent has exercised dominion over the Loan Parties' Deposit Accounts, concurrently with such incurrence) by a Loan Party or any of its Subsidiaries of any Indebtedness (other than Permitted Indebtedness), Borrowers shall prepay the outstanding principal amount of the Obligations in accordance with Section 2.04(f)(ii) in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection with such incurrence. The provisions of this Section 2.04(e)(iv) shall not be deemed to be implied consent to any such incurrence otherwise prohibited by the terms of this Agreement.

(v)
Equity. Promptly, but in any event, within three (3) Business Days of the date of the issuance (or if a Cash Dominion Event has occurred and is continuing and Agent has exercised dominion over the Loan Parties' Deposit Accounts, concurrently with such issuance) by Holdings or any of its Subsidiaries of any Equity Interests (other than (A) in the event that Holdings or any of its Subsidiaries forms any Subsidiary in accordance with the terms hereof, the issuance by such Subsidiary of Equity Interests to Holdings, Administrative Borrower or such Subsidiary, as applicable, (B) the issuance of Equity Interests by Holdings to any Person that is an equity holder of Holdings prior to such issuance (a “Subject Holder”) so long as such Subject Holder did not acquire any Equity Interest of Holdings so as to become a Subject Holder concurrently with, or in contemplation of, the issuance of such Equity Interest to such Subject Holder, (C) the issuance of Equity Interests of Holdings to directors, officers and employees Holdings and its Subsidiaries pursuant to employee stock option plans (or other employee incentive plans or other compensation arrangements) approved by the Board of Directors, and (D) the issuance of Equity Interests by a Subsidiary of Holdings to its parent or member in connection with the contribution by such parent or member to such Subsidiary of the proceeds of an issuance described in this clause (v)), Borrowers shall prepay the outstanding principal amount of the Obligations in accordance with Section 2.04(f)(ii) in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection with such issuance.
(vi)
If, on the fifth (5th) Business Day immediately succeeding any drawing in respect of any Loans, (i) there are outstanding Loans and (ii) the Loan Parties have not used such Loans, then, as of the end of such Business Day, the Borrowers shall, within two (2) Business Days, prepay such Loans, which prepayment shall be in an amount equal to the lesser of (A) the amount of such Loans that were not used as of such fifth (5th) Business Day and (B) the amount of outstanding Loans; provided that if the date of such prepayment falls on the last Business Day of any fiscal quarter, then the required date for such prepayment shall be moved to the next succeeding Business Day; provided, however, if the Loan Parties failed to comply with Section 3.02 of this Agreement in connection with such drawing of such Loans, the Borrower shall immediately prepay such Loans in an amount equal to the total amount of the applicable drawing of Loans.
(f)
Application of Payments.
(i)
Each prepayment pursuant to Section 2.04(e)(i) shall, (A) so long as no Application Event shall have occurred and be continuing, be applied, first, to the outstanding principal amount of Extraordinary Advances and Swingline Advances until paid in full, second, to the outstanding principal amount of the Revolving Loans until paid in full, and third, to Cash Collateralize the Letters of Credit in an amount equal to 105% of the then outstanding Letter of Credit Usage, and (B) if an Application Event shall have occurred and be continuing, be applied in the manner set forth in Section 2.04(b)(ii).

(ii)
Each other prepayment pursuant to Section 2.04(e) shall (A) so long as no Application Event shall have occurred and be continuing, be applied, first, to the outstanding principal amount of Extraordinary Advances and Swingline Advances until paid in full, second, to the outstanding principal amount of the Revolving Loans, until paid in full, and third, to Cash Collateralize the Letters of Credit in an amount equal to 105% of the then outstanding Letter of Credit Usage, and (B) if an Application Event shall have occurred and be continuing, be applied in the manner set forth in Section 2.04(b)(ii).
(iii)
No prepayment applied to the Revolving Loans or to Cash Collateralize Letter of Credit Usage under Section 2.04(f)(i) shall result in a reduction in the Maximum Revolver Amount; provided, that if an Event of Default exists, Required Lenders may elect for any such prepayment under Section 2.04(f)(ii) to result in a permanent reduction of the Maximum Revolver Amount.
2.05
Promise to Pay; Promissory Notes.
(a)
Borrowers agree to pay the Lender Group Expenses on the earlier of (i) the first day of the month following the date on which the applicable Lender Group Expenses were first incurred or (ii) the date on which demand therefor is made by Agent (it being acknowledged and agreed that (A) any charging of such costs, expenses or Lender Group Expenses to the Loan Account pursuant to the provisions of Section 2.06(d) shall be deemed to constitute a demand for payment thereof for the purposes of this subclause (ii) and (B) Agent is authorized and directed to deduct and retain sufficient amounts from any deposits paid by Borrowers to Agent on or prior to the Closing Date or pursuant to the terms hereof or of any other Loan Document, as applicable; Borrowers promise to pay all of the Obligations (including principal, interest, premiums, if any, fees, costs, and expenses (including Lender Group Expenses)) in full on the Maturity Date or, if earlier, on the date on which the Obligations become due and payable pursuant to the terms of this Agreement. Borrowers agree that (i) their obligations contained in the first sentence of this Section 2.05(a) shall survive payment or satisfaction in full of all other Obligations and (ii) all payments of the Lender Group Expenses shall be nonrefundable under all circumstances.
(b)
Any Lender may request that any portion of its Commitments or the Loans made by it be evidenced by one or more promissory notes. In such event, Borrowers shall execute and deliver to such Lender the requested Revolving Note payable to the order of such Lender. Thereafter, the portion of the Commitments and Loans evidenced by such promissory notes and interest thereon shall at all times be represented by one or more promissory notes in such form payable to the order of the payee named therein.
2.06
Interest Rates and Letter of Credit Fee: Rates, Payments, and Calculations.
(a)
Interest Rates. Except as provided in Section 2.06(c), all Revolving Loans and other Obligations shall bear interest at a per annum rate equal to the SOFR Rate plus the Applicable Margin.
(b)
Letter of Credit Fee. Borrowers shall pay, on a joint and several basis, Agent

(for the ratable benefit of the Revolving Lenders, but subject to any netting required pursuant to the last sentence of Section 2.11(k)), a Letter of Credit fee (the “Letter of Credit Fee”) (which fee shall be in addition to the fronting fees and commissions, other fees, charges and expenses set forth in Section 2.11(k) required to be paid by Borrowers) that shall accrue at a per annum rate equal to the rate then applicable to Revolving Loans hereunder on the average daily amount of the Letter of Credit Usage during the period from and including the date of issuance of such Letter of Credit to but excluding the date on which there ceases to be Letter of Credit Usage.
(c)
Default Rate. Upon the occurrence and during the continuation of (A) an Event of Default described in Section 8.04 or Section 8.05, automatically, and (B) any other Event of Default, at the election of Agent at the request of the Required Lenders,
(i)
all Obligations, including all Obligations charged to the Loan Account, but not, for the avoidance of doubt, Obligations in respect of undrawn Letters of Credit, shall bear interest at a per annum rate equal to two (2) percentage points above the per annum rate otherwise applicable thereunder, and
(ii)
the Letter of Credit Fee shall be increased to two (2) percentage points above the per annum rate otherwise applicable hereunder.
(d)
Payment. Except to the extent provided to the contrary in Section 2.10 or Section 2.11(k), (i) all interest, all Letter of Credit Fees and all other fees payable hereunder or under any of the other Loan Documents shall be due and payable, in arrears, on the first day of each month and (ii) all costs and expenses payable hereunder or under any of the other Loan Documents, and all Lender Group Expenses shall be due and payable on the earlier of (1) the first day of the month following the date on which the applicable costs, expenses, or Lender Group Expenses were first incurred or (2) the date on which demand therefor is made by Agent (it being acknowledged and agreed that any charging of such costs, expenses or Lender Group Expenses to the Loan Account pursuant to the provisions of the following sentence shall be deemed to constitute a demand for payment thereof for the purposes of this subclause (2)). Borrowers hereby authorize Agent, from time to time without prior notice to Borrowers, and Agent hereby agrees, to charge to the Loan Account (A) on the first day of each month, all interest accrued during the prior month on the Loans hereunder, (B) on the first day of each month, all Letter of Credit Fees accrued or chargeable hereunder during the prior month, (C) as and when incurred or accrued, all fees and costs provided for in Section 2.10(a) or (c), (D) on the first day of each month, the Unused Line Fee accrued during the prior month pursuant to Section 2.10(b), (E) as and when due and payable, all other fees payable hereunder or under any of the other Loan Documents, (F) as and when incurred or accrued, the fronting fees and all commissions, other fees, charges and expenses provided for in Section 2.11(k), (G) as and when incurred or accrued, all other Lender Group Expenses, and (H) as and when due and payable, all other payment obligations payable under any Loan Document, other than such payments made pursuant to Section 2.04(a)(ii). All amounts (including interest, fees, costs, expenses, Lender Group Expenses, or other amounts payable hereunder or under any other Loan Document) charged to the Loan Account shall thereupon constitute Revolving Loans hereunder, shall constitute Obligations hereunder, and shall initially accrue interest at the rate then applicable to Revolving Loans.
(e)
Computation. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360 day year, in each case, for the actual number of days elapsed in the period during which the interest or fees accrue. All interest hereunder on any Loan shall be computed on a daily basis based upon the outstanding principal amount of such Loan as of the applicable date of determination.
(f)
Intent to Limit Charges to Maximum Lawful Rate. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final, non-appealable judgment, deem applicable. Borrowers and the Lender Group, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, that, anything contained herein to the contrary notwithstanding, if such rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto, as of the date of this Agreement, Borrowers are and shall be liable only for the payment of such maximum amount as is allowed by law, and payment received from Borrowers in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.
(g)
Inability to Determine Interest Rate. Subject to Section 2.06(l), if, at any applicable time, (i) Agent determines (which determination shall be conclusive and binding absent manifest error upon the Borrowers and the Lenders) that the SOFR Screen Rate cannot be determined pursuant to the definition thereof, (ii) the basis for determining the SOFR Screen Rate ceases to be reported by the sources designated by Agent from time to time and Agent shall have reasonably determined that, by reason of circumstances affecting the relevant market, other adequate and reasonable means do not exist for ascertaining the SOFR Screen Rate, or

(iii) Required Lenders determine that for any reason in connection with any request for a SOFR Loan that the SOFR Rate does not adequately and fairly reflect the cost to such Lenders of making and maintaining such Loan, and the Required Lenders have provided notice of such determination to Agent, then Agent shall forthwith give notice thereof to Borrowers and each Lender. Upon notice thereof (i) the interest rate applicable to the Revolving Loans and other Obligations shall be the Prime Rate plus the Applicable Margin determined and effective immediately, (ii) each reference herein to the SOFR Rate shall be deemed thereafter to be a reference to the Prime Rate, and (iii) subject to Section 2.06(i), such substituted rate shall thereafter be determined by Agent in accordance with the terms hereof. Until notice contemplated by Section 2.06(i) is furnished by Agent, the SOFR Rate shall not apply to any Loan or any other Obligations.

(h)
Applicable Rate Unlawful or Impractical. In the event that any change in market conditions or any Change in Law shall at any time after the date hereof, in the reasonable opinion of any Lender, make it unlawful or impractical for such Lender to fund or maintain Loans bearing interest at the SOFR Rate or the Benchmark; or to continue such funding or maintaining, or to determine or charge interest at the SOFR Rate or the Benchmark, such Lender shall give notice of such changed circumstances to Agent and Borrowers (an “Illegality Notice”), and Agent promptly shall transmit the notice to each other Lender and (i) any obligation of Lenders to make SOFR Loans, (ii) in the case of any outstanding Loans of such Lender bearing interest at the SOFR Rate or the Benchmark, the date specified in such Lender’s Illegality Notice shall be deemed to be the last day such Loans shall bear interest at the SOFR Rate or the Benchmark, as applicable, and the interest rate applicable to the Revolving Loans and other Obligations shall be the Prime Rate plus the Applicable Margin, and (iii) such interest based upon the Prime Rate shall continue to be applicable to the Obligations until each affected Lender determines that it would no longer be unlawful or impractical to fund or maintain Loans bearing interest at the SOFR Rate or the Benchmark.

(i)
Reinstatement of SOFR Rate. If there has been at any time an interest rate substituted for the SOFR Rate in accordance with this Section 2.06 and if in the reasonable opinion of Agent, the circumstances causing such substitution have ceased, then Agent shall promptly notify Administrative Borrower in writing of such cessation, and thereafter the SOFR Rate shall be determined as originally defined hereby. Nevertheless, thereafter the provisions of Sections 2.06(a), (g) and (h) shall continue to be effective.
(j)
Special Provisions Applicable to SOFR Rate. The SOFR Rate may be adjusted by Agent with respect to any Lender on a prospective basis to take into account any additional or increased costs to such Lender of maintaining or obtaining any eurodollar deposits or increased costs (other than Taxes which shall be governed by Article XVI), in each case, due to changes in applicable law, including any Changes in Law and changes in the reserve requirements imposed by the Board of Governors (including pursuant to regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, special, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D)), which additional or increased costs would increase the cost of funding or maintaining loans bearing interest at the SOFR Rate. In any such event, the affected Lender shall give Borrowers and Agent notice of such a determination and adjustment and Agent promptly shall transmit the notice to each other Lender and, upon its receipt of the notice from the affected Lender, Borrowers may, by notice to such affected Lender (i) require such Lender to furnish to Borrowers a statement setting forth in reasonable detail the basis for adjusting such SOFR Rate and the method for determining the amount of such adjustment, or (ii) repay the Loans of such Lender with respect to which such adjustment is made.
(k)
SOFR Rate Conforming Changes. In connection with the use or administration of the SOFR Rate, Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. Agent will promptly notify Borrowers and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of the SOFR Rate.
(l)
Benchmark Replacement Setting.
(i)
Benchmark Replacement.
(A)
Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, Agent and Administrative Borrower may amend this Agreement to replace the then- current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (New

York City time) on the fifth (5th) Business Day after Agent has posted such proposed amendment to all affected Lenders and Administrative Borrower so long as Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 2.06(l)(i)(A) will occur prior to the applicable Benchmark Transition Start Date.

(B)
No Hedge Agreement shall be deemed to be a “Loan Document” for purposes of this Section 2.06(l).
(ii)
Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(iii)
Notices; Standards for Decisions and Determinations. Agent will promptly notify Administrative Borrower and the Lenders of (A) the implementation of any Benchmark Replacement and (B) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. Agent will further notify Administrative Borrower of the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.06(l), including any determination with respect to a rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.06(l).
(iv)
Benchmark Unavailability Period. Upon Administrative Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, Administrative Borrower may revoke any pending request for a SOFR Borrowing, and failing that, Administrative Borrower will be deemed to have converted any such request into a request for a Borrowing of a Loan at the interest rate applicable to Prime Rate Loans.
2.07
Crediting Payments. The receipt of any payment item by Agent shall not be required to be considered a payment on account unless such payment item is a wire transfer of immediately available federal funds made to Agent’s Account or unless and until such payment item is honored when presented for payment. Should any payment item not be honored when presented for payment, then Borrowers shall be deemed not to have made such payment and interest shall be calculated accordingly. Anything to the contrary contained herein notwithstanding, any payment item shall be deemed received by Agent only if (i) it is received into Agent’s Account on a Business Day on or before 1:00 p.m. and (ii) made at any time other than during the continuation of a Cash Dominion Period, prior notice of such payment has been received. If any payment item is received into Agent’s Account on a non-Business Day, after 1:00

p.m. on a Business Day or, at any time other than during the continuation of a Cash Dominion Period, if prior notice of such payment is not provided (unless Agent, in its sole discretion, elects to credit it on the date received), it shall be deemed to have been received by Agent as of the opening of business on the immediately following Business Day. Solely upon the occurrence of a Cash Dominion Event and during the continuation of a Cash Dominion Period, available amounts in a Deposit Account subject to a Control Agreement shall be given credit for purposes of calculating interest three (3) Business Days after such collections are received by Agent.

2.08
Designated Account. Agent is authorized to make the Loans, and Issuing Bank is authorized to issue the Letters of Credit, under this Agreement based upon written or other instructions received from anyone purporting to be an Authorized Person or, without instructions, if pursuant to Section 2.06(d). Borrowers agree to establish and maintain the Designated Account with the Designated Account Bank for the purpose of receiving the proceeds of the Loans requested by Borrowers and made by Agent or the Lenders hereunder. Unless otherwise agreed by Agent and Administrative Borrower, any Loan requested by Borrowers and made by Agent or the Lenders hereunder shall be made to the Designated Account. The parties hereto acknowledge and agree that the economic benefit of the foregoing provisions of this Section 2.08 shall be for the exclusive benefit of Agent.
2.09
Maintenance of Loan Account; Statements of Obligations. Agent shall maintain an account on its books in the name of Administrative Borrower (the “Loan Account”) on which Borrowers will be charged with the Loans (including Swingline Advances and Extraordinary Advances) made by Agent or the Lenders to Borrowers or for Borrowers’ account, the Letters of Credit issued by Issuing Bank for Borrowers’ account, and with all other payment Obligations hereunder or under the other Loan Documents, including, accrued interest, consolidated fees and expenses, and Lender Group Expenses. In accordance with Section 2.07, the Loan Account will be credited with all payments received by Agent from Borrowers or for Borrowers’ account. Agent shall make available to Administrative Borrower monthly statements regarding the Loan Account, including the principal amount of the Loans, interest accrued hereunder, consolidated fees accrued or charged hereunder or under the other Loan Documents, and a summary of all charges and expenses constituting Lender Group Expenses accrued hereunder or under the other Loan Documents, and each such statement, absent manifest error, shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrowers and the Lender Group unless, within forty five (45) days after Agent first makes such a statement available to Administrative Borrower, Administrative Borrower shall deliver to Agent written objection thereto describing the error or errors contained in such statement.
2.10
Fees.
(a)
Agent Fees. Borrowers shall pay to Agent, on a joint and several basis, for the account of Agent, as and when due and payable under the terms of the Fee Letter, the fees set forth in the Fee Letter.
(b)
Unused Line Fee. Borrowers shall pay to Agent, on a joint and several basis, for the ratable account of the Revolving Lenders, an unused line fee (the “Unused Line Fee”) in an amount equal to 0.50% times the result of (i) the aggregate amount of the Revolver Commitments, less (ii) the Average Revolver Usage during the immediately preceding month (or portion thereof), which Unused Line Fee shall be due and payable monthly in arrears on the first day of each month from and after the Closing Date up to the first day of the month prior to the date on which the Obligations are paid in full and on the date on which the Obligations are paid in full.

(c)
Minimum Balance Fee. Borrowers shall pay to Agent, on a joint and several basis, for the ratable account of the Revolving Lenders, a minimum balance fee (the “Minimum Balance Fee”) in an amount equal to (a) the positive difference, if any, remaining after subtracting

(i) the average end-of-day principal balance of Revolving Loans outstanding during the immediately preceding month from (ii) the Minimum Balance multiplied by (b) the highest rate applicable to the Revolving Loans (after giving effect to Section 2.06(c)) during such month, which Minimum Balance Fee shall be due and payable monthly in arrears on the first day of each month from and after the Closing Date up to the first day of the month prior to the date on which the Obligations are paid in full and on the date on which the Obligations are paid in full.

(d)
Field Examination and Other Fees. Borrowers shall pay to Agent, on a joint and several basis, field examination, appraisal, and valuation fees and charges as and when incurred or chargeable; provided, that (i) for so long as no Default or Event of Default shall have occurred and be continuing, Borrowers shall not be obligated to reimburse Agent for more than one field examination and (ii) any additional field examinations or additional appraisals required by Agent shall be performed at the expense of Agent; and, provided, further, that (x) if a Field Examination Trigger has occurred, Borrowers shall be obligated to reimburse Agent for an additional field examination in the twelve-month period thereafter and (y) if a Default or Event of Default shall have occurred and be continuing, Agent may conduct additional field examinations and additional appraisals, in each case at Borrowers’ expense.
(e)
Liquidated Damages.
(i)
If at any time (x) Borrowers (1) reduce all or any portion of, or terminate, the Revolver Commitment or the Revolving Facility, or (2) fail to pay the outstanding Obligations in full on the Maturity Date, or (y) pursuant to the terms of this Agreement or any other Loan Document, (I) Agent or any Lender demands repayment of the outstanding Obligations in whole or in part, (II) Agent or any Lender reduces all or any portion of, or terminates, the Revolver Commitments or the Revolving Facility, or (III) repayment of the outstanding Obligations is otherwise accelerated in whole or in part for any reason, including because of default, the commencement of any Insolvency Proceeding or other proceeding pursuant to any debtor relief laws, sale, disposition or encumbrance (including that by operation of law or otherwise), then at the time of such repayment, prepayment, demand or acceleration, and in addition to the principal balance of the Loans being prepaid, all accrued and unpaid interest thereon, all fees, costs, expenses and other amounts payable to Agent, Issuing Bank, and the Lenders in connection with the Loans, and all other Obligations paid to Agent, Issuing Bank, and the Lenders under this Agreement and the other Loan Documents required to be paid at such time, Borrowers shall pay liquidated damages to Agent, Issuing Bank, and the Lenders in an amount equal to the product of (A) multiplied by (B) below (the “Liquidated Damages”):
(A)
if such prepayment, repayment, demand, reduction, termination, acceleration or failure to pay on the Maturity Date relates to the

Revolving Facility or the Revolver Commitment, the amount of such prepayment, repayment or demand or such reduction or, in the case of the termination or acceleration of the Revolving Facility or Revolver Commitment, or failure to pay on the Maturity Date, the amount of the Revolving Facility;

multiplied by

(A)
(1) three percent (3.00%) if such prepayment, repayment, demand, reduction, termination, acceleration or failure to pay occurs on or prior to the first (1st) anniversary of the Closing Date, (2) two percent (2.00%) if such prepayment, repayment, demand, reduction, acceleration or failure to pay occurs after the first (1st) anniversary of the Closing Date but on or prior to the second (2nd) anniversary of the Closing Date, (3) one percent (1.00%) if such prepayment, repayment, demand, reduction, acceleration or failure to pay occurs after the second (2nd) anniversary of the Closing Date but on or prior to the third (3rd) anniversary of the Closing Date (provided the rate shall be zero percent (0.00%) during the last ninety (90) days prior to the Maturity Date).
(ii)
Borrowers’ election to reduce or terminate the Revolver Commitment in whole or in part shall be delivered to Agent in writing by the Administrative Borrower (a “Principal Reduction Notice”) at least thirty (30) calendar days (or such shorter period as may be agreed by Agent in its sole discretion) prior to the date of such reduction, termination and/or prepayment. A Principal Reduction Notice shall be irrevocable when delivered to Agent; provided, that a Principal Reduction Notice may be conditioned on the closing of a refinancing of this Agreement and the other Loan Documents.
(iii)
Liquidated Damages, if any, shall constitute part of the Obligations, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of each Lender’s lost profits as a result thereof. Any Liquidated Damages payable in accordance with this Section 2.10(e) shall be presumed to be the liquidated damages sustained by each Lender as the result of any of the events described in clause (i) above and the Loan Parties agree that such Liquidated Damages are reasonable under the circumstances currently existing. For the avoidance of doubt, Liquidated Damages, if any, shall also be payable (A) in the event the Obligations (and/or this Agreement) are satisfied or released by foreclosure (whether by power of judicial proceeding), deed in lieu of foreclosure or by any other means and/or (B) upon the satisfaction, release, payment, restructuring, reorganization, replacement, reinstatement, defeasance or compromise of any of the Obligations (and/or this Agreement) in any Insolvency Proceeding or other proceeding pursuant to any debtor relief laws, foreclosure (whether by power of judicial proceeding or otherwise), deed in lieu of foreclosure or by any other means or the making of a distribution of any kind in any insolvency proceeding to Agent, for the account of the Lender Group, in full or partial satisfaction of the Obligations. THE LOAN PARTIES EXPRESSLY WAIVE THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING LIQUIDATED DAMAGES IN CONNECTION WITH ANY OF THE EVENTS

DESCRIBED IN CLAUSE (i) ABOVE INCLUDING IN CONNECTION WITH ANY VOLUNTARY OR INVOLUNTARY ACCELERATION OF THE OBLIGATIONS PURSUANT TO ANY INSOLVENCY PROCEEDING OR OTHER PROCEEDING PURSUANT TO ANY DEBTOR RELIEF LAWS OR PURSUANT TO A PLAN OF

REORGANIZATION. The Loan Parties expressly agree that: (w) the Liquidated Damages are reasonable and are the product of an arm's length transaction between sophisticated business people, ably represented by counsel; (x) the Liquidated Damages shall be payable notwithstanding the then prevailing market rates at the time payment is made; (y) there has been a course of conduct between Lenders and the Loan Parties giving specific consideration in this transaction for such agreement to pay the Liquidated Damages; and

(z) the Loan Parties shall be estopped hereafter from claiming differently than as agreed to in this paragraph. The Loan Parties expressly acknowledge that their agreement to pay the Liquidated Damages to the Lender Group as herein described is a material inducement to Lenders to make the Loans.

(f)
Intended Tax Treatment. All parties intend to treat the fees and other amounts described in this Section 2.10 due directly or indirectly to the Lenders as original issue discount or additional interest on the Obligations for U.S. federal and state income tax purposes to the extent permissible under applicable law.
2.11
Letters of Credit.
(a)
Subject to the terms and conditions of this Agreement, upon the request of Borrowers made in accordance herewith, and prior to the Maturity Date, Agent agrees to cause to have issued a requested Letter of Credit for the account of Borrowers. By submitting a request to Agent for the issuance of a Letter of Credit, Borrowers shall be deemed to have requested that Issuing Bank issue the requested Letter of Credit. Each request for the issuance of a Letter of Credit, or the amendment, renewal, or extension of any outstanding Letter of Credit, shall be irrevocable and shall be made on a Business Day in writing by an Authorized Person and delivered to Agent via an electronic method of transmission reasonably acceptable to Agent and reasonably in advance of the requested date of issuance, amendment, renewal, or extension. Each such request shall be in form and substance reasonably satisfactory to Agent and to Issuing Bank and (i) shall specify (A) the amount of such Letter of Credit, (B) the date of issuance, amendment, renewal, or extension of such Letter of Credit, (C) the proposed expiration date of such Letter of Credit, (D) the name and address of the beneficiary of the Letter of Credit, and (E) such other information (including, the conditions to drawing, and, in the case of an amendment, renewal, or extension, identification of the Letter of Credit to be so amended, renewed, or extended) as shall be necessary to prepare, amend, renew, or extend such Letter of Credit, and (ii) shall be accompanied by such Issuer Documents as Agent or Issuing Bank may request or require, to the extent that such requests or requirements are consistent with the Issuer Documents that Issuing Bank generally requests for Letters of Credit in similar circumstances. Agent shall promptly transmit copies of each such request to each Lender and to Issuing Bank. Agent’s records of the content of any such request will be conclusive.
(b)
Issuing Bank shall have no obligation to issue, and Agent shall have no obligation to cause to be issued, a Letter of Credit if any of the following would result after giving effect to the requested issuance:

(i)
the Letter of Credit Usage would exceed $5,000,000, or
(ii)
the number of outstanding Letters of Credit would exceed five (5),

or

(iii)
the Letter of Credit Usage would exceed the result of (A) the

Maximum Revolver Amount, less (B) the outstanding principal amount of Revolving Loans, less (C) the aggregate amount of all requested Letters of Credit not yet issued or denied at such time, less (D) without duplication, the aggregate amount of all Reserves in effect at such time,

(iv)
the Letter of Credit Usage would exceed the result of (A) the Borrowing Base at such time, less (B) the outstanding principal balance of the Revolving Loans at such time, less (C) the aggregate amount of all requested Letters of Credit not yet issued or denied at such time; or
(v)
such Letter of Credit has an expiration date occurring later than the earlier of (A) one year after the date of issuance thereof, unless otherwise agreed upon by Agent and Issuing Bank, and (B) the date that is five (5) Business Days prior to the Maturity Date; provided, that a Letter of Credit may, upon the request of the Administrative Borrower, include a provision whereby such Letter of Credit shall be renewed automatically for additional consecutive periods of one year or less (but not beyond the date that is five (5) Business Days prior to the Maturity Date).
(c)
In the event there is a Defaulting Lender as of the date of any request for the issuance of a Letter of Credit, the Issuing Bank shall not be required to issue, and Agent shall not be required to arrange for, such Letter of Credit to the extent (i) the Defaulting Lender’s Letter of Credit Exposure with respect to such Letter of Credit may not be reallocated pursuant to Section 2.03(f)(ii), or (ii) the Issuing Bank has not otherwise entered into arrangements reasonably satisfactory to it and Borrowers to eliminate the Issuing Bank’s risk with respect to the participation in such Letter of Credit of the Defaulting Lender, which arrangements may include Borrowers Cash Collateralizing such Defaulting Lender’s Letter of Credit Exposure in accordance with Section 2.03(f)(ii). Additionally, Issuing Bank shall have no obligation to issue, and Agent shall not be required to arrange for, a Letter of Credit if (A) any order, judgment, or decree of any Governmental Authority or arbitrator shall, by its terms, purport to enjoin or restrain Issuing Bank from issuing such Letter of Credit, or any law applicable to Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over Issuing Bank shall prohibit or request that Issuing Bank refrain from the issuance of letters of credit generally or such Letter of Credit in particular, (B) the issuance of such Letter of Credit would violate one or more policies of Issuing Bank applicable to letters of credit generally, or (C) if amounts demanded to be paid under any Letter of Credit will or may not be in United States Dollars.
(d)
Any Issuing Bank (other than Agent or any of its Affiliates) shall notify Agent in writing no later than the Business Day immediately following the Business Day on which such Issuing Bank issued any Letter of Credit; provided that until Agent advises any such Issuing Bank that the provisions of Section 3.02 are not satisfied, such Issuing Bank shall be required to so notify Agent in writing only once each week of the Letters of Credit issued by such Issuing Bank during the immediately preceding week as well as the daily amounts outstanding for the prior week, such notice to be furnished on such day of the week as Agent and such Issuing Bank may agree. Each Letter of Credit shall be a standby letter of credit in form and substance reasonably acceptable to Issuing Bank, including the requirement that the amounts payable thereunder must be payable in Dollars. If Issuing Bank makes a payment under a Letter of Credit, Borrowers shall pay to Agent an amount equal to the applicable Letter of Credit Disbursement on the Business Day such Letter of Credit Disbursement is made and, in the absence of such payment, the amount of the Letter of Credit Disbursement immediately and automatically shall be deemed to be a Revolving Loan hereunder and for the avoidance of doubt, shall constitute Revolver Usage (notwithstanding any failure to satisfy any condition precedent set forth in Article III) and, initially, shall bear interest at the rate then applicable to Revolving Loans. If a Letter of Credit Disbursement is deemed to be a Revolving Loan hereunder, Borrowers’ obligation to pay the amount of such Letter of Credit Disbursement to Issuing Bank shall be automatically converted into an obligation to pay the resulting Revolving Loan. Promptly following receipt by Agent of any payment from Borrowers pursuant to this paragraph, Agent shall distribute such payment to Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to Section 2.11(e) to reimburse Issuing Bank, then to such Revolving Lenders and Issuing Bank as their interests may appear.

(e)
Promptly following receipt of a notice of a Letter of Credit Disbursement pursuant to Section 2.11(d), each Revolving Lender agrees to fund its Pro Rata Share of any Revolving Loan deemed made pursuant to Section 2.11(d) on the same terms and conditions as if Borrowers had requested the amount thereof as a Revolving Loan and Agent shall promptly pay to Issuing Bank the amounts so received by it from the Revolving Lenders. By the issuance of a Letter of Credit (or an amendment, renewal, or extension of a Letter of Credit) and without any further action on the part of Issuing Bank or the Revolving Lenders, Issuing Bank shall be deemed to have granted to each Revolving Lender, and each Revolving Lender shall be deemed to have purchased, a participation in each Letter of Credit issued by Issuing Bank, in an amount equal to its Pro Rata Share of such Letter of Credit, and each such Revolving Lender agrees to pay to Agent, for the account of Issuing Bank, such Revolving Lender’s Pro Rata Share of any Letter of Credit Disbursement made by Issuing Bank under the applicable Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to Agent, for the account of Issuing Bank, such Revolving Lender’s Pro Rata Share of each Letter of Credit Disbursement made by Issuing Bank and not reimbursed by Borrowers on the date due as provided in Section 2.11(d), or of any reimbursement payment that is required to be refunded (or that Agent or Issuing Bank elects, based upon the advice of counsel, to refund) to Borrowers for any reason. Each Revolving Lender acknowledges and agrees that its obligation to deliver to Agent, for the account of Issuing Bank, an amount equal to its respective Pro Rata Share of each Letter of Credit Disbursement pursuant to this Section 2.11(e) shall be absolute and unconditional and such remittance shall be made notwithstanding the occurrence or continuation of an Event of Default or Default or the failure to satisfy any condition set forth in Article III. If any such Revolving Lender fails to make available to Agent the amount of such Revolving Lender’s Pro Rata Share of a Letter of Credit Disbursement as provided in this Section, such Revolving Lender shall be deemed to be a Defaulting Lender and Agent (for the account of Issuing Bank) shall be entitled to recover such amount on demand from such Revolving Lender together with interest thereon at the Defaulting Lender Rate until paid in full.

(f)
Borrowers agree to indemnify, defend and hold harmless each member of the Lender Group (including Issuing Bank and its branches, Affiliates, and correspondents) and each other Indemnified Person (each, including Issuing Bank, a “Letter of Credit Related Person”) (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, liabilities, fines, costs, penalties, and damages, and all reasonable fees and disbursements of attorneys, experts, or consultants and all other costs and expenses actually incurred in connection therewith or in connection with the enforcement of this indemnification (as and when they are incurred and irrespective of whether suit is brought), which may be incurred by or awarded against any such Letter of Credit Related Person (other than claims primarily related to Taxes, which shall be governed by Article XVI) (the “Letter of Credit Indemnified Costs”), and which arise out of or in connection with, or as a result of:
(i)
any Letter of Credit or any pre-advice of its issuance;
(ii)
any transfer, sale, delivery, surrender or endorsement of any Drawing Document at any time(s) held by any such Letter of Credit Related Person in connection with any Letter of Credit;
(iii)
any action or proceeding arising out of, or in connection with, any Letter of Credit (whether administrative, judicial or in connection with arbitration), including any action or proceeding to compel or restrain any presentation or payment under any Letter of Credit, or for the wrongful dishonor of, or honoring a presentation under, any Letter of Credit;
(iv)
any independent undertakings issued by the beneficiary of any Letter of Credit;
(v)
any unauthorized instruction or request made to Issuing Bank in connection with any Letter of Credit or requested Letter of Credit or error in computer or electronic transmission;
(vi)
an adviser, confirmer or other nominated person seeking to be reimbursed, indemnified or compensated;
(vii)
any third party seeking to enforce the rights of an applicant, beneficiary, nominated person, transferee, assignee of Letter of Credit proceeds or holder of an instrument or document;
(viii)
the fraud, forgery or illegal action of parties other than the Letter of Credit Related Person;
(ix)
Issuing Bank’s performance of the obligations of a confirming institution or entity that wrongfully dishonors a confirmation; or
(x)
the acts or omissions, whether rightful or wrongful, of any present or future de jure or de facto governmental or regulatory authority or cause or event beyond the control of the Letter of Credit Related Person;

in each case, including that resulting from the Letter of Credit Related Person’s own negligence; provided, however, that such indemnity shall not be available to any Letter of Credit Related Person claiming indemnification under clauses (i) through (x) above to the extent that such Letter of Credit Indemnified Costs may be finally determined in a final, non-appealable judgment of a court of competent jurisdiction to have resulted directly from the gross negligence or willful misconduct of the Letter of Credit Related Person claiming indemnity. Borrowers hereby agree to pay the Letter of Credit Related Person claiming indemnity on demand from time to time all amounts owing under this Section 2.11(f). If and to the extent that the obligations of Borrowers under this Section 2.11(f) are unenforceable for any reason, Borrowers agree to make the maximum contribution to the Letter of Credit Indemnified Costs permissible under applicable law. This indemnification provision shall survive termination of this Agreement and all Letters of Credit.

(g)
The liability of Issuing Bank (or any other Letter of Credit Related Person) under, in connection with or arising out of any Letter of Credit (or pre-advice), regardless of the form or legal grounds of the action or proceeding, shall be limited to direct damages suffered by Borrowers that are caused directly by Issuing Bank’s gross negligence or willful misconduct in (i) honoring a presentation under a Letter of Credit that on its face does not at least substantially comply with the terms and conditions of such Letter of Credit, (ii) failing to honor a presentation under a Letter of Credit that strictly complies with the terms and conditions of such Letter of Credit or (iii) retaining Drawing Documents presented under a Letter of Credit. Issuing Bank shall be deemed to have acted with due diligence and reasonable care if Issuing Bank’s conduct is in accordance with Standard Letter of Credit Practice or in accordance with this Agreement. Borrowers’ aggregate remedies against Issuing Bank and any Letter of Credit Related Person for wrongfully honoring a presentation under any Letter of Credit or wrongfully retaining honored Drawing Documents shall in no event exceed the aggregate amount paid by Borrowers to Issuing Bank in respect of the honored presentation in connection with such Letter of Credit under Section 2.11(d), plus interest at the rate then applicable to Revolving Loans hereunder. Borrowers shall take action to avoid and mitigate the amount of any damages claimed against Issuing Bank or any other Letter of Credit Related Person, including by enforcing its rights against the beneficiaries of the Letters of Credit. Any claim by Borrowers under or in connection with any Letter of Credit shall be reduced by an amount equal to the sum of (x) the amount (if any) saved by Borrowers as a result of the breach or alleged wrongful conduct complained of; and (y) the amount (if any) of the loss that would have been avoided had Borrowers taken all reasonable steps to mitigate any loss, and in case of a claim of wrongful dishonor, by specifically and timely authorizing Issuing Bank to effect a cure.
(h)
Borrowers are responsible for preparing or approving the final text of the Letter of Credit as issued by Issuing Bank, irrespective of any assistance Issuing Bank may provide such as drafting or recommending text or by Issuing Bank’s use or refusal to use text submitted by Borrowers. Borrowers are solely responsible for the suitability of the Letter of Credit for Borrowers’ purposes. With respect to any Letter of Credit containing an “automatic amendment” to extend the expiration date of such Letter of Credit, Issuing Bank, in its sole and absolute discretion, may give notice of nonrenewal of such Letter of Credit and, if Borrowers do not at any time want such Letter of Credit to be renewed, Borrowers will so notify Agent and Issuing Bank at least 15 calendar days before Issuing Bank is required to notify the beneficiary of such Letter of

Credit or any advising bank of such nonrenewal pursuant to the terms of such Letter of Credit.
(i)
Borrowers’ reimbursement and payment obligations under this Section 2.11 are absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever, including:
(i)
any lack of validity, enforceability or legal effect of any Letter of Credit or this Agreement or any term or provision therein or herein;
(ii)
payment against presentation of any draft, demand or claim for payment under any Drawing Document that does not comply in whole or in part with the terms of the applicable Letter of Credit or which proves to be fraudulent, forged or invalid in any respect or any statement therein being untrue or inaccurate in any respect, or which is signed, issued or presented by a Person or a transferee of such Person purporting to be a successor or transferee of the beneficiary of such Letter of Credit;
(iii)
Issuing Bank or any of its branches or Affiliates being the beneficiary of any Letter of Credit;
(iv)
Issuing Bank or any correspondent honoring a drawing against a Drawing Document up to the amount available under any Letter of Credit even if such Drawing Document claims an amount in excess of the amount available under the Letter of Credit;
(v)
the existence of any claim, set-off, defense or other right that any Borrower or any other Person may have at any time against any beneficiary, any assignee of proceeds, Issuing Bank or any other Person;
(vi)
any other event, circumstance or conduct whatsoever, whether or not similar to any of the foregoing that might, but for this Section 2.11(i), constitute a legal or equitable defense to or discharge of, or provide a right of set-off against, Borrowers’ reimbursement and other payment obligations and liabilities, arising under, or in connection with, any Letter of Credit, whether against Issuing Bank, the beneficiary or any other Person; or
(vii)
the fact that any Default or Event of Default shall have occurred and be continuing;

provided, however, that subject to Section 2.11(g) above, the foregoing shall not release Issuing Bank from such liability to Borrowers as may be finally determined in a final, non-appealable judgment of a court of competent jurisdiction against Issuing Bank following reimbursement or payment of the obligations and liabilities, including reimbursement and other payment obligations, of Borrowers to Issuing Bank arising under, or in connection with, this Section 2.11 or any Letter of Credit.

(j)
Without limiting any other provision of this Agreement, Issuing Bank and each other Letter of Credit Related Person (if applicable) shall not be responsible to Borrowers for, and Issuing Bank’s rights and remedies against Borrowers and the obligation of Borrowers to reimburse Issuing Bank for each drawing under each Letter of Credit shall not be impaired by:
(i)
honor of a presentation under any Letter of Credit that on its face substantially complies with the terms and conditions of such Letter of Credit, even if the Letter of Credit requires strict compliance by the beneficiary;
(ii)
honor of a presentation of any Drawing Document that appears on its face to have been signed, presented or issued (A) by any purported successor or transferee of any beneficiary or other Person required to sign, present or issue such Drawing Document or (B) under a new name of the beneficiary;
(iii)
acceptance as a draft of any written or electronic demand or request for payment under a Letter of Credit, even if nonnegotiable or not in the form of a draft or notwithstanding any requirement that such draft, demand or request bear any or adequate reference to the Letter of Credit;
(iv)
the identity or authority of any presenter or signer of any Drawing Document or the form, accuracy, genuineness or legal effect of any Drawing Document (other than Issuing Bank’s determination that such Drawing Document appears on its face substantially to comply with the terms and conditions of the Letter of Credit);
(v)
acting upon any instruction or request relative to a Letter of Credit or requested Letter of Credit that Issuing Bank in good faith believes to have been given by a Person authorized to give such instruction or request;
(vi)
any errors, omissions, interruptions or delays in transmission or delivery of any message, advice or document (regardless of how sent or transmitted) or for errors in interpretation of technical terms or in translation or any delay in giving or failing to give notice to Borrowers;
(vii)
any acts, omissions or fraud by, or the insolvency of, any beneficiary, any nominated person or entity or any other Person or any breach of contract between the beneficiary and Borrowers or any of the parties to the underlying transaction to which the Letter of Credit relates;
(viii)
assertion or waiver of any provision of the ISP or UCP that primarily benefits an issuer of a letter of credit, including any requirement that any Drawing Document be presented to it at a particular hour or place;
(ix)
payment to any paying or negotiating bank (designated or permitted by the terms of the applicable Letter of Credit) claiming that it rightfully honored or is entitled to reimbursement or indemnity under Standard Letter of Credit Practice applicable to it;
(x)
acting or failing to act as required or permitted under Standard Letter of Credit Practice applicable to where Issuing Bank has issued, confirmed, advised or negotiated such Letter of Credit, as the case may be;
(xi)
honor of a presentation after the expiration date of any Letter of Credit notwithstanding that a presentation was made prior to such expiration date and dishonored by Issuing Bank if subsequently Issuing Bank or any court or other finder of fact determines such presentation should have been honored;

(xii)
dishonor of any presentation that does not strictly comply or that is fraudulent, forged or otherwise not entitled to honor; or
(xiii)
honor of a presentation that is subsequently determined by Issuing Bank to have been made in violation of international, federal, state or local restrictions on the transaction of business with certain prohibited Persons.
(k)
Borrowers shall pay immediately upon demand to Agent as non-refundable fees, commissions, and charges (it being acknowledged and agreed that any charging of such fees, commissions and charges to the Loan Account pursuant to the provisions of Section 2.06(d) shall be deemed to constitute a demand for payment thereof for the purposes of this Section 2.11(k)):

(i) a fronting fee which shall be imposed by Agent for the account of Issuing Bank upon the issuance of each Letter of Credit of 0.50% per annum of the face amount thereof, plus (ii) any and all other customary commissions, administrative and other issuance, amendment, payment and negotiation fees and charges and other carrying costs then in effect imposed by, and any and all expenses incurred by, Agent and/or Issuing Bank or by any confirming institution or entity relating to Letters of Credit, at the time of issuance of any Letter of Credit and upon the occurrence of any other activity with respect to any Letter of Credit (including transfers, assignments of proceeds, amendments, drawings, renewals or cancellations). In the event Agent does not make demand for payment by Borrowers for any such fees, commissions and charges described in this Section 2.11(k), each Lender agrees to reimburse Issuing Bank for its Pro Rata Share of such amounts, and Agent shall net such amounts against the Letter of Credit Fee payable to each such Lender pursuant to Section 2.06(b).

(l)
Unless otherwise expressly agreed by Issuing Bank and Borrowers when a Letter of Credit is issued, (i) each Letter of Credit shall be a standby Letter of Credit, (i) the rules of the ISP and the UCP shall apply to each standby Letter of Credit and (ii) the rules of the UCP shall apply to any commercial Letter of Credit; provided that no Issuing Bank shall have any obligation hereunder to issue a commercial Letter of Credit.
(m)
In the event of a direct conflict between the provisions of this Section 2.11 and any provision contained in any Issuer Document, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.11 shall control and govern.
2.12
Capital Requirements.
(a)
If, after the date hereof, Issuing Bank or any Lender determines that (i) any Change in Law affecting Issuing Bank, such Lender or any lending office of Issuing Bank or such Lender regarding capital or reserve requirements, or (ii) compliance by Issuing Bank or such Lender, or their respective holding companies, with any guideline, request or directive of any Governmental Authority regarding capital adequacy (whether or not having the force of law), has the effect of reducing the return on Issuing Bank’s, such Lender’s, or such holding companies’

capital as a consequence of Issuing Bank’s or such Lender’s commitments, Loans, participations or other obligations hereunder to a level below that which Issuing Bank, such Lender, or such holding companies could have achieved but for such Change in Law or compliance (taking into consideration Issuing Bank’s, such Lender’s, or such holding companies’ then existing policies with respect to capital adequacy and assuming the full utilization of such entity’s capital) by any amount deemed by Issuing Bank or such Lender to be material, then Issuing Bank or such Lender may notify Administrative Borrower and Agent thereof. Following receipt of such notice, Borrowers agree to pay Issuing Bank or such Lender on demand the amount of such reduction of return of capital as and when such reduction is determined, payable within thirty (30) days after presentation by Issuing Bank or such Lender of a statement in the amount and setting forth in reasonable detail Issuing Bank’s or such Lender’s calculation thereof and the assumptions upon which such calculation was based (which statement shall be deemed true and correct absent manifest error). In determining such amount, Issuing Bank or such Lender may use any reasonable averaging and attribution methods. Failure or delay on the part of Issuing Bank or any Lender to demand compensation pursuant to this Section shall not constitute a waiver of Issuing Bank’s or such Lender’s right to demand such compensation; provided that Borrowers shall not be required to compensate Issuing Bank or a Lender pursuant to this Section for any reductions in return incurred more than one hundred eighty (180) days prior to the date that Issuing Bank or such Lender notifies Borrowers of such Change in Law giving rise to such reductions and of such Lender’s intention to claim compensation therefor; provided further that if such claim arises by reason of the Change in Law that is retroactive, then the one hundred eighty (180)-day period referred to above shall be extended to include the period of retroactive effect thereof.

(b)
If Issuing Bank or any Lender requests additional or increased costs referred to in Section 2.06(j) or Section 2.11(l) or amounts under Section 2.12(a) or sends a notice under Section 2.06(h) relative to changed circumstances (such Issuing Bank or Lender, an “Affected Lender”), then such Affected Lender shall use reasonable efforts to promptly designate a different one of its lending offices or to assign its rights and obligations hereunder to another of its offices or branches, if (i) in the reasonable judgment of such Affected Lender, such designation or assignment would eliminate or reduce amounts payable pursuant to Section 2.06(j), Section 2.11(l), or Section 2.12(a), as applicable, or would eliminate the illegality or impracticality of funding or maintaining Loans bearing interest at the SOFR Rate or the Benchmark, and (ii) in the reasonable judgment of such Affected Lender, such designation or assignment would not subject it to any material unreimbursed cost or expense and would not otherwise be materially disadvantageous to it. Borrowers agree to pay all reasonable out-of-pocket costs and expenses incurred by such Affected Lender in connection with any such designation or assignment. If, after such reasonable efforts, such Affected Lender does not so designate a different one of its lending offices or assign its rights to another of its offices or branches so as to eliminate Borrowers’ obligations to pay any future amounts to such Affected Lender pursuant to Section 2.11(l), Section 2.06(j) or Section 2.12(a), as applicable, or to enable Borrowers to obtain Loans determined based on the SOFR Rate or the Benchmark, then Borrowers (without prejudice to any amounts then due to such Affected Lender under Section 2.06(j), Section 2.11(l), or Section 2.12(a), as applicable) unless prior to the effective date of any such assignment the Affected Lender withdraws its request for such additional amounts under Section 2.06(j), Section 2.11(l), or Section 2.12(a), as applicable, or indicates that it is no longer unlawful or impractical to fund or maintain Loans determined based on the SOFR Rate or the Benchmark, may designate a different Issuing Bank or substitute a Lender, in each case, reasonably acceptable to Agent to purchase the

Obligations owed to such Affected Lender and such Affected Lender’s commitments hereunder in accordance with Section 14.02.

(c)
Notwithstanding anything herein to the contrary, the protection of Sections Section 2.06(h) and (j), 2.11(l), and 2.12 shall be available to Issuing Bank and each Lender (as applicable) regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, judicial ruling, judgment, guideline, treaty or other change or condition which shall have occurred or been imposed, so long as it shall be customary for issuing banks or lenders affected thereby to comply therewith.
2.13
Increased Costs. If any Change in Law shall:
(a)
impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender or any Issuing Bank;
(b)
subject any member of the Lender Group to any Taxes (other than

(A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes); or

(c)
impose on any Lender or Issuing Bank any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender or any of the Lender Group of making, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender, Issuing Bank or any member of the Lender Group of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, Issuing Bank or any member of the Lender Group hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, Issuing Bank or member of the Lender Group, the Borrowers, jointly and severally, within five (5) Business Days of demand therefor, will pay to such Lender, Issuing Bank or member of the Lender Group, as the case may be, such additional amount or amounts as will compensate such Lender, Issuing Bank or member of the Lender Group, as the case may be, for such additional costs incurred or reduction suffered.

2.14
Bank Accounts and Collections.
(a)
The Loan Parties shall establish and maintain cash management services of a type and on terms reasonably satisfactory to Agent at BMO Bank or one or more other banks reasonably satisfactory to Agent (“Cash Management Banks”). On or prior to the Closing Date (subject to Section 5.19), each Loan Party will enter into a Deposit Account Control Agreement with the applicable Cash Management Bank for each Deposit Account of Loan Parties (other than an Excluded Account). Schedule B-1 sets forth a complete listing of Deposit Accounts for each Loan Party as of the Closing Date, including the identification of the Loan Party ownership, the name and address of the applicable Cash Management Bank, the account number, the purpose or

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usage of the account, and a designation of the account as a Full Control Account, Springing Control Account or Excluded Account.

(b)
Each Deposit Account Control Agreement shall provide, among other things, that the applicable Cash Management Bank will comply with any instructions originated by Agent directing the disposition of the funds in the applicable Deposit Account subject to such Control Agreement, without further consent by the applicable Loan Party. With respect to each Springing Control Account, unless a Cash Dominion Event has occurred, Agent will not elect to provide instructions to the applicable Cash Management Bank regarding the disposition of funds in such account. Upon a Cash Dominion Event and during the continuance of a Cash Dominion Trigger Period, Agent will maintain the right, in its sole discretion, to exercise rights provided for in each Deposit Account Control Agreement, including requiring the applicable Cash Management Bank to forward funds in the applicable Deposit Account to Agent’s Account; provided, that, prior to the exercise of such rights, at Agent’s sole election, all amounts received in such Springing Control Account shall be sent on each Business Day by wire transfer or ACH payment to Agent’s Account for application at the end of each Business Day to the payment of the Obligations (in the order of priority set forth in, prior to the occurrence of an Application Event, Section 2.04(b)(i) and, during the continuation of an Application Event, Section 2.04(b)(ii)).
(c)
Agent shall credit to the payment of the Obligations any funds received by Agent for which Agent has received notice that such funds are collected and available to Agent (i) on the same day of Agent’s receipt of such notice if such notice is received by Agent on or before 2:00 p.m. on a Business Day, and (ii) on the Business Day immediately following Agent’s receipt of such notice if such notice is received by Agent after 2:00 p.m. on a Business Day, or if such notice is received by Agent on a day that is not a Business Day. It is understood and agreed that the transfer and crediting of funds from a Springing Control Account or Full Control Account may take up to two Business Days.
(d)
Subject to Section 5.19, each Loan Party will deposit or cause to be deposited, no later than the first Business Day after the date of receipt thereof, all proceeds in respect of any Collateral, all collections (of a nature susceptible to a deposit in a bank account) and all other amounts received by such Loan Party (including payments made by Account Debtors directly to such Loan Party and remittances on credit card sales) into a Deposit Account that is subject to a Deposit Account Control Agreement (or to a lockbox, to the extent funds collected therefrom are deposited directly into a Deposit Account that is subject Deposit Account Control Agreement).
(e)
Subject to Section 5.19, no Loan Party shall maintain or permit any of its Subsidiaries to maintain cash, Cash Equivalents, or other amounts in any Deposit Account (other than an Excluded Account, in the ordinary course of business), unless Agent shall have received a Deposit Account Control Agreement in respect of each such account.
(f)
Each Loan Party shall cause each Person processing or collecting any credit card payments or proceeds of receivables on behalf of the Loan Parties to deliver such payments or proceeds promptly, but not less frequently than each Business Day, into a Deposit Account that is subject to a Deposit Account Control Agreement.
(g)
If at any time, any Loan Party receives or otherwise has dominion and control

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of any proceeds or collections in contravention of this Section 2.14, such proceeds and collections shall (i) be held in trust by such Loan Party for benefit of Agent, (ii) not be commingled with any of such Loan Party’s other funds or deposited in any account of such Loan Party, and

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(iii) be deposited into Agent’s Account or dealt with in such other fashion as such Loan Party may be instructed by Agent, no later than the Business Day after receipt thereof.

ARTICLE III CONDITIONS; TERM OF AGREEMENT.

3.01
Conditions Precedent to the Initial Extension of Credit. The obligation of each Lender to make its initial Loans and of Agent to cause Issuing Bank to issue the initial Letters of Credit are subject to the fulfillment, to the satisfaction of Agent and each Lender, of each of the following conditions precedent (the making of such initial extensions of credit by a Lender being conclusively deemed to be its satisfaction or waiver of the conditions precedent):
(a)
the Closing Date shall occur on or before March 12, 2025;
(b)
Agent shall have received appropriate financing statements on Form UCC- 1 duly filed (or to be filed) in such office or offices as may be necessary or, in the opinion of Agent, desirable to perfect Agent’s Liens in and to the Collateral;
(c)
Agent shall have received each of the following documents, in form and substance satisfactory to Agent, duly executed and delivered, and each such document shall be in full force and effect:
(i)
this Agreement;
(ii)
a completed Borrowing Base Certificate dated as of March 12, 2025;
(iii)
the Control Agreements required to be delivered on the Closing Date pursuant to this Agreement,
(iv)
the Fee Letter,
(v)
the Guaranty and Security Agreement,
(vi)
the AECOM Letter of Credit,
(vii)
the AECOM Guaranty;
(viii)
the Intercompany Subordination Agreement,
(ix)
the AECOM Subordination Agreement;
(x)
a Perfection Certificate, and
(xi)
the Flow of Funds Agreement;

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Loan Party:

(d)

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(i)
attesting to the resolutions of such Loan Party’s Board of Directors

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authorizing its execution, delivery, and performance of the Loan Documents to which it is a party,

(ii)
authorizing specific officers of such Loan Party to execute the same, attesting to the incumbency and signatures of such specific officers of such Loan Party,
(iii)
attesting to copies of each Loan Party’s Governing Documents, as amended, modified, or supplemented to the Closing Date, which Governing Documents shall be (A) certified by an Authorized Person of such Loan Party, and (B) with respect to Governing Documents that are charter documents, certified as of a recent date (not more than thirty (30) days prior to the Closing Date) by the appropriate governmental official,
(iv)
attesting to certificates of status with respect to each Loan Party, dated within ten (10) days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdiction of organization, incorporation or formation, as applicable, of such Loan Party, which certificates shall indicate that such Loan Party is in good standing in such jurisdiction, and
(v)
attesting to certificates of status with respect to each Loan Party, each dated within thirty (30) days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions (other than the jurisdiction of organization, incorporation or formation, as applicable, of such Loan Party) in which such Loan Party’s failure to be duly qualified or licensed would constitute a Material Adverse Effect, which certificates shall indicate that such Loan Party is in good standing in such jurisdictions;
(e)
after giving effect to the Loans funded on the Closing Date, the payment of all fees and expenses required to be paid by Borrowers, Availability shall be equal to or greater than $3,500,000 and Liquidity shall be greater than or equal to $60,000,000;
(f)
Agent shall have received a fully executed pay-off letter with respect to the Existing Credit Facility and all other Indebtedness for borrowed money of the Loan Parties and their Subsidiaries, other than the AECOM Loan Agreement Debt, together with UCC termination statements and other documentation evidencing the termination by existing lenders of Liens in and to the properties and assets of Loan Parties and their Subsidiaries;
(g)
Reserved;
(h)
Agent shall have received all certificates of insurance, together with the endorsements thereto, as are required by Section 5.06, the form and substance of which shall be satisfactory to Agent;
(i)
Agent shall have received satisfactory evidence (including a certificate of an Authorized Financial Officer of Holdings) that all tax returns required to be filed by Holdings and its Subsidiaries have been timely filed and all Taxes upon Holdings and its Subsidiaries or

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their properties, assets, income, and franchises (including real property taxes, sales taxes, and payroll taxes) have been paid prior to delinquency;

(j)
Agent shall have received opinions of the Loan Parties’ counsel in form and substance satisfactory to Agent;
(k)
Agent shall have completed its business, legal, and collateral due diligence, including (i) a collateral audit and review of Borrowers’ and their Subsidiaries’ books and records and verification of Borrowers’ representations and warranties to Agent and the Lenders, the results of which shall be satisfactory to Agent, (ii) an inspection of each of the locations where the Borrowers’ and their Subsidiaries’ Collateral is located, the results of which shall be satisfactory to Agent, (iii) satisfactory review by Agent of all contracts with Federal, state, municipal and governmental agencies, (iv) a review of the Loan Parties’ and their Subsidiaries’ insurance; and

(v) a review of a quality of earnings report of Holdings and its Subsidiaries, which shall be satisfactory to Agent;

(l)
Agent shall have received an audit of Accounts and an appraisal of the Inventory, in each case the results of which shall be satisfactory to Agent;
(m)
Agent shall have received (i) monthly financial statements of Holdings and its Subsidiaries as of the date ending at least thirty (30) days prior to the Closing Date, (ii) audited financial statements of Holdings and its Subsidiaries dated as of December 28, 2023, and (iii) monthly financial projections of Holdings and its Subsidiaries for the current fiscal year, in form and substance reasonably satisfactory to Agent;
(n)
Borrowers shall have paid, or shall pay concurrently with the execution and delivery of this Agreement, all Lender Group Expenses incurred in connection with the transactions evidenced by this Agreement;
(o)
Agent shall have received a certificate signed by an Authorized Person of Holdings (i) certifying that (A) Holdings and each of their Subsidiaries shall have received all licenses, approvals or evidence of other actions required by any Governmental Authority in connection with the execution and delivery by Borrowers or their Subsidiaries of the Loan Documents or with the consummation of the transactions contemplated thereby or that no such licenses, approvals or evidence are so required, and (B) each of the conditions specified in Sections 3.01(e) and Sections 3.02(a) and (b) have been satisfied;
(p)
Agent shall have received a certificate signed by an Authorized Financial Officer of Holdings certifying that each Loan Party is, before and after giving effect to the transactions contemplated to occur on the Closing Date, Solvent;
(q)
The final corporate and capital structure of Holdings and its Subsidiaries shall be reasonably satisfactory to Agent and the Lenders;
(r)
[Reserved];
(s)
Agent and each Lender shall have received, at least five (5) days prior to the date of this Agreement, all documentation and other information required by bank regulatory

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authorities or reasonably requested by Agent or any Lender under or in respect of applicable “know your customer” and anti-money laundering Legal Requirements including the Patriot Act and, if Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to each Borrower; and

(t)
all other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed, or recorded and shall be in form and substance satisfactory to Agent.
3.02
Conditions Precedent to all Extensions of Credit. The obligation of the Lender Group (or any member thereof) to make any Loans hereunder (or to extend any other credit hereunder) at any time shall be subject to the following conditions precedent:
(a)
the representations and warranties of each Loan Party and its Subsidiaries contained in this Agreement or in the other Loan Documents shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date);
(b)
no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof;
(c)
immediately after giving effect to such Loans and after application of the proceeds thereof or after such issuance, Revolver Usage will not exceed the lesser of (i) the Borrowing Base and (ii) the Maximum Revolver Amount.
(d)
the receipt by Agent from Administrative Borrower of (A) (i) a Borrowing Notice pursuant to the requirements of Section 2.03(a), or (ii) a request for issuance of a Letter of Credit pursuant to the requirements of Section 2.11(a) and (B) solely with respect to Revolving Loans or Revolver Commitments, each of the items set forth in Section 5.01(a), no later than 1:00

p.m. on the date of such request.

3.03
Effect of Maturity. On the Maturity Date, all commitments of the Lender Group to provide additional credit hereunder shall automatically be terminated and all of the Obligations immediately shall become due and payable without notice or demand and Borrowers shall be required to repay all of the Obligations in full. No termination of the obligations of the Lender Group (other than payment in full of the Obligations and termination of the Commitments) shall relieve or discharge any Loan Party of its duties, obligations, or covenants hereunder or under any other Loan Document and Agent’s Liens in the Collateral shall continue to secure the Obligations and shall remain in effect until all Obligations have been paid in full and the Commitments have been terminated. When all of the Obligations have been paid in full and the Lender Group’s obligations to provide additional credit under the Loan Documents have been terminated irrevocably, Agent will, at Borrowers’ sole expense, execute and deliver any termination

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statements, lien releases, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form) as are reasonably necessary to release, as of record, Agent’s Liens and all notices of security interests and liens previously filed by Agent.

ARTICLE IV REPRESENTATIONS AND WARRANTIES.

In order to induce the Lender Group to enter into this Agreement, each Loan Party makes the following representations and warranties to the Lender Group which shall be true, correct, and complete, in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), as of the Closing Date, and shall be true, correct, and complete, in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), as of the date of the making of each Loan (or other extension of credit) made thereafter, as though made on and as of the date of such Loan (or other extension of credit) (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date):

4.01
Due Organization and Qualification; Subsidiaries.
(a)
Each Loan Party (i) is duly organized, incorporated or formed and existing and in good standing under the laws of the jurisdiction of its organization, incorporation or formation, as applicable, (ii) is qualified to do business in any state where the failure to be so qualified could reasonably be expected to result in a Material Adverse Effect, and (iii) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated thereby.
(b)
Set forth on Schedule 4.01(b) (as such Schedule may be updated from time to time to reflect changes resulting from transactions permitted under this Agreement) is a complete and accurate description of the authorized Equity Interests of each Loan Party and its Subsidiaries, by class, and, as of the Closing Date, a description of the number of shares of each such class that are issued and outstanding. No Loan Party or any of its Subsidiaries is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its Equity Interests or any security convertible into or exchangeable for any of its Equity Interests.
(c)
Set forth on Schedule 4.01(c) (as such Schedule may be updated from time to time to reflect changes resulting from transactions permitted under this Agreement), is a complete and accurate list of the Loan Parties’ direct and indirect Subsidiaries, showing: (i) the number of shares of each class of common and preferred Equity Interests authorized for each of such Subsidiaries, and (ii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by such Loan Party. All of the outstanding Equity Interests of each such Subsidiary has been validly issued and is fully paid and non-assessable.
(d)
Except as set forth on Schedule 4.01(d), there are no subscriptions, options,

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warrants, or calls relating to any shares of Borrowers’ or their Subsidiaries’ Equity Interests, including any right of conversion or exchange under any outstanding security or other instrument.
4.02
Due Authorization; No Conflict.
(a)
As to each Loan Party, the execution, delivery, and performance by such Loan Party of the Loan Documents to which it is a party have been duly authorized by all necessary action on the part of such Loan Party.
(b)
As to each Loan Party, the execution, delivery, and performance by such Loan Party of the Loan Documents to which it is a party do not and will not (i) violate any material provision of federal, state, or local law or regulation applicable to any Loan Party or its Subsidiaries, the Governing Documents of any Loan Party or its Subsidiaries, or any order, judgment, or decree of any court or other Governmental Authority binding on any Loan Party or its Subsidiaries, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any Material Contract of any Loan Party or its Subsidiaries where any such conflict, breach or default could individually or in the aggregate reasonably be expected to have a Material Adverse Effect, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any assets of any Loan Party, other than Permitted Liens, or

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(iv) require any approval of any holder of Equity Interests of a Loan Party or any approval or consent of any Person under any agreement of any Loan Party, other than consents or approvals that have been obtained and that are still in force and effect and except, in the case of agreements, for consents or approvals, the failure to obtain could not individually or in the aggregate reasonably be expected to cause a Material Adverse Effect.

4.03
Governmental Consents. The execution, delivery, and performance by each Loan Party of the Loan Documents to which such Loan Party is a party and the consummation of the transactions contemplated by the Loan Documents do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority, other than registrations, consents, approvals, notices, or other actions that have been obtained and that are still in force and effect and except for filings and recordings with respect to the Collateral to be made, or otherwise delivered to Agent for filing or recordation, as of the Closing Date.
4.04
Binding Obligations; Perfected Liens.
(a)
Each Loan Document has been duly executed and delivered by each Loan Party that is a party thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.
(b)
Agent’s Liens are validly created, perfected (other than (i) [reserved],

(ii) money, (iii) letter-of-credit rights (other than supporting obligations, (iv) commercial tort claims (other than those that, by the terms of the Guaranty and Security Agreement, are required to be perfected), (v) Intellectual Property, and (vi) any Deposit Accounts and Securities Accounts not subject to a Control Agreement to the extent permitted hereunder, and subject only to the filing

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of financing statements, in each case, in the appropriate filing offices), and first priority Liens, subject only to Permitted Liens, permitted purchase money Liens, or the interests of lessors under Capital Leases.

4.05
Title to Assets; No Encumbrances. Each of the Loan Parties and its Subsidiaries has (a) good, sufficient and legal title to (in the case of fee interests in Real Property), (b) valid leasehold interests in (in the case of leasehold interests in real or personal property), and (c) good and marketable title to (in the case of all other personal property), all of their respective material assets reflected in their most recent financial statements delivered pursuant to Section 5.01, in each case except for assets disposed of since the date of such financial statements to the extent permitted hereby. All of such assets are free and clear of Liens except for Permitted Liens.
4.06
Litigation.
(a)
There are no actions, suits, or proceedings pending or, to the knowledge of Borrowers, after due inquiry, threatened in writing against a Loan Party or any of its Subsidiaries that either individually or in the aggregate could reasonably be expected to result in a Material Adverse Effect.
(b)
Schedule 4.06(b) sets forth a complete and accurate description, with respect to each of the actions, suits, or proceedings with asserted liabilities in excess of, or that could reasonably be expected to result in liabilities in excess of, $1,000,000 that, as of the Closing Date, is pending or, to the knowledge of Borrowers, after due inquiry, threatened against a Loan Party or any of its Subsidiaries, of (i) the parties to such actions, suits, or proceedings, (ii) the nature of the dispute that is the subject of such actions, suits, or proceedings, (iii) the procedural status, as of the Closing Date, with respect to such actions, suits, or proceedings, and (iv) whether any liability of the Loan Parties’ and their Subsidiaries in connection with such actions, suits, or proceedings is covered by insurance.
4.07
Compliance with Laws. No Loan Party nor any of its Subsidiaries (a) is in violation of any applicable laws, rules, regulations, executive orders, or codes (including Environmental Laws) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, or (b) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.
4.08
No Material Adverse Effect. All historical financial statements relating to the Loan Parties and their Subsidiaries that have been delivered by Holdings or any Borrower to Agent have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and present fairly in all material respects, the Loan Parties’ and their Subsidiaries’ consolidated financial condition as of the date thereof and results of operations for the period then ended. Since December 31, 2024, no event, circumstance, or change has occurred that has or could reasonably be expected to result in a Material Adverse Effect with respect to the Loan Parties and their Subsidiaries.
4.09
Solvency.

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(a)
Each Loan Party is Solvent.
(b)
No transfer of property is being made by any Loan Party and no obligation is being incurred by any Loan Party in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of such Loan Party.

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4.10
Employee Benefits.
(a)
Except as set forth on Schedule 4.10, no Loan Party or any of their respective ERISA Affiliates maintains, contributes or has any liability under or with respect to any Pension Plans or Multiemployer Plans.
(b)
Each Employee Benefit Plan is, and has been, maintained in compliance in form and operation with its terms and with ERISA, the IRC and all applicable laws, except where any failure to comply would not reasonably be expected to result in a Material Adverse Effect.
(c)
Each Employee Benefit Plan that is intended to qualify under Section 401(a) of the IRC has received a favorable determination letter from the Internal Revenue Service or an application for such letter is currently being processed by the Internal Revenue Service to the effect that it meets the requirements of Sections 401(a) and 501(a) of the IRC covering all applicable tax law changes or is comprised of a master or prototype plan that has received a favorable opinion letter from the IRS, and nothing has occurred since the date of such determination which would reasonably be expected to materially adversely affect such determination (or, in the case of an Employee Benefit Plan with no determination, nothing has occurred that would materially adversely affect the issuance of a favorable determination letter or otherwise materially adversely affect such qualification).
(d)
No material liability to the PBGC (other than for the payment of current premiums which are not past due) by any Loan Party or ERISA Affiliate has been incurred or is reasonably expected by any Loan Party or ERISA Affiliate to be incurred with respect to any Pension Plan or Multiemployer Plan.
(e)
No ERISA Event has occurred, or is reasonably expected to occur, other than as would not, individually or in the aggregate, result in a Material Adverse Effect.
(f)
No Loan Party or ERISA Affiliate has provided any security under Section 412 or 436 of the IRC.
(g)
There exists no Unfunded Pension Liability with respect to any Pension Plan, except as would not reasonably be expected result in a Material Adverse Effect.
(h)
To the knowledge of the Loan Parties, no Multiemployer Plan is insolvent., None of the Loan Parties, any Subsidiary of a Loan Party nor any ERISA Affiliate has incurred a complete or partial withdrawal from any Multiemployer Plan for which any withdrawal liability remains outstanding and, except as would not reasonably be expected to result in a Material

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Adverse Effect, if any of the Loan Parties, the Subsidiaries of the Loan Parties or any ERISA Affiliates were to withdraw from a Multiemployer Plan in a complete or partial withdrawal as of the date the assurance is given, the aggregate withdrawal liability would not reasonably be expected to result in a Material Adverse Effect .

(i)
The Loan Parties and each ERISA Affiliate have made all contributions to or under each Plan and Multiemployer Plan required by law within the applicable time limits prescribed thereby, the terms of such Plan or Multiemployer Plan, respectively, or any contract or agreement requiring contributions to a Plan or Multiemployer Plan save where any failure to comply, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.
(j)
There are no actions, suits or claims pending against or involving an Employee Benefit Plan (other than routine claims for benefits) or, to the knowledge of any Loan Party, any Subsidiary of a Loan Party or any ERISA Affiliate, threatened, which would reasonably be expected to asserted successfully against any Employee Benefit Plan and, if so asserted successfully, would reasonably be expected to either singly or in the aggregate to result in material liability.
(k)
There are no Foreign Plans.
(l)
None of the assets of any Loan Party are (i) deemed to be “plan assets” within the meaning of 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA or

(ii) subject to any law, regulation or other restriction applicable to governmental plans that is similar to Section 406 of ERISA or Section 4975 of the IRC.

4.11
Environmental Condition. Except as set forth on Schedule 4.11, (a) no Loan Party nor any Subsidiary of a Loan Party, nor, to the knowledge of Borrowers, any other Person, has disposed of, stored, treated, released, or transported any Hazardous Materials at, on, in or from any Real Property that could reasonably be expected to result in any material liability under any applicable Environmental Law of any Loan Party or any Subsidiary of a Loan Party, (b) no Real Property is designated or identified on the National Priorities List under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 or on the Superfund Enterprise Management System maintained by the U.S. Environmental Protection Agency or any analogous foreign, state, provincial, territorial or local list, (c) no Loan Party nor any Subsidiary of a Loan Party has received notice that an Environmental Lien has attached to any Real Property, (d) no Loan Party nor any of their Subsidiaries, nor any Real Property, is subject to any outstanding written order, consent decree, or settlement agreement with any Person relating to any Environmental Law that, individually or in the aggregate, could reasonably be expected to result in a material liability of any Loan Party or any Subsidiary of a Loan Party, and (e) the Loan Parties and their Subsidiaries hold, and are in compliance in all material respects with, all permits, licenses, consents, authorizations and registrations required under Environmental Laws (“Environmental Permits”).
4.12
Projections. The Projections delivered to Agent on January 8, 2025 represent, and as of the date on which any other Projections are delivered to Agent, such additional Projections represent, Borrowers’ good faith estimate, on the date such Projections are delivered, of the Loan

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Parties’ and their Subsidiaries’ future performance for the periods covered thereby based upon assumptions believed by Borrowers to be reasonable at the time of the delivery thereof to Agent (it being understood that such Projections are subject to significant uncertainties and contingencies, many of which are beyond the control of the Loan Parties and their Subsidiaries, and no assurances can be given that such Projections will be realized, and although reflecting Borrowers’ good faith estimate, projections or forecasts based on methods and assumptions which Borrowers believed to be reasonable at the time such Projections were prepared, are not to be viewed as facts, and that actual results during the period or periods covered by the Projections may differ materially from projected or estimated results).

4.13
Patriot Act. To the extent applicable, each Loan Party and each of its Subsidiaries is in compliance, in all material respects, with the (a) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (b) Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001) (the “Patriot Act”). No part of the proceeds of the loans made hereunder will be used by any Loan Party or any of their Affiliates, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.
4.14
Indebtedness. Set forth on Schedule 4.14 is a true and complete list of all Indebtedness of each Loan Party and each of its Subsidiaries outstanding immediately prior to the Closing Date that is to remain outstanding immediately after giving effect to the closing hereunder on the Closing Date and such Schedule accurately sets forth the aggregate principal amount of such Indebtedness as of the Closing Date.
4.15
Payment of Taxes. Except as otherwise permitted under Section 5.05, all federal and state income tax returns and other material tax returns and reports of each Loan Party and its Subsidiaries required to be filed by any of them have been timely filed, and all material Taxes (whether or not shown on such tax returns to be due and payable) and assessments, fees and other governmental charges levied or imposed upon a Loan Party and its Subsidiaries or their respective assets, income, businesses and franchises that are due and payable have been paid when due and payable. Each Loan Party and each of its Subsidiaries have made adequate provision in accordance with GAAP for all Taxes not yet due and payable. Borrowers know of no proposed tax assessment against a Loan Party or any of its Subsidiaries that would, if made, have a Material Adverse Effect.
4.16
Margin Stock. No Loan Party nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the Loans made to Borrowers will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock or for any purpose that violates the provisions of Regulation T, U or X of the Board of Governors.
4.17
Governmental Regulation. No Loan Party nor any of its Subsidiaries is subject to regulation under the Federal Power Act or the Investment Company Act of 1940 or under any

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other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable. No Loan Party nor any of its Subsidiaries is a “registered investment company” or a company “controlled” by a “registered investment company” or a “principal underwriter” of a “registered investment company” as such terms are defined in the Investment Company Act of 1940.

4.18
OFAC. No Loan Party nor any of its Subsidiaries is in violation of any of the country or list based economic and trade sanctions administered and enforced by OFAC. No Loan Party nor any of its Subsidiaries (a) is a Sanctioned Person or a Sanctioned Entity, (b) has its assets located in Sanctioned Entities, or (c) derives revenues from investments in, or transactions with Sanctioned Persons or Sanctioned Entities. No proceeds of any loan made hereunder will be used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Entity.
4.19
Employee and Labor Matters. There is (i) no unfair labor practice complaint pending or, to the knowledge of Borrowers, threatened against any Loan Party or its Subsidiaries before any Governmental Authority and no grievance or arbitration proceeding pending or threatened against any Loan Party or its Subsidiaries which arises out of or under any collective bargaining agreement and that could reasonably be expected to result in a material liability, (ii) no strike, labor dispute, slowdown, stoppage or similar action or grievance pending or threatened in writing against any Loan Party or its Subsidiaries that could reasonably be expected to result in a material liability, or (iii) to the knowledge of Borrowers, after due inquiry, no union representation question existing with respect to the employees of any Loan Party or its Subsidiaries and no union organizing activity taking place with respect to any of the employees of any Loan Party or its Subsidiaries. No Loan Party nor any of its Subsidiaries has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act or similar state law, which remains unpaid or unsatisfied. The hours worked and payments made to employees of any Loan Party or its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable legal requirements, except to the extent such violations could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. All material payments due from each Loan Party or its Subsidiaries on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of such Loan Party, except where the failure to do so could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
4.20
Material Contracts. Set forth on Schedule 4.20 is a list of the Material Contracts as of the Closing Date.
4.21
Leases. Each Loan Party and its Subsidiaries enjoy peaceful and undisturbed possession under all leases material to their business and to which they are parties or under which they are operating, and, subject to Permitted Protests, all of such material leases are valid and subsisting and no material default by the applicable Loan Party or its Subsidiaries exists under any of them.
4.22
Reserved.
4.23
Subsidiaries. The Loan Parties do not own any stock, partnership interests, limited liability company interests or other equity securities or Subsidiaries except for Permitted

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Investments.
4.24
Name and Address; Properties. During the preceding five (5) years, no Loan Party has been known by and has used any other name, whether corporate, fictitious or otherwise, except as set forth on Schedule 4.24. Schedule 4.24 also lists all real property owned or leased by Loan Parties, and if leased, the correct name and address of the landlord and the date and term of the applicable lease. Each Loan Party’s main office is at the main office address identified as such in Schedule 4.24 and each Loan Party maintains no other offices or facilities except as described therein.
4.25
Existing Business Relationships. Except as described in Schedule 4.25 there exists no actual or threatened termination, cancellation or limitation of, or any adverse modification or change in, the business relationship of Borrowers and their Subsidiaries with any supplier, customer or group of customers that individually or in the aggregate could reasonably be expected to result in a Material Adverse Effect.
4.26
O.S.H.A. Each Loan Party and its Subsidiaries has complied in all material respects with, and its facilities, business, leaseholds, equipment and other property are in compliance in all material respects with, the provisions of the federal Occupational Safety and Health Act and all rules and regulations promulgated thereunder, and all Federal, state and local governmental rules, ordinances and regulations similar thereto. There are no outstanding citations, notices or orders of non-compliance issued to any Borrower or any Subsidiary or relating to its facilities, business, leaseholds, equipment or other property under the federal Occupational Safety and Health Act, any rule or regulation promulgated thereunder, or any similar state or local law, rule or regulation.
4.27
Reserved.
4.28
No Brokers. No Loan Party has taken any action which would give rise to any claim by any person for brokerage commissions, transaction fees or similar payments relating to this Agreement or the Transactions.
4.29
Status as Senior Indebtedness. The Obligations constitute “Designated Senior Indebtedness”, “Senior Indebtedness”, “First Lien Indebtedness” or any similar designation under and as defined in any agreement governing any Subordinated Indebtedness and the lien subordination provisions set forth in the Subordination Provisions are legally valid and enforceable against the parties thereto, subject to customary exceptions.
4.30
Holdings as a Holding Company. Holdings is a holding company and does not have any material liabilities (other than liabilities arising under the Loan Documents), own any material assets (other than the Equity Interests of Administrative Borrower) or engage in any operations or business except as permitted under Section 6.14.

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ARTICLE V AFFIRMATIVE COVENANTS.

Each Loan Party covenants and agrees that, until termination of all of the Commitments and payment in full of the Obligations:

5.01
Borrowing Base, Collateral and Financial Statement Reporting. Borrowers will deliver to Agent (and if so requested by Agent, with copies to each Lender) each of the financial statements, reports, projections or other items set forth below at the following times in form and substance satisfactory to Agent in its discretion:
(a)
Borrowing Base Reporting. As soon as available, but in any event within fifteen (15) days after the end of each fiscal month, calculated in respect of the immediately preceding month:
(i)
an executed Borrowing Base Certificate;
(ii)
a detailed aging of each Borrower’s Accounts (each, based on and describing the respective invoice and due dates or terms of such invoice and delivered electronically in an acceptable format, if such Borrower has implemented electronic reporting), along with a detailed calculation of those Accounts;
(iii)
a summary aging (including the invoice or due date and, upon Agent’s request, with a detailed aging and aged by invoice or due date as so requested), by vendor, of each Borrower’s accounts payable and any book overdraft (delivered electronically in an acceptable format, if such Borrower has implemented electronic reporting) and a detailed aging, by vendor, of any held checks;
(iv)
a complete general ledger trial balance for each ledger maintained by each Borrower, unless such ledgers are consolidated in such Borrower’s system of accounting and (B) a reconciliation of reported balances in the foregoing clause (A) and clauses (ii), (iv) and (v) above to each Borrower’s applicable general ledger account, and to its monthly financial statements including any book reserves related to each category;
(v)
a copy of Borrowers’ internally prepared WIP Report in a form Agent has previously received; and
(vi)
a copy of Borrowers’ internally prepared pipeline dashboard report in a form Agent has previously received.
(b)
Other Reports.
(i)
as soon as available, but in any event within fifteen (15) days after the end of each fiscal month during each of Holdings’ fiscal years, prepared as of the end of each applicable fiscal month-end period, as applicable, copies of monthly bank statements for all Deposit Accounts that are not Excluded Accounts (other than Excluded Accounts described in clause (ii) of the definition thereof);

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(ii)
promptly, upon request of Agent in connection with any field exam, a list of all of each Borrower’s and its Subsidiaries’ customers and vendors, including the addresses, telephone and available facsimile numbers of each customer and vendor as of the date of such exam;
(iii)
promptly, upon request by Agent, (A) copies of invoices to customers and related shipping and delivery receipts or warehouse receipts for all Inventory covered by each such invoice, (B) purchase orders, delivery receipts, bills of lading, return reports and such other information regarding Inventory as Agent may reasonably request, (C) an insurance claim report, and/or (D) any other information or reports reasonably requested relating to the Collateral or financial condition of Holdings or its Subsidiaries;
(iv)
as soon as available, but in any event no later than the fifth (5th) day of every other week, a detailed report (i) of each Borrower's and its Subsidiaries' cash and Cash Equivalents and (ii) setting forth a calculation of Liquidity, in each case as of the last day of the preceding bi-weekly period and in form and substance acceptable to Agent (each, a “Liquidity Report”);
(v)
no later than the fifteenth (15) day of each calendar month, (i) a progress report detailing progress made with respect to any settlement negotiations, including with respect to the Chick Lock Project, and (ii), to the extent reasonably requested by the Agent or any Lender (or any of their advisors), arrange for, and cause management of the Loan Parties to attend, a teleconference with the Lenders (and their advisors) to discuss such progress;
(vi)
on the last day of each fiscal quarter during each of Holdings’ fiscal quarters, prepared as of the end of each applicable fiscal quarter-end period, (A) a Perfection Certificate or a supplement to the Perfection Certificate, if requested by Agent and (B) a report regarding each Borrower's and its Subsidiaries' accrued but unpaid, ad valorem taxes;
(c)
Financial Statement Reporting.
(i)
as soon as available, but in any event within thirty (30) days after the end of each fiscal month during each of Holdings’ fiscal years, prepared as of the end of each applicable fiscal month-end period, as applicable, (A) an unaudited consolidated and consolidating balance sheet, income statement, statement of cash flow, and statement of shareholder’s equity covering Holdings’ and its Subsidiaries’ operations during such period and compared to the prior period and plan, together with a corresponding discussion and analysis of results from management to the extent prepared by Holdings (and, to the extent not so prepared by Holdings, an e-mail summary with performance highlights and other detail reasonably requested by Agent) and (B) a Compliance Certificate;
(ii)
as soon as available, but in any event within one hundred twenty

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(120) days after the end of each of Holdings’ fiscal years, (A) consolidated financial statements of Holdings and its Subsidiaries for each such fiscal year, audited by

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independent certified public accountants acceptable to Agent and certified, without any qualifications (including any (1) qualification or exception as to the scope of such audit or

(2) qualification which relates to the treatment or classification of any item and which, as a condition to the removal of such qualification, would require an adjustment to such item, the effect of which would be to cause any noncompliance with the provisions of Article VII), by such accountants to have been prepared in accordance with GAAP (such audited financial statements to include a balance sheet, income statement, statement of cash flow, and statement of shareholder’s equity, and, if prepared, such accountants’ letter to management); provided that if Holdings’ independent certified public accountant has prepared footnotes to accompany any such financial statements, Holdings shall deliver such footnotes to Agent contemporaneously with Holdings’ delivery of the associated financial statements to Agent, together with a corresponding discussion and analysis of results from management to the extent prepared by Holdings (and, to the extent not so prepared by Holdings, an e-mail summary with performance highlights and other detail reasonably requested by Agent), and (B) a Compliance Certificate; and

(iii)
as soon as available, but in any event within thirty (30) days after the end of each of Holdings’ fiscal years, copies of Holdings’ Projections, in form and substance (including as to scope and underlying assumptions) satisfactory to Agent, in its sole discretion, for the forthcoming fiscal year, quarterly, certified by an Authorized Financial Officer of Holdings as being such officer’s good faith estimate of the financial performance of Holdings during the period covered thereby.
5.02
Notices and Other Information.
(a)
Borrowers will deliver to Agent (and if so requested by Agent, with copies to each Lender) each of the additional items set forth below at the following times in form satisfactory to Agent:
(i)
if and when filed by Holdings, (A) Form 10-Q quarterly reports, Form 10-K annual reports, and Form 8-K current reports, (B) any other filings made by Holdings with the SEC, and (C) any other information that is provided by Holdings to its shareholders generally;
(ii)
promptly, but in any event within five (5) days after any Borrower has knowledge of any event or condition that constitutes a Default or an Event of Default, notice of such event or condition and a statement of the curative action that Borrower proposes to take with respect thereto;
(iii)
promptly after the commencement thereof, but in any event within five (5) days after the service of process with respect thereto on Holdings or any of its Subsidiaries, notice of all actions, suits, or proceedings brought by or against Holdings or any of its Subsidiaries before any Governmental Authority which would reasonably be expected to result in a Material Adverse Effect;
(iv)
promptly, but in any event within five (5) days after any Borrower obtains knowledge thereof, notice of (A) any dispute, litigation, investigation or

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proceeding between any Loan Party or any Subsidiary and any arbitrator or Governmental Authority or (B) the filing or commencement of, or any material development that calls into question the enforceability of any Loan Document or which would reasonably be expected to result in a Material Adverse Effect in any litigation or proceeding affecting any Loan Party or any Subsidiary, including pursuant to any applicable Environmental Laws, which in any manner calls into question the validity or enforceability of any Loan Document or which would reasonably be expected to result in a Material Adverse Effect;

(v)
promptly upon request (and in any event within ten (10) days of any reasonable written request therefor) copies of any Material Project Documents;
(vi)
promptly, but in any event within five (5) days after any Borrower obtains actual knowledge thereof, notice of any notice of cancellation or termination of any insurance policy received by any Loan Party;
(vii)
promptly, but in any event within thirty (30) days after any Loan Party, any Subsidiary of a Loan Party or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred that is reasonably likely to result in material liability, a notice describing such ERISA Event and the action, if any, proposed to be taken with respect to such ERISA Event and a copy of any notice filed with the PBGC or the IRS pertaining to such ERISA Event and any notices received by such Loan Party, Subsidiary of the Loan Party, or ERISA Affiliate from the PBGC or any other Governmental Authority with respect thereto;
(viii)
promptly after the occurrence thereof, any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in part (c) or (d) of such certification;
(ix)
concurrently with the delivery there to the AECOM Loan Agreement Agent under the AECOM Loan Agreement, all documents, information and reports required to be delivered to the AECOM Loan Agreement Agent under Section 4.1 of the AECOM Loan Agreement;
(x)
promptly after the furnishing thereof, copies of any amendments, waivers, consents or other material notices (including any default notices) furnished by or to any Loan Party pursuant to the terms of the documentation related to any Subordinated Indebtedness, so long as not otherwise required to be furnished to Agent pursuant to any other clause of this Section 5.02;
(xi)
promptly following any Loan Party’s receipt or delivery thereof, copies of all material written notices and report of adverse changes delivered pursuant to and in accordance with any Material Project Document;
(xii)
prompt written notice of any event of force majeure (as defined therein) under any Material Project Document;
(xiii)
promptly, but in any event within five (5) Business Days thereof,

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written notice (a) upon any Borrower becoming aware of the existence of any Default or

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Event of Default, (b) of any strikes or other labor disputes pending or, to any Borrower’s knowledge, threatened (in writing) against any Loan Party, (c) if there is any infringement or claim of infringement by any other Person with respect to any Intellectual Property rights of any Loan Party that could reasonably be expected to have a Material Adverse Effect,

(d) of all returns, recoveries, disputes and claims that involve more than $1,000,000, and

(e) any notices of default given or received with respect to any Permitted Servicing Joint Venture and, upon written request of the Agent, such additional material or documentation provided by or to the Loan Parties with respect to each such Permitted Servicing Joint Venture as may be reasonably requested;

(xiv)
to the extent not otherwise required to be provided under clauses

(xii) and (xiii) above, within five (5) Business Days of delivery or filing thereof, copies of all statements, reports and notices made available to (a) any holders of Subordinated Indebtedness, (b) Ansley Park Agent or (c) BHSI; and

(xv)
promptly (and in any event within ten (10) days of any reasonable written request therefor) such readily available budgets, sales projections, operating plans and other financial information, reports or statements regarding the Loan Parties, their business and the Collateral as the Agent may reasonably request.

provided, that each notice pursuant to this Section 5.02 shall be accompanied by a written statement of an Authorized Financial Officer of Holdings stating that such notice is being delivered pursuant to this Section 5.02 and providing a reasonably detailed description of the occurrence referred to therein (which may be provided via electronic transmission).

(b)
Documents required to be delivered pursuant to Section 5.01(c)(i) and Section 5.02(a)(i) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which Holdings posts such documents and notifies Agent that such documents are available; or (ii) on which such documents are posted on Holdings’ behalf on an Internet or intranet website, if any, to which each Lender and Agent have access (whether a commercial, third-party website or whether sponsored by Agent) and Agent receives notification from Administrative Borrower that such documents are available; provided, that Administrative Borrower shall deliver paper copies of such documents to Agent or any Lender upon its request to Administrative Borrower to deliver such paper copies. Notwithstanding anything contained in this clause (b) to the contrary, in every instance Borrowers shall be required to provide copies of the Compliance Certificates electronically or otherwise in a manner reasonably satisfactory to Agent. Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by any Borrower with any such request for delivery by a Lender, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
(c)
Each Borrower agrees (i) that no Subsidiary of any Loan Party will have a fiscal year different from that of Holdings, (ii) to maintain a system of accounting that enables Holdings to produce financial statements in accordance with GAAP, and (iii) it will, and will cause each other Borrower to, (A) keep a reporting system that shows all additions, sales, claims, returns, and allowances with respect to its and its Subsidiaries’ sales, and (B) maintain its billing systems

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and practices substantially as in effect as of the Closing Date and shall only make material modifications thereto with notice to, and with the consent of, Agent.

(d)
Each Borrower agrees to use, and to cause its Subsidiaries to use, commercially reasonable efforts in cooperation with Agent to facilitate and implement a system of electronic collateral reporting in order to provide electronic reporting of each of the items set forth in Section 5.01 and this Section 5.02, as applicable.
5.03
Existence. Except as otherwise permitted under Section 6.03 or Section 6.04, each Loan Party will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect such Person’s valid existence and good standing in its jurisdiction of organization, incorporation or formation, as applicable, and, except as could not reasonably be expected to result in a Material Adverse Effect, good standing with respect to all other jurisdictions in which it is qualified to do business and take all reasonable action to obtain, preserve, renew and keep in full force and effect any rights, franchises, permits, licenses, accreditations, authorizations, or other approvals material to their businesses.
5.04
Maintenance of Properties. Each Loan Party will, and will cause each of its Subsidiaries to, maintain and preserve all of its assets that are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear, tear, casualty, and condemnation.
5.05
Taxes. Each Loan Party will, and will cause each of its Subsidiaries to, pay in full before delinquency or before the expiration of any extension period all material governmental assessments and Taxes imposed, levied, or assessed against it, or any of its assets or in respect of any of its income, businesses, or franchises, except to the extent that the validity of such governmental assessment or Tax is the subject of a Permitted Protest.
5.06
Insurance. Each Loan Party will, and will cause each of its Subsidiaries to, at such Loan Party’s expense, maintain insurance respecting each of such Loan Party’s and its Subsidiaries’ assets wherever located, covering liabilities, losses or damages as are customarily are insured against by other Persons engaged in same or similar businesses and similarly situated and located. All such policies of insurance shall be with financially sound and reputable insurance companies reasonably acceptable to Agent and in such amounts as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated and located and, in any event, in amount, adequacy, and scope reasonably satisfactory to Agent (it being agreed that the amount, adequacy, and scope of the policies of insurance of Loan Parties in effect as of the Closing Date are acceptable to Agent as of the Closing Date and shall be acceptable to Agent if maintained in such amount with such carriers after the Closing Date). All property insurance policies covering the Collateral are to be made payable to Agent for the benefit of Agent and the Lenders, as their interests may appear, in case of loss, pursuant to a standard loss payable endorsement with a standard noncontributory “lender” or “secured party” clause and such other provisions as required to fully protect the Lenders’ interest in the Collateral and to any payments to be made under such policies. All certificates of property and general liability insurance are to be delivered to Agent, with the loss payable (but only in respect of Collateral) and additional insured endorsements in favor of Agent and shall provide for not less than thirty (30) days (ten

(10) days in the case of non-payment) prior written notice to Agent of the exercise of any right of

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cancellation. If any Loan Party or its Subsidiaries fail to maintain such insurance, upon ten (10) days prior written notice to Administrative Borrower, Agent may arrange for such insurance, but at Loan Parties’ expense and without any responsibility on Agent’s part for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims. Each Loan Party shall give Agent prompt notice of any loss exceeding $500,000 covered by its or its Subsidiaries’ casualty or business interruption insurance. Upon the occurrence and during the continuance of an Event of Default, Agent shall have the sole right to file claims under any property and general liability insurance policies in respect of the Collateral, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

5.07
Inspection.
(a)
Each Loan Party will, and will cause each of its Subsidiaries to, permit Agent, any Lender, and each of their respective duly authorized representatives or agents to visit any of its properties and inspect any of its assets or books and records, to examine and make copies of its books and records, and to discuss its affairs, finances, and accounts with, and to be advised as to the same by, its officers and employees (provided an authorized representative of such Loan Party shall be allowed to be present) at such reasonable times and intervals as Agent or any Lender, as applicable, may designate and, so long as no Default or Event of Default has occurred and is continuing, with reasonable prior notice to Borrowers and during regular business hours.
(b)
Each Loan Party will, and will cause each of its Subsidiaries to, permit Agent and each of its duly authorized representatives or agents to conduct appraisals and valuations at such reasonable times and intervals as Agent may designate; provided, that in the absence of an Event of Default, Agent shall not conduct appraisals and valuations more often than once in any fiscal year.
5.08
Compliance with Laws. Each Loan Party will, and will cause each of its Subsidiaries to, comply with the requirements of all applicable laws, rules, regulations, and orders of any Governmental Authority applicable to it or to its business or property, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
5.09
Environmental. Each Loan Party will, and will cause each of its Subsidiaries to,
(a)
Keep any Real Property free of any Environmental Liens or post bonds or other financial assurances required under Environmental Law to satisfy the obligations or liability evidenced by such Environmental Liens,
(b)
Comply, in all material respects, with Environmental Laws and provide to Agent documentation of such compliance as Agent reasonably requests,
(c)
Promptly notify Agent of any release of a Hazardous Material in any reportable quantity of which any Loan Party has knowledge that would reasonably be expected to

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result in any material liability under Environmental Law of any Loan Party or any Subsidiary of

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any Loan Party, and take any Remedial Actions with respect to such release that such Loan Party or Subsidiary is required to take under applicable Environmental Law, and

(d)
Promptly, but in any event within five (5) Business Days of its receipt thereof, provide Agent with written notice of any of the following: (i) notice that an Environmental Lien has been filed against any Real Property, and (ii) commencement of any material Environmental Action or written notice that a material Environmental Action will be filed against any Loan Party or any Subsidiary of a Loan Party.
5.10
Disclosure Updates. The Loan Parties shall, in the event that any information furnished to Agent or the Lenders in the Perfection Certificate, Schedule B-1, Schedule 4.06, Schedule 4.20, or Schedule 4.24 becoming outdated, inaccurate, incomplete or misleading, deliver to Agent and the Lenders, together with the next Compliance Certificate required to be delivered under this Agreement after such Loan Party obtains knowledge of such event a proposed update to such Schedule correcting all outdated, inaccurate, incomplete or misleading information. The foregoing to the contrary notwithstanding, any notification pursuant to the foregoing provision will not cure or remedy the effect of the prior untrue statement of a material fact or omission of any material fact nor shall any such notification have the effect of amending or modifying this Agreement or any of the Schedules hereto.
5.11
Formation of Subsidiaries. Each Loan Party will, at the time that such Loan Party forms any direct or indirect Subsidiary or acquires any direct or indirect Subsidiary after the Closing Date, within thirty (30) days of such formation or acquisition (or such later date as permitted by Agent in its sole discretion) (a) cause such new Subsidiary (other than any Permitted Servicing Joint Ventures) to provide to Agent a joinder to the Guaranty and Security Agreement, as well as appropriate financing statements, all in form and substance reasonably satisfactory to Agent (including being sufficient to grant Agent a first priority Lien (subject to Permitted Liens) in and to the assets of such newly formed or acquired Subsidiary); provided, that the joinder to the Guaranty and Security Agreement and such other security agreements shall not be required to be provided to Agent with respect to any Subsidiary of any Loan Party that is a CFC or Foreign Subsidiary Holding Company if providing such agreements would result in material adverse tax consequences or the costs to the Loan Parties of providing such guaranty or such security agreements are unreasonably excessive (as determined by Agent in consultation with Administrative Borrower) in relation to the benefits to Agent and the Lenders of the security or guarantee afforded thereby, (b) provide, or cause the applicable Loan Party to provide, to Agent a pledge agreement (or an addendum to the Guaranty and Security Agreement) and appropriate certificates and powers or financing statements, pledging all of the direct or beneficial ownership interest in such new Subsidiary in form and substance reasonably satisfactory to Agent; provided, that only 65% of the total outstanding voting Equity Interests of any first tier Subsidiary of any Loan Party that is a CFC or Foreign Subsidiary Holding Company shall be required to be pledged if pledging a greater amount would result in material adverse tax consequences or the costs to the Loan Parties of providing such pledge are unreasonably excessive (as determined by Agent in consultation with Administrative Borrower) in relation to the benefits to Agent and the Lenders of the security afforded thereby (which pledge, if reasonably requested by Agent, shall be governed by the laws of the jurisdiction of such Subsidiary), and (c) provide to Agent all other documentation, including one or more opinions of counsel reasonably satisfactory to Agent, which, in its opinion, is appropriate with respect to the execution and delivery of the applicable

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documentation referred to above; provided in no event shall any Loan Party be required to provide any security with respect to its Real Property. Any document, agreement, or instrument executed or issued pursuant to this Section 5.11 shall constitute a Loan Document. At least five (5) days prior to any Person becoming a Loan Party, if requested by Agent or any Lender, the Borrowers shall cause any such Person that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation and has not previously delivered a Beneficial Ownership Certification to deliver a Beneficial Ownership Certification to Agent and the Lenders.

5.12
Further Assurances. Each Loan Party will, and will cause each of the other Loan Parties to, at any time upon the reasonable request of Agent, execute or deliver to Agent any and all financing statements, certificates of title, security agreements, pledges, opinions of counsel, and all other documents (the “Additional Documents”) that Agent may reasonably request in form and substance reasonably satisfactory to Agent, to create, perfect, and continue perfected or to better perfect Agent’s Liens in all of the assets of any Loan Party (whether now owned or hereafter arising or acquired, tangible or intangible, personal), other than any assets constituting Real Property interests; provided that the foregoing shall not apply to any Subsidiary of any Loan Party that is a CFC or Foreign Subsidiary Holding Company if providing such documents would result in material adverse tax consequences or the costs to the Loan Parties of providing such documents are unreasonably excessive (as determined by Agent in consultation with Administrative Borrower) in relation to the benefits to Agent and the Lenders of the security afforded thereby. To the maximum extent permitted by applicable law, if any Loan Party refuses or fails to execute or deliver any reasonably requested Additional Documents within a reasonable period of time following the request to do so, each Loan Party hereby authorizes Agent to execute any such Additional Documents in the applicable Loan Party’s name and authorizes Agent to file such executed Additional Documents in any appropriate filing office. In furtherance of, and not in limitation of, the foregoing, each Loan Party shall take such actions as Agent may reasonably request from time to time to ensure that the Obligations are guaranteed by the Guarantors and are secured by substantially all of the assets of Holdings and its Subsidiaries, including all of the outstanding capital Equity Interests of such Subsidiaries (subject to exceptions and limitations contained in the Loan Documents with respect to CFCs or Foreign Subsidiary Holding Companies), other than Real Property assets.
5.13
Lender Meetings. The Loan Parties will, within ninety (90) days after the request of Agent or of the Required Lenders and upon reasonable prior notice, hold a meeting (at a mutually agreeable location and time or, at the option of Agent, by conference call) with all Lenders who choose to attend such meeting at which meeting shall be reviewed the financial results of the previous fiscal year and the financial condition of Holdings and its Subsidiaries and the projections presented for the current fiscal year of Holdings; provided, that, so long as no Event of Default has occurred and is continuing, the Loan Parties shall not be required to hold more than one (1) such meeting in any fiscal quarter.
5.14
Locations of Equipment. Borrowers will provide Lenders with quarterly Equipment location written reports within thirty (30) days after the end of each quarter of Borrowers’ fiscal year that specifically identifies such item of Equipment’s specific location as of the date of such quarterly location report for all items of Equipment under the Loan.

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5.15
Banking Relationships. The Loan Parties shall establish (or Agent shall establish on the Loan Parties’ behalf) or maintain primary depository and treasury management relationships with BMO Bank and other financial institutions reasonably acceptable to Agent and maintain such depository and treasury management relationships reasonably acceptable to Agent at all times during the term of this Agreement.
5.16
Material Contracts; Material Project Documents.
(a)
Each Loan Party shall, and shall cause each of its Subsidiaries to maintain in full force and effect the Material Contracts (other than any Material Contract that terminates in accordance with its terms) and such Loan Party shall provide notice to Agent promptly, but in any event within two (2) Business Days after the occurrence thereof, of any material amendments, supplements or other modifications to any Material Contract.
(b)
Each Loan Party will cause the Projects to be developed and constructed in all material respects in accordance with the Material Project Documents. The applicable Borrower shall enforce each material Contractual Obligation against each Major Project Party (as defined in the AECOM Loan Agreement) under each Material Project Document to which it is a party in accordance with the terms thereof in a commercially reasonable manner.
5.17
Name Change; Organizational Change; Creation of Affiliates. Each Loan Party shall, and shall cause each of its Subsidiaries to, provide Agent with no fewer than ten (10) calendar days’ notice prior to any proposed (a) change in any Loan Party’s jurisdiction of organization, incorporation or formation, as applicable, or organizational structure, (b) change of any Loan Party’s name, (c) use of any trade name or fictitious name, “d/b/a” or other similar designation,

(d) creation of any new Affiliate under the control of Holdings, or (e) transaction or series of transactions pursuant to which a Loan Party or any of its Subsidiaries would become an Affiliate under the control of any other Person.

5.18
Updated Borrowing Base Certificate. Within five (5) Business Days of the written request of Required Lenders (which may be requested no more than once a month if no Default or Event of Default exists and at any time if a Default or Event of Default exists), Administrative Borrower shall deliver an updated executed Borrowing Base Certificate reflecting changes in Availability since the last Borrowing Base Certificate.
5.19
Permitted Servicing Joint Ventures.
(a)
The Administrative Borrower shall submit a Servicing Joint Venture Proposal Package with respect to a proposed Joint Venture to the Agent at least ten (10) Business Days prior to the time at which the formation and governing documents of such Joint Venture would become binding upon a Loan Party. If the Administrative Borrower submits a Servicing Joint Venture Proposal Package for an Investment that satisfies the criteria set forth in the definition of “Permitted Servicing Joint Venture”, the Agent shall be deemed to have accepted such Servicing Joint Venture Proposal. If the Administrative Borrower submits a Servicing Joint Venture Proposal Package for an Investment that does not satisfy the criteria set forth in the definition of “Permitted Servicing Joint Venture”, the Agent may, in its sole discretion, determine to approve such Investment as a “Permitted Servicing Joint Venture”, notwithstanding the failure of such Investment to satisfy the criteria set forth in the definition of “Permitted Servicing Joint Venture”. The Agent shall respond to the Administrative Borrower’s request for such approval within five (5) Business Days after receipt of the Servicing Joint Venture Proposal Package; provided that the Agent's failure to respond within such five (5) Business Day period shall be deemed to be a rejection of such Servicing Joint Venture Proposal Package.

(b)
Within five (5) Business Days following the execution of definitive documentation relating to such Permitted Servicing Joint Venture, the Administrative Borrower shall deliver to the Agent sufficient copies of all such definitive documentation for distribution to the Lenders (any such documentation that meets the definition of a Material Contract, shall be considered a Material Contract).
5.20
Post-Closing Requirements. The obligations of the Lender Group (or any member thereof) to continue to make Revolving Loans (or otherwise extend credit hereunder) is subject to the fulfillment, on or before the date applicable thereto, of the conditions subsequent set forth on Schedule 5.20 (the failure by the Loan Parties to so perform or cause to be performed such conditions subsequent as and when required by the terms thereof (unless such date is extended, in writing, by Agent, which Agent may do without obtaining the consent of the other members of the Lender Group), shall constitute an immediate Event of Default).

ARTICLE VI NEGATIVE COVENANTS.

Each Loan Party covenants and agrees that, until termination of all of the Commitments and payment in full of the Obligations:

6.01
Indebtedness. No Loan Party will, and each Loan Party will not permit any of its Subsidiaries to create, incur, assume, suffer to exist, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except for Permitted Indebtedness.
6.02
Liens. No Loan Party will, and each Loan Party will not permit any of its Subsidiaries to create, incur, assume, or suffer to exist, directly or indirectly, any Lien on or with respect to any of its assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens.
6.03
Restrictions on Fundamental Changes. No Loan Party will, and each Loan Party will not permit any of its Subsidiaries to,
(a)
enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its Equity Interests, except for (i) any merger between Borrowers, (ii) any merger between a Loan Party and a Subsidiary of a Loan Party that is not a Loan Party so long as such Loan Party is the surviving entity of any such merger, and (iii) any merger between Subsidiaries of Holdings that are not Loan Parties,
(b)
liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution), except for (i) the liquidation or dissolution of non-operating Subsidiaries of Holdings with nominal assets and nominal liabilities, (ii) the liquidation or dissolution of a Loan Party (other than

Holdings) or any of its wholly-owned Subsidiaries so long as all of the assets (including any interest in any Equity Interests) of such liquidating or dissolving Loan Party or Subsidiary are transferred to a Loan Party that is not liquidating or dissolving, or (iii) the liquidation or dissolution of a Subsidiary of Holdings that is not a Loan Party (other than any such Subsidiary the Equity Interests of which (or any portion thereof) are subject to a Lien in favor of Agent) so long as all of the assets of such liquidating or dissolving Subsidiary are transferred to a Subsidiary of Holdings that is not liquidating or dissolving, or

(c)
suspend or cease operating a substantial portion of its or their business, except as permitted pursuant to clauses (a) or (b) above or in connection with a transaction permitted under Section 6.04.
6.04
Disposal of Assets. Other than Permitted Dispositions or transactions expressly permitted by Sections 6.03 or 6.09, no Loan Party will, and each Loan Party will not permit any of its Subsidiaries to convey, sell, lease, license, assign, transfer, or otherwise dispose of (or enter into an agreement to convey, sell, lease, license, assign, transfer, or otherwise dispose of) any of its or their assets.
6.05
Nature of Business. No Loan Party will, and each Loan Party will not permit any of its Subsidiaries to make any change in the nature of its or their business as described in Schedule

6.05 or acquire any properties or assets that are not reasonably related to the conduct of such business activities; provided, that the foregoing shall not prevent Holdings and its Subsidiaries from engaging in any business that is reasonably related or ancillary to its or their business.

6.06
Prepayments and Amendments. No Loan Party will, and each Loan Party will not permit any of its Subsidiaries to,
(a)
do any of the following:
(i)
except in connection with Refinancing Indebtedness permitted by Section 6.01, optionally prepay, redeem, defease, purchase, or otherwise acquire any Indebtedness (including any principal, premium or interest) of Holdings or its Subsidiaries, other than (A) the Obligations in accordance with this Agreement, (B) Permitted Intercompany Advances, or (C) with the consent of Agent, the outstanding amount of AECOM Loan Agreement Obligations, provided that such repayment shall not result in a corresponding reduction in commitments; and provided, further, that Agent agrees not to withhold such consent if there are no Loans or Letters of Credit outstanding under this Agreement at such time and the Liquidity at such time is at least $30,000,000.
(ii)
make any payment on account of Indebtedness that has been contractually subordinated in right of payment to the Obligations if such payment is not permitted at such time under the subordination terms and conditions, or
(b)
directly or indirectly, amend, modify, or change any of the terms or provisions of:

(i)
any agreement, instrument, document, indenture, or other writing evidencing or concerning Permitted Indebtedness other than (A) the Obligations in accordance with this Agreement, (B) Permitted Intercompany Advances, (C) Subordinated

Indebtedness subject (x) in the case of the AECOM Loan Agreement Debt, to the AECOM Subordination Agreement and (y) in the case of any other Subordinated Indebtedness, to any other subordination or other intercreditor provisions applicable thereto or (D) Indebtedness permitted under clauses (f) and (g) of the definition of “Permitted Indebtedness”,

(ii)
any (A) Material Contract or (B) Governing Document of any Loan Party or any of its Subsidiaries, in each case if the effect thereof, either individually or in the aggregate, could reasonably be expected to be adverse to the interests of the Lenders (it being understood that, subject to Section 5.17, for the purposes of this Section 6.06(b)(ii), any change to a Loan Party’s jurisdiction of organization, incorporation or formation, as applicable, is adverse to the interests of the Lenders),
(iii)
any agreement, instrument, document, indenture, or other writing evidencing or concerning Subordinated Indebtedness if (A) the effect thereof, either individually or in the aggregate, could reasonably be expected to be adverse to the interests of the Lenders or (B) such amendment, modification, or change is expressly prohibited by the applicable Subordination Provisions, or
(iv)
any agreement, instrument, document, indenture, or other writing evidencing or concerning the Ansley Park Facility if the effect thereof, either individually or in the aggregate, could reasonably be expected to be adverse to the interests of the Lenders.
6.07
Distributions. No Loan Party will, or will permit any Subsidiary to, directly or indirectly, declare, order, pay, make or set apart any sum for any Distribution, except for Permitted Distributions.
6.08
Accounting Methods. No Loan Party will, and each Loan Party will not permit any of its Subsidiaries to, modify or change its fiscal year or its method of accounting (other than as may be required to conform to GAAP).
6.09
Investment; Purchase of Assets. No Loan Party will, and each Loan Party will not permit any of its Subsidiaries to, directly or indirectly;
(a)
make or acquire any Investment or incur any liabilities (including contingent obligations) for or in connection with any Investment except for Permitted Investments;
(b)
except as permitted in clause (a), acquire or enter into any agreement to acquire any assets other than in the Ordinary Course of Business; or
(c)
engage or enter into any agreement to engage in any joint venture or partnership with any Person (other than Permitted Servicing Joint Ventures).

Without limiting the foregoing, no Loan Party shall, nor will any Loan Party permit any Subsidiary to purchase or carry Margin Stock.

6.10
Transactions with Affiliates. No Loan Party will, and each Loan Party will not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction with any Affiliate of Holdings or any of its Subsidiaries except for:
(a)
transactions (other than the payment of management, consulting, monitoring, or advisory fees) between Holdings or its Subsidiaries, on the one hand, and any Affiliate of Holdings or its Subsidiaries, on the other hand, so long as such transactions (i) are fully disclosed to Agent prior to the consummation thereof and (ii) are no less favorable, taken as a whole, to Holdings or its Subsidiaries, as applicable, than would be obtained in an arm’s length transaction with a non-Affiliate,
(b)
so long as it has been approved by Holdings’ or its applicable Subsidiary’s Board of Directors (or comparable governing body) in accordance with applicable law, any indemnity provided for the benefit of directors (or comparable managers) of Holdings or its applicable Subsidiary,
(c)
so long as it has been approved by Holdings’ or its applicable Subsidiary’s Board of Directors (or comparable governing body) in accordance with applicable law, the payment of reasonable compensation, severance, or employee benefit arrangements to employees, officers, and outside directors of Holdings and its Subsidiaries in the ordinary course of business and consistent with industry practice,
(d)
transactions permitted by Section 6.03, Section 6.07, Section 6.09 or any Permitted Intercompany Advance,
(e)
transactions that are expressly permitted by this Agreement to be conducted between the Loan Parties, and
(f)
transactions disclosed on Schedule 6.10 on the Closing Date.
6.11
Use of Proceeds. No Loan Party will, and each Loan Party will not permit any of its Subsidiaries to use the proceeds of any Loan or other extension of credit made hereunder for any purpose other than (a) on the Closing Date, (i) to repay, in full, the outstanding principal, accrued interest, and accrued fees and expenses owing under or in connection with the Existing Credit Facility, (ii) [reserved], and (iii) to pay the fees, costs, and expenses incurred in connection with this Agreement, the other Loan Documents, and the transactions contemplated hereby and thereby, in each case, as set forth in the Flow of Funds Agreement, and (b) thereafter, consistent with the terms and conditions hereof, for their lawful and permitted purposes (including that no part of the proceeds of the loans made to Borrowers will be used to purchase or carry any such Margin Stock or to extend credit to others for the purpose of purchasing or carrying any such Margin Stock or for any purpose that violates the provisions of Regulation T, U or X of the Board of Governors). Additionally, Borrowers shall not, directly or indirectly, use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (A) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of sanctions pursuant to any Anti-Terrorism Laws (including any Sanctioned Entity or Sanctioned Person), (B) in any other manner that would result in a violation of sanctions under any Anti-

Terrorism Laws by any Person (including any Person participating in the Loans, whether as underwriter, advisor, investor, or otherwise), or (C) in any manner which would violate Anti- Corruption Laws or applicable Sanctions.

6.12
Limitation on Issuance of Equity Interests. Except for the issuance or sale of Qualified Equity Interests by Holdings, Holdings will not, and will not permit any of its Subsidiaries to issue or sell or enter into any agreement or arrangement for the issuance or sale of any of its Equity Interests.
6.13
Burdensome Agreements. No Loan Party will, and each Loan Party will not permit any of its Subsidiaries to, enter into or permit to exist any contractual obligation (other than the Loan Documents) that (a) limits the ability (i) of any Subsidiary to transfer property to or invest in any Loan Party, except for any agreement in effect (A) on the date hereof and set forth on Schedule 6.13 or (B) at the time any Subsidiary becomes a Subsidiary of any Loan Party, so long as such agreement was not entered into solely in contemplation of such Person becoming a Subsidiary of any Loan Party, (ii) of any Subsidiary to guarantee the Indebtedness of any Loan Party or (iii) of any Loan Party or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person.
6.14
Permitted Servicing Joint Ventures.
(a)
No Loan Party shall make any Disposition to or Investment in any Permitted Servicing Joint Ventures other than Investments of cash and cash equivalents permitted to be made pursuant to clause (k) of the definition of “Permitted Investments”.
(b)
The Loan Parties shall (i) cause each Permitted Servicing Joint Venture for which it has sole authority regarding cash distributions to distribute any cash and cash equivalents (other than cash and cash equivalents otherwise needed for operations) not less frequently than quarterly and (ii) use reasonable best efforts to cause each other Permitted Servicing Joint Ventures to distribute any cash and cash equivalents (other than cash and cash equivalents otherwise needed for operations) not less frequently than quarterly. The Loan Parties shall not permit, at any time, after the occurrence of a Cash Dominion Event and during a Cash Dominion Period, the average daily balance of the total amount of cash and cash equivalents held by all Permitted Servicing Joint Ventures to which a Loan Party has sole authority regarding cash distributions to exceed $5,000,000.00 (or the equivalent thereof in any foreign currency) for 30 consecutive days in the aggregate.
(c)
No Loan Party will, or will permit any Subsidiary, to commingle any of its assets (including any bank accounts, cash or cash equivalents) with the assets of any Person other than a Loan Party.
(d)
No Loan Party will permit any Permitted Servicing Joint Venture to commingle any of its assets (including any bank accounts, cash or cash equivalents) with the assets of any Loan Party.
6.15
Holding Company. In the case of Holdings, Holdings will not engage in any business or activity other than (a) the ownership of all outstanding Equity Interests in its

Subsidiaries, (b) maintaining its corporate existence, (c) participating in tax, accounting and other administrative activities as the parent of the consolidated group of companies, including the Loan Parties, (d) the execution and delivery of the Loan Documents to which it is a party and the performance of its obligations thereunder, (e) activities consistent with current business practices as conducted by Holdings on the date hereof and (f) activities incidental to the businesses or activities described in clauses (a) through (e) of this Section.

ARTICLE VII FINANCIAL COVENANTS.

7.01
Financial Covenant. Each Loan Party covenants and agrees that, until termination of all of the Commitments and payment in full of the Obligations, Loan Parties will not permit:
(a)
Minimum Liquidity. At any time Liquidity at such time to be less than

$5,000,000.

ARTICLE VIII EVENTS OF DEFAULT.

Any one or more of the following events shall constitute an event of default (each, an “Event of Default”) under this Agreement:

8.01
Payments. If any Loan Party fails to pay when due and payable, or when declared due and payable, (a) all or any portion of the Obligations consisting of interest, fees, or charges due the Lender Group, reimbursement of Lender Group Expenses, or other amounts (other than any portion thereof constituting principal) constituting Obligations (including Liquidated Damages, as applicable, and any portion of the Obligations that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), (b) all or any portion of the principal of the Loans, or

(c) any amount payable to Issuing Bank in reimbursement of any drawing under a Letter of Credit.

8.02
Covenants. If any Loan Party or any of its Subsidiaries:
(a)
fails to perform or observe any covenant or other agreement contained in any of (i) Sections 2.14, 5.01, 5.02, 5.03 (solely as to existence or if any Loan Party is not in good standing in its jurisdiction of organization, incorporation or formation, as applicable), 5.06, 5.07,

5.18 or 5.19 of this Agreement, (ii) Article VI of this Agreement, (iii) Article VII of this Agreement, or (iv) Section 7 of the Guaranty and Security Agreement;

(b)
fails to perform or observe any covenant or other agreement contained in any of Sections 5.03 (other than as to existence or if any Loan Party is not in good standing in its jurisdiction of organization, incorporation or formation, as applicable), 5.04, 5.12 and 5.15 of this Agreement and such failure continues for a period of ten (10) days after the earlier of (i) the date on which such failure shall first become known to any officer of Borrowers or (ii) the date on which written notice thereof is given to Borrowers by Agent; or
(c)
fails to perform or observe any covenant or other agreement contained in this Agreement, or in any of the other Loan Documents, in each case, other than any such covenant or agreement that is the subject of another provision of this Article VIII (in which event such other provision of this Article VIII shall govern), and such failure continues for a period of thirty (30) days after the earlier of (i) the date on which such failure shall first become known to any officer of Borrowers or (ii) the date on which written notice thereof is given to Borrowers by Agent;

8.03
Judgments. If one or more judgments, orders, or awards for the payment of money involving an aggregate amount of $1,000,000, or more (except to the extent fully covered (other than to the extent of customary deductibles) by insurance pursuant to which the insurer has not denied coverage) is entered or filed against a Loan Party or any of its Subsidiaries, or with respect to any of their respective assets, and either (a) there is a period of thirty (30) consecutive days at any time after the entry of any such judgment, order, or award during which (i) the same is not discharged, satisfied, vacated, or bonded pending appeal, or (ii) a stay of enforcement thereof is not in effect, or (b) enforcement proceedings are commenced upon such judgment, order, or award;
8.04
Voluntary Bankruptcy, etc. If an Insolvency Proceeding is commenced by a Loan Party or any of its Subsidiaries;
8.05
Involuntary Bankruptcy, etc. If an Insolvency Proceeding is commenced against a Loan Party or any of its Subsidiaries and any of the following events occur: (a) such Loan Party or such Subsidiary consents to the institution of such Insolvency Proceeding against it, (b) the petition commencing the Insolvency Proceeding is not timely controverted, (c) the petition commencing the Insolvency Proceeding is not dismissed within sixty (60) calendar days of the date of the filing thereof, (d) an interim trustee is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, such Loan Party or its Subsidiary, or (e) an order for relief shall have been issued or entered therein;
8.06
Default Under Other Agreements. The occurrence of (a) any default or event of default, after giving effect to any notice and cure periods set forth therein, under (i) the AECOM Loan Agreement, (ii) the BHSI Surety Documents or (iii) the Ansley Park Facility, (b) any L/C Default or other Guarantor Event of Default (as each such term is defined in the AECOM Guaranty) under the AECOM Guaranty, (c) (i) non-renewal of the AECOM Letter of Credit resulting in the expiration of the AECOM Letter of Credit at any time prior to the Maturity Date or (ii) any other breach or default by any Loan Party, after giving effect to any notice and cure periods set forth therein, the AECOM Guarantor or BHSI under the AECOM Subordination Agreement, the AECOM Guaranty, the AECOM Loan Agreement or any AECOM Loan Document or (d) default, after giving effect to any notice and cure periods set forth therein, under one or more other agreements to which a Loan Party or any of its Subsidiaries is a party with one or more third Persons relative to a Loan Party’s or any of its Subsidiaries’ Material Indebtedness, and default, after giving effect to any notice and cure periods set forth therein (i) occurs at the final maturity of the obligations thereunder, or (ii) results in a right by such third Person, irrespective of whether exercised, to accelerate the maturity of such Loan Party’s or its Subsidiary’s obligations thereunder;
8.07
Representations, etc. If any warranty, representation, certificate, statement, or Record made herein or in any other Loan Document or delivered in writing to Agent or any Lender in connection with this Agreement or any other Loan Document proves to be untrue in any material respect (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of the date of issuance or making or deemed making thereof;

8.08
Guaranty. If the obligation of any Guarantor under the guaranty contained in the Guaranty and Security Agreement is limited or terminated by operation of law or by such Guarantor (other than in accordance with the terms of this Agreement);
8.09
Security Documents. If the Guaranty and Security Agreement or any other Loan Document that purports to create a Lien, shall, for any reason, fail or cease to create a valid and perfected and, except to the extent of Permitted Liens, permitted purchase money Liens or the interests of lessors under Capital Leases, first priority Lien on the Collateral covered thereby, except (a) as a result of a disposition of the applicable Collateral in a transaction permitted under this Agreement, or (b) as the result of an action or failure to act on the part of Agent;
8.10
Loan Documents. The validity or enforceability of any Loan Document shall at any time for any reason (other than solely as the result of an action or failure to act on the part of Agent) be declared to be null and void, or a proceeding shall be commenced by a Loan Party or its Subsidiaries, or by any Governmental Authority having jurisdiction over a Loan Party or its Subsidiaries, seeking to establish the invalidity or unenforceability thereof, or a Loan Party or its Subsidiaries shall deny that such Loan Party or its Subsidiaries has any liability or obligation purported to be created under any Loan Document;
8.11
Change of Control. A Change of Control shall occur;
8.12
Material Adverse Effect. A Material Adverse Effect shall occur;
8.13
ERISA. (a) The occurrence of any ERISA Event; (b) there is or arises an Unfunded Pension Liability (taking into account only Pension Plans with positive Unfunded Pension Liability; (c) with respect to an Employee Benefit Plan or a Foreign Plan, a termination, withdrawal or noncompliance with applicable law or plan terms and the liability of any or all of the Loan Parties contemplated by the foregoing clauses (a) through (c), either individually or in the aggregate has resulted or could reasonably be expected to result in a Material Adverse Effect; or
(d)
any of the assets of any Loan Party are or become (i) deemed to be “plan assets” within the meaning of 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA or (ii) subject to any law, regulation or other restriction applicable to governmental plans that is similar to Section 406 of ERISA or Section 4975 of the IRC.
8.14
Subordination Provisions. (a) Any subordination provisions in respect of the documents evidencing or governing any Subordinated Indebtedness (the “Subordination Provisions”) shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against any holder of the applicable Subordinated Indebtedness; or (b) any Loan Party shall, directly or indirectly, disavow or contest in any manner (i) the effectiveness, validity or enforceability of any of the Subordination Provisions, (ii) that the Subordination Provisions exist for the benefit of the Lender Group or (iii) that all payments of principal of or premium and interest on the applicable Subordinated Indebtedness, or realized from the liquidation of any property of any Loan Party, shall be subject to any of the Subordination Provisions.

ARTICLE IX RIGHTS AND REMEDIES.

9.01
Rights and Remedies. Upon the occurrence and during the continuation of an Event of Default, Agent may, and, at the instruction of the Required Lenders, shall (in each case under clauses (a) or (b) by written notice to Administrative Borrower), in addition to any other rights or remedies provided for hereunder or under any other Loan Document or by applicable law, do any one or more of the following:
(a)
(i) declare the principal of, and any and all accrued and unpaid interest and fees (including Liquidated Damages, as applicable) in respect of, the Loans and all other Obligations, whether evidenced by this Agreement or by any of the other Loan Documents to be immediately due and payable, whereupon the same shall become and be immediately due and payable and Borrowers shall be obligated to repay all of such Obligations in full, without presentment, demand, protest, or further notice or other requirements of any kind, all of which are hereby expressly waived by Borrowers, and (ii) direct Borrowers to provide (and Borrowers agree that upon receipt of such notice they will provide) Cash Collateralization to Agent to be held as security for (A) Borrowers’ reimbursement obligations for drawings that may subsequently occur under issued and outstanding Letters of Credit and (B) other Obligations that are contingent or not yet due and payable;
(b)
declare the Commitments terminated, whereupon the Commitments shall immediately be terminated together with (i) any obligation of any Revolving Lender to make Revolving Loans and (ii) the obligation of Issuing Bank to issue Letters of Credit;
(c)
draw any and all amounts available pursuant to the AECOM Letter of Credit following (i) any Guaranty Trigger Event (as defined in the AECOM Guaranty) or (ii) an Event of Default set forth in clause (c)(i) of Section 8.06;
(d)
exercise all other rights and remedies available to Agent or the Lenders under the Loan Documents, under applicable law, or in equity.

The foregoing to the contrary notwithstanding, upon the occurrence of any Event of Default described in Section 8.04 or Section 8.05, in addition to the remedies set forth above, without any notice to Borrowers or any other Person or any act by the Lender Group, the Commitments shall automatically terminate and the Obligations, inclusive of the principal of, and any and all accrued and unpaid interest and fees (including Liquidated Damages, as applicable) in respect of, the Loans and all other Obligations, whether evidenced by this Agreement or by any of the other Loan Documents, shall automatically become and be immediately due and payable and Borrowers shall automatically be obligated to repay all of such Obligations in full (including Borrowers being obligated to provide (and Borrowers agree that they will provide) Cash Collateralization to Agent to be held as security for (A) Borrowers’ reimbursement obligations for drawings that may subsequently occur under issued and outstanding Letters of Credit and (B) other Obligations that are contingent or not yet due and payable), without presentment, demand, protest, or notice or other requirements of any kind, all of which are expressly waived by Holdings and Borrowers.

9.02
Remedies Cumulative. The rights and remedies of the Lender Group under this Agreement, the other Loan Documents, and all other agreements shall be cumulative. The Lender Group shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by the Lender Group of one right or remedy shall be deemed an election, and no waiver by the Lender Group of any Event of Default shall be deemed a continuing waiver. No delay by the Lender Group shall constitute a waiver, election, or acquiescence by it.

ARTICLE X WAIVERS; INDEMNIFICATION.

10.01
Demand; Protest; etc. Each Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of documents, instruments, chattel paper, and guarantees at any time held by the Lender Group on which any Borrower may in any way be liable.
10.02
The Lender Group’s Liability for Collateral. Borrowers hereby agree that:

(a) so long as Agent complies with its obligations, if any, under the Code and other than for Agent’s gross negligence or willful misconduct, the Lender Group shall not in any way or manner be liable or responsible for: (i) the safekeeping of the Collateral, (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause, (iii) any diminution in the value thereof, or

(iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person, and (b) all risk of loss, damage, or destruction of the Collateral shall be borne by Borrowers.

10.03
Indemnification. Borrowers shall pay, indemnify, defend, and hold the Agent- Related Persons, the Lender-Related Persons and each Participant (each, an “Indemnified Person”) harmless (to the fullest extent permitted by law) from and against any and all documented losses, claims, demands, suits, actions, investigations, proceedings, liabilities, fines, costs, penalties, and damages, and all reasonable and documented out-of-pocket fees and disbursements of attorneys, experts, or consultants and all other costs and expenses, joint and several, actually incurred in connection therewith or in connection with the enforcement of this indemnification (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them (a) in connection with or as a result of or related to the execution and delivery (provided that Borrowers shall not be liable for costs and expenses (including attorneys’ fees) of any Lender (other than Agent) incurred in advising, structuring, drafting, reviewing, administering or syndicating the Loan Documents), enforcement, performance, or administration (including any restructuring or workout with respect hereto) of this Agreement, any of the other Loan Documents, or any claim, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any Indemnified Person is a party thereto, whether or not such claim, litigation, investigation or proceeding are brought by Holdings or its equity holders, affiliates, creditors or any other person, or the transactions contemplated hereby or thereby or the monitoring of Holdings and its Subsidiaries’ compliance with the terms of the Loan Documents, and to reimburse each Indemnified Person within thirty (30) days after written demand for any reasonable, actual documented out-of-pocket expenses incurred in connection with investigating or defending any of the foregoing (provided, that the indemnification in this clause (a) shall not extend to (i) any proceeding (other than a proceeding against Agent acting pursuant to the Loan Documents in its capacity as Agent or any of its Affiliates or its or their respective officers, directors, employees, controlling persons or members) solely between or among Indemnified Persons that does not arise from any acts or omissions by any Loan Party or any of its Subsidiaries; it being understood and agreed that the indemnification in this clause (a) shall extend to the Agent- Related Persons and their successors (but not the Lenders) relative to disputes between or among Agent on the one hand, and one or more Lenders, or one or more of their Affiliates, on the other hand, or (ii) any Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-tax claim), (b) with respect to any actual or prospective investigation, litigation, or proceeding related to this Agreement, any other Loan Document, the making of any Loans or issuance of any Letters of Credit hereunder, or the use of the proceeds of the Loans or the Letters of Credit provided hereunder (irrespective of whether any Loan Party or Indemnified Person is a party thereto), or any act, omission, event, or circumstance in any manner related thereto, (c) in connection with, as a result of, by reason of, or related to (i) the handling of the Loan Account and Collateral in a combined fashion (it being acknowledged and agreed that the successful operation of each Borrower is dependent on the continued successful performance of the integrated group) as set forth in Section 17.14, or (ii) the Lender Group’s relying on any instructions of Administrative Borrower, and (d) in connection with or arising out of any presence or release of Hazardous Materials at, on, under, to or from any properties owned, leased or operated by any Borrower or any of its Subsidiaries or any Environmental Actions, or any Environmental Liabilities related in any way to any Borrower, any of its Subsidiaries or any assets, properties, operations or actions of any Borrower or any of its Subsidiaries (each and all of the foregoing, the “Indemnified Liabilities”). The foregoing to the contrary notwithstanding, Borrowers shall have no obligation to any Indemnified Person under this Section 10.03 with respect to any Indemnified Liability (A) that a court of competent jurisdiction determines in a final, non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnified Person or its officers, directors, employees, controlling persons or members or (B) arising out of a material breach by such Indemnified Person of its obligations hereunder. This provision shall survive the termination of this Agreement and the repayment in full of the Obligations. If any Indemnified Person makes any payment to any other Indemnified Person with respect to an Indemnified Liability as to which any Borrower was required to indemnify the Indemnified Person receiving such payment, the Indemnified Person making such payment is entitled to be indemnified and reimbursed by such Borrower with respect thereto. WITHOUT LIMITATION, THE FOREGOING INDEMNITY SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF ANY NEGLIGENT ACT OR OMISSION OF SUCH INDEMNIFIED PERSON OR OF ANY OTHER PERSON. THE PROVISIONS OF THIS SECTION 10.03 SHALL SURVIVE THE RESIGNATION OR TERMINATION OF

AGENT AND TERMINATION OF THIS AGREEMENT. To the extent permitted by applicable law, neither Agent nor any Lender shall assert, and Agent and each Lender hereby waives, any claim against any Loan Party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby or the use of the proceeds thereof; provided that this sentence shall in no manner limit any Indemnified Person’s rights pursuant to this Section 10.03 with respect to special, indirect, consequential or punitive damages payable by such Indemnified Person to another Person.

ARTICLE XI NOTICES.

Unless otherwise provided in this Agreement, all notices or demands relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid or otherwise sent pursuant to the express provisions of this Agreement) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier or electronic mail (at such email addresses as a party may designate in accordance herewith). In the case of notices or demands to Holdings or Administrative Borrower or Agent, as the case may be, they shall be sent to the respective address set forth below:

If to Holdings or Administrative Borrower:

Shimmick Construction Company, Inc. 530 Technology Drive, Suite No. 300

Irvine, CA 92618

Attn: John Carpenter, EVP and Chief Legal Officer Email:

and

Shimmick Construction Company, Inc. 7601 E. Technology Way, Suite 100

Denver, CO 80237

Attn: Amanda Mobley, EVP and Chief Financial Officer

Email:

with a copy to: Latham & Watkins LLP 12670 High Bluff Drive San Diego, CA 921230

Attn: James Mann and Keith Simon Email:

If to Agent: ACF FINCO I LP

Attn: Credit Officer/Shimmick 560 White Plains Road, Suite 400 Tarrytown, New York 10591

Tel:

Email:

3060 Peachtree Road NW Suite 800

Atlanta, Georgia 30305

Tel:

Email:

ACF FINCO I LP

Attn: Christy Kemp 3060 Peachtree Rd. NW Suite 800

Atlanta, GA 30305

Tel:

Email:

with copies to: Mayer Brown LLP 71 South Wacker

Chicago, IL 60606

Attention: Frederick C. Fisher Email:

Any party hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other party. All notices or demands sent in accordance with this Article XI, shall be deemed received on the earlier of the date of actual receipt or three (3) Business Days after the deposit thereof in the mail; provided, that (a) notices sent by overnight courier service shall be deemed to have been given when received and (b) notices by electronic mail shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgment).

ARTICLE XII

CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER; JUDICIAL REFERENCE PROVISION.

(a)
THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO, AND ANY CLAIMS, CONTROVERSIES OR DISPUTES ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
(b)
THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS

ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN

DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK; PROVIDED, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH LOAN PARTY AND EACH MEMBER OF THE LENDER GROUP WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 12(b).

(c)
TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH LOAN PARTY AND EACH MEMBER OF THE LENDER GROUP HEREBY WAIVE THEIR RESPECTIVE RIGHTS, IF ANY, TO A JURY TRIAL OF ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS (EACH A “CLAIM”). EACH LOAN PARTY AND EACH MEMBER OF THE LENDER GROUP REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
(d)
EACH LOAN PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK AND THE STATE OF NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT AGENT MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(e)
NO CLAIM MAY BE MADE BY ANY LOAN PARTY AGAINST AGENT, ANY LENDER, ISSUING BANK, OR ANY AFFILIATE, DIRECTOR, OFFICER, EMPLOYEE, COUNSEL, REPRESENTATIVE, AGENT, OR ATTORNEY- IN-FACT OF ANY OF THEM FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES, AND EACH LOAN PARTY HEREBY

WAIVES, RELEASES, AND AGREES NOT TO SUE UPON ANY CLAIM FOR SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR, PROVIDED, THAT NOTHING CONTAINED IN THIS SECTION 12(e) SHALL LIMIT THE DAMAGES AVAILABLE TO ANY LOAN PARTY TO THE EXTENT SUCH SPECIAL, INDIRECT, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES ARE INCLUDED IN ANY THIRD PARTY CLAIM FOR WHICH A LOAN PARTY IS TO BE INDEMNIFIED HEREUNDER.

ARTICLE XIII

ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.

13.01
Assignments and Participations.
(a)
(i) Subject to the conditions set forth in clause (a)(ii) below, any Lender may assign and delegate all or any portion of its rights and duties under the Loan Documents (including the Obligations owed to it and its Commitments) to one or more assignees (each, an “Assignee”), with the prior written consent (such consent not be unreasonably withheld or delayed) of:
(A)
Administrative Borrower; provided, that no consent of Administrative Borrower shall be required (1) if a Default or Event of Default has occurred and is continuing, or (2) in connection with an assignment to a Person that is a Lender or an Affiliate (other than natural persons) of a Lender or a Related Fund; provided further, that Administrative Borrower shall be deemed to have consented to a proposed assignment unless it objects thereto by written notice to Agent within five (5) Business Days after having received notice thereof; and
(B)
Agent, which consent may be granted or withheld in Agent's reasonable discretion, and Issuing Bank.
(ii)
Assignments shall be subject to the following additional conditions:
(A)
no assignment may be made to a natural person or to a Loan Party or an Affiliate or Subsidiary of a Loan Party;
(B)
the amount of the Commitments and the other rights and obligations of the assigning Lender hereunder and under the other Loan Documents subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to Agent) shall be in a minimum amount (unless waived by Agent) of $5,000,000 (except such minimum amount shall not apply to (1) an assignment or delegation by any Lender to any other Lender, an Affiliate of any Lender, or a Related Fund of such Lender or (2) a group of new Lenders, each of which is an Affiliate of each other or a Related Fund of such new Lender to the extent that the aggregate amount to be assigned to all such new Lenders is at least $5,000,000);
(C)
each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;

(D)
the parties to each assignment shall execute and deliver to Agent an Assignment and Acceptance; provided, that Borrowers and Agent may continue to deal solely and directly with the assigning Lender in connection with the interest so assigned to an Assignee until (1) written notice of such assignment, together with payment instructions, addresses, and related information with respect to the Assignee, have been given to Administrative Borrower and Agent by such Lender and the Assignee, (2) such Lender and the Assignee have delivered to Administrative Borrower and Agent an Assignment and Acceptance and Agent has notified the assigning Lender of its receipt thereof and (3) unless waived by Agent, the assigning Lender or Assignee has paid to Agent, for Agent’s separate account, a processing fee in the amount of $5,000; and
(E)
the assignee, if it is not a Lender, shall deliver to Agent an Administrative Questionnaire in a form approved by Agent (the “Administrative Questionnaire”).

(b)
From and after the date that Agent receives the executed Assignment and Acceptance and, if applicable, payment of the required processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall be a “Lender” and shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assigning Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except with respect to Section 10.03) and be released from any future obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement and the other Loan Documents, such Lender shall cease to be a party hereto and thereto); provided, that nothing contained herein shall release any assigning Lender from obligations that survive the termination of this Agreement, including such assigning Lender’s obligations under Article XV and Section 17.08(a).
(c)
By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto, (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto, (iii) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, (iv) such Assignee will, independently and without reliance upon Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, (v) such Assignee appoints and authorizes Agent to take such actions and to exercise such powers under this Agreement and the other Loan Documents as are delegated to Agent, by the terms hereof and thereof, together with such powers as are reasonably incidental thereto, and (vi) such Assignee agrees that it will perform all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(d)
Immediately upon Agent’s receipt of the required processing fee, if applicable, and delivery of notice to the assigning Lender pursuant to Section 13.01(b), this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.
(e)
Any Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons (a “Participant”) participating interests in all or any portion of its Obligations, its Commitment, and the other rights and interests of that Lender (the “Originating Lender”) hereunder and under the other Loan Documents; provided, that (i) the Originating Lender shall remain a “Lender” for all purposes of this Agreement and the other Loan Documents and the Participant receiving the participating interest in the Obligations, the Commitments, and the other rights and interests of the Originating Lender hereunder shall not constitute a “Lender” hereunder or under the other Loan Documents and the Originating Lender’s obligations under this Agreement shall remain unchanged, (ii) the Originating Lender shall remain solely responsible for the performance of such obligations, (iii) Borrowers, Agent, and the Lenders shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender’s rights and obligations under this Agreement and the other Loan Documents, (iv) no Lender shall transfer or grant any participating interest under which the Participant has the right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such Participant is participating, (B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating, (C) release all or substantially all of the Collateral or guaranties (except to the extent expressly provided herein or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant is participating, (D) postpone the payment of, or reduce the amount of, the interest or fees payable to such Participant through such Lender (other than a waiver of default interest), or (E) decreases the amount or postpones the due dates of scheduled principal repayments or prepayments or premiums payable to such Participant through such Lender, (v) no participation shall be sold to a natural person, (vi) no participation shall be sold to a Loan Party or an Affiliate of a Loan Party, and (vii) except as otherwise provided in the subsection, all amounts payable by Borrowers hereunder shall be determined as if such Lender had not sold such participation, except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement. The rights of any Participant only shall be derivative through the Originating Lender with whom such Participant participates and no Participant shall have any rights under this Agreement or the other Loan Documents or any direct rights as to the other Lenders, Agent, Borrowers, the Collateral, or otherwise in respect of the Obligations. The Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.06(j), 2.12(a),

2.13 and Article XVI (subject to the requirements and limitations therein, including the requirements under Section 16.02 (it being understood that the documentation required under Section 16.02 shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 14.02 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Section 2.13 or Article XVI, with respect to any participation, than the Originating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 15.12(a) as though it were a Lender; provided that such Participant agrees to be subject to Section 15.12(b) as though it were a Lender. Each Originating Lender agrees, at the Borrowers’ request and expense, to use reasonable efforts to cooperate with the Borrowers to effectuate the provisions of Section 14.02 with respect to any Participant. No Participant shall have the right to participate directly in the making of decisions by the Lenders among themselves.

(f)
In connection with any such assignment or participation or proposed assignment or participation or any grant of a security interest in, or pledge of, its rights under and interest in this Agreement, a Lender may, subject to the provisions of Section 17.08, disclose all documents and information which it now or hereafter may have relating to any Loan Party and its Subsidiaries and their respective businesses.
(g)
Any other provision in this Agreement notwithstanding, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Bank or U.S. Treasury Regulation 31 CFR §203.24, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law. Notwithstanding anything to the contrary herein, (i) any Lender shall be permitted to pledge or grant a security interest in all or a portion of such Lender’s rights hereunder including, but not limited to, any Loans (without the consent of, or notice to or any other action by, any other party hereto) to secure the obligations of such Lender or any of its Affiliates to any Person providing any loan, letter of credit or other extension of credit to or for the account of such Lender or any of its Affiliates and any agent, trustee or representative of such Person and (ii) Agent shall be permitted to pledge or grant a security interest in all or any portion of its rights hereunder or under the other Loan Documents, including, but not limited to, rights to payment (without the consent of, or notice to or any other action by, any other party hereto), to secure the obligations of Agent or any of its Affiliates to any Person providing any loan, letter of credit to or for the account of Agent or any of its Affiliates and any agent, trustee or representative of such Person; provided in each case, that no such pledge or assignment of a security interest shall release such Lender or Agent from its obligations hereunder or substitute any such pledgee or assignee for such Lender or Agent as a party hereto.

(h)
The Loan Parties hereby acknowledge that the Lenders and their Affiliates may securitize the Loans (a “Securitization”) through the pledge of the Loans as collateral security for loans to the Lenders or their Affiliates or through the sale of the Loans or the issuance of direct or indirect interests in the Loans to their controlled Affiliates, which loans to the Lenders or their Affiliates or direct or indirect interests will be rated by Moody’s, S&P or one or more other rating agencies. The Loan Parties shall, to the extent commercially reasonable, cooperate with the Lenders and their Affiliates to effect any and all Securitizations. Notwithstanding the foregoing, no such Securitization shall release the Lender party thereto from any of its obligations hereunder or substitute any pledgee, secured party or any other party to such Securitization for such Lender as a party hereto and no change in ownership of the Loans may be effected except pursuant to this Section 13.01.
(i)
Agent (as a non-fiduciary agent on behalf of Borrowers) shall maintain, or cause to be maintained, a register (the “Register”) on which it enters the name and address of each Lender as the registered owner of the Loans and/or Revolver Commitments (and the principal amount thereof and stated interest thereon) held by such Lender (each, a “Registered Loan”). Other than in connection with an assignment by a Lender of all or any portion of its portion of the Loans and/or Revolver Commitments to an Affiliate of such Lender or a Related Fund of such Lender (i) a Registered Loan (and the registered note, if any, evidencing the same) may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register (and each registered note shall expressly so provide) and (ii) any assignment or sale of all or part of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by registration of such assignment or sale on the Register, together with the surrender of the registered note, if any, evidencing the same duly endorsed by (or accompanied by a written instrument of assignment or sale duly executed by) the holder of such registered note, whereupon, at the request of the designated assignee(s) or transferee(s), one or more new registered notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s). Prior to the registration of assignment or sale of any Registered Loan (and the registered note, if any evidencing the same), Borrowers shall treat the Person in whose name such Registered Loan (and the registered note, if any, evidencing the same) is registered as the owner thereof for the purpose of receiving all payments thereon and for all other purposes, notwithstanding notice to the contrary. In the case of any assignment by a Lender of all or any portion of its Loans and/or Revolver Commitments to an Affiliate of such Lender or a Related Fund of such Lender, and which assignment is not recorded in the Register, the assigning Lender, on behalf of Borrowers, shall maintain a register (the “Affiliate Register”) comparable to the Register. It is intended that any Register, including the Affiliate Register referenced in the preceding sentence, be maintained such that Obligations are in “registered form” for the purposes of the IRC.
(j)
In the event that a Lender sells participations in the Registered Loan, such Lender, as a non-fiduciary agent on behalf of Borrowers, shall maintain (or cause to be maintained) a register on which it enters the name of all participants in the Registered Loans held by it (and the principal amount (and stated interest thereon) of the portion of such Registered Loans that is subject to such participations) (the “Participant Register”). A Registered Loan (and the registered note, if any, evidencing the same) may be participated in whole or in part only by registration of such participation on the Participant Register (and each registered note shall expressly so provide). Any participation of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by the registration of such participation on the Participant Register. It is intended that each Participant Register be maintained such that the Obligations are in “registered form” for the purposes of the IRC, including under Section 5f.103-1(c) and proposed Section 1.163-5 of the United States Treasury Regulations (or any amended or successor version). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.

(k)
Agent shall make a copy of the Register (and each Lender shall make a copy of its Participant Register or Affiliate Register to the extent it has one) available for review by Administrative Borrower from time to time as Administrative Borrower may reasonably request.
13.02
Successors. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, that Borrowers may not assign this Agreement or any rights or duties hereunder without the Lenders’ prior written consent and any prohibited assignment shall be absolutely void ab initio. No consent to assignment by the Lenders shall release any Borrower from its Obligations. A Lender may assign this Agreement and the other Loan Documents and its rights and duties hereunder and thereunder pursuant to Section 13.01 and, except as expressly required pursuant to Section 13.01, no consent or approval by any Borrower is required in connection with any such assignment. Each Lender acknowledges and agrees that, notwithstanding anything to the contrary contained in Section 13.01, immediately and automatically upon the Guarantor (as defined in the AECOM Guaranty) paying the Purchase Price set forth in Section 15.3 the AECOM Subordination Agreement (including pursuant to a draw on the AECOM L/C), (i) the Purchase Closing (as defined in the AECOM Subordination Agreement) shall be deemed to have occurred pursuant to and in accordance with Section 15.4 of the AECOM Subordination Agreement and (ii) the Guarantor (as defined in the AECOM Guaranty) shall be deemed to have become a Lender hereunder through assignment of all of the Agent’s and each Lender’s rights and obligations under Section 13.01, which such assignment is hereby consented to by both the Agent and the Loan Parties and which such assignment shall be deemed automatically effective irrespective of the satisfaction of any conditions thereto contained in Section 13.01 (and the Agent and Loan Parties hereby consent to the full and unconditional waiver of such conditions), and the Guarantor (as defined in the AECOM Guaranty) shall have the rights and obligations of a Lender hereunder.

ARTICLE XIV AMENDMENTS; WAIVERS.

14.01
Amendments and Waivers.
(a)
No amendment, waiver or other modification of any provision of this Agreement or any other Loan Document (other than the Fee Letter), and no consent with respect to any departure by Holdings or Borrowers therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by Agent at the written request of the Required Lenders) and the Loan Parties that are party thereto and then any such waiver or consent shall be effective, but only in the specific instance and for the specific purpose for which given; provided, that no such waiver, amendment, or consent shall:

(i)
increase the amount of or extend the expiration date of any Commitment of any Lender without the written consent of such Lender (it being understood that a waiver of any condition precedent set forth in Article III or the waiver of any Default shall not constitute an extension or increase of any Commitment of any Lender),
(ii)
postpone or delay any scheduled date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees (including Liquidated Damages), or other amounts due hereunder or under any other Loan Document without the written consent of each Lender directly and adversely affected thereby,
(iii)
reduce the principal of, or the rate of interest on, any Loan or other extension of credit hereunder, or reduce any fees or other amounts payable hereunder or under any other Loan Document, without the written consent of each Lender directly and adversely affected thereby (except (A) in connection with the waiver of applicability of Section 2.06(c) or the last sentence of Section 2.10(c) (which waiver shall be effective with the written consent of the Required Lenders) and (B) that any amendment or modification of defined terms used in the financial covenants in this Agreement shall not constitute a reduction in the rate of interest or a reduction of fees for purposes of this clause (iii),
(iv)
amend, modify, or eliminate this Section or any provision of this Agreement providing for consent or other action by all Lenders without the written consent of each Lender,
(v)
amend, modify or eliminate Section 3.01 or 3.02 without the written consent of each Lender,
(vi)
other than as permitted by Section 15.11, release or contractually subordinate Agent’s Lien in and to all or substantially all of the Collateral without the written consent of each Lender, or
(vii)
amend, modify, or eliminate the definitions of “Required Lenders” or “Pro Rata Share” or Section 15.12(b) without the written consent of each Lender.
(b)
No amendment, waiver, modification, or consent shall amend, modify, waive, or eliminate:
(i)
the definition of, or any of the terms or provisions of, the Fee Letter, without the written consent of Agent and Administrative Borrower (and shall not require the written consent of any of the Lenders),
(ii)
any provision of Article XV pertaining to Agent, or any other rights or duties of Agent under this Agreement or the other Loan Documents, without the written consent of Agent, Administrative Borrower, and the Required Lenders;
(c)
No amendment, waiver, modification, elimination, or consent shall amend, modify, or waive any provision of this Agreement or the other Loan Documents pertaining to Issuing Bank, or any other rights or duties of Issuing Bank under this Agreement or the other Loan

Documents, without the written consent of Issuing Bank, Agent, Borrowers, and the Required Lenders;

(d)
Anything in this Section 14.01 to the contrary notwithstanding, (i) any amendment, modification, elimination, waiver, consent, termination, or release of, or with respect to, any provision of this Agreement or any other Loan Document that relates only to the relationship of the Lender Group among themselves, and that does not affect the rights or obligations of Holdings or Borrowers, shall not require consent by or the agreement of any Loan Party (but Agent shall provide prompt notice to Administrative Borrower of any such change (provided that any failure to provide such notice shall not result in any liability to Agent hereunder)), and (ii) any amendment, waiver, modification, elimination, or consent of or with respect to any provision of this Agreement or any other Loan Document may be entered into without the consent of, or over the objection of, any Defaulting Lender;
(e)
Reserved; and
(f)
This Agreement and any other Loan Document may be amended solely with the consent of Agent and the Administrative Borrower without the need to obtain the consent of any other Lender if such amendment is delivered in order to (x) correct or cure ambiguities, errors, omissions, defects, (y) effect administrative changes of a technical or immaterial nature or (z) correct or cure incorrect cross references or similar inaccuracies in this Agreement or the applicable Loan Document, in each case with regards to clauses (x) through (z), the correction of which is not adverse to the interest of any Lender. Guarantees, collateral documents, security documents, intercreditor agreements, and related documents executed in connection with this Agreement may be amended, modified, terminated or waived, and consent to any departure therefrom may be given, without the consent of any Lender if such amendment, modification, waiver or consent is given in order to cause such guarantee, collateral document, security document, intercreditor agreement or related document to be consistent with this Agreement and the other Loan Documents. Any such amendment shall become effective without any further consent of any other party to such Loan Document.
14.02
Replacement of Certain Lenders.
(a)
If (x) any Lender becomes a Defaulting Lender or an Affected Lender,

(y) any Lender makes a claim for compensation under Article XVI or Section 2.06(j) or (z) in the case of a refusal by a Lender to consent to a proposed change, waiver, discharge or termination with respect to this Agreement that requires the consent of each Lender or each directly and adversely affected Lender which has been approved by the Required Lenders as (and to the extent) provided in Section 14.01, (I) the Administrative Borrower shall have the right, to terminate the Commitment of such Lender and repay all Obligations of the Borrower owing to such Lender relating to the Loans and participations held by such Lender as of such termination date and (II) the Administrative Borrower or Agent shall have the right, in accordance with Section 13.01 to replace such Lender (the “Replaced Lender”) with one or more other Eligible Assignees, none of whom shall constitute a Defaulting Lender at the time of such replacement (collectively, the “Replacement Lender”) and each of which shall be reasonably acceptable to Agent (to the extent Agent’s consent would be required under Section 13.01); provided that:

(i)
in the case of clause (II) above, at the time of any replacement pursuant to this Section 14.02, the Replacement Lender shall enter into one or more Assignment and Acceptances pursuant to Section 13.01 (and with all fees payable pursuant to said Section 13.01 to be paid by the Replacement Lender and/or the Replaced Lender (as may be agreed to at such time by and among the Administrative Borrower, the Replacement Lender and the Replaced Lender)) pursuant to which the Replacement Lender shall acquire all of the Commitments and outstanding Loans of the Replaced Lender and, in connection therewith, shall pay to the Replaced Lender in respect thereof an amount equal to an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the respective Replaced Lender; and
(ii)
all obligations of the Borrower then owing to the Replaced Lender shall be paid in full to such Replaced Lender concurrently with such replacement.
(b)
Upon receipt by the Replaced Lender of all amounts required to be paid to it pursuant to this Section 14.02, Agent or the Administrative Borrower shall be entitled (but not obligated) and is authorized (which authorization is coupled with an interest) to execute an Assignment and Acceptance on behalf of such Replaced Lender, and any such Assignment and Acceptance so executed by Agent and the Replacement Lender shall be effective for purposes of this Section 14.02 and Section 13.01. Upon the execution of the respective Assignment and Acceptance, the payment of amounts referred to in clauses (i) and (ii) above, and the recordation of the assignment on the Register by Agent pursuant to Section 13.01, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement, which shall survive as to such Replaced Lender. In the case of the substitution of a Lender pursuant to this Section, if the Lender being replaced does not execute and deliver to Agent a duly completed Assignment and Acceptance and/or any other documentation necessary to reflect such replacement by the later of (x) the date on which the Replacement Lender executed and delivered such Assignment and Assumption and/or such other documentation and (y) the date as of which all obligations of the Borrowers required to be paid to the Replaced Lender pursuant to this Section, then the Replaced Lender shall be deemed to have executed and delivered such Assignment and Acceptance and/or such other documentation as of such date and Agent and Administrative Borrower shall each be entitled (but not obligated) to execute and deliver such Assignment and Acceptance and/or such other documentation on behalf of such Replaced Lender.
14.03
No Waivers; Cumulative Remedies. No failure by Agent or any Lender to exercise any right, remedy, or option under this Agreement or any other Loan Document, or delay by Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by Agent or any Lender on any occasion shall affect or diminish Agent’s and each Lender’s rights thereafter to require strict performance by Holdings or Borrowers of any provision of this Agreement. Agent’s and each Lender’s rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy that Agent or any Lender may have.

ARTICLE XV

AGENT; THE LENDER GROUP.

15.01
Appointment and Authorization of Agent. Each Lender hereby designates and appoints Agent as its agent under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes Agent to execute and deliver each of the other Loan Documents on its behalf and to take such other action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to Agent by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Agent agrees to act as agent for and on behalf of the Lenders on the conditions contained in this Article XV. Any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document notwithstanding, Agent shall not have any duties or responsibilities, except those expressly set forth herein or in the other Loan Documents, nor shall Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent. Without limiting the generality of the foregoing, the use of the term “agent” in this Agreement or the other Loan Documents with reference to Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only a representative relationship between independent contracting parties. Each Lender hereby further authorizes Agent to act as the secured party under each of the Loan Documents that create a Lien on any item of Collateral. Except as expressly otherwise provided in this Agreement, Lenders agree that Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions that Agent expressly is entitled to take or assert under or pursuant to this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, or of any other provision of the Loan Documents that provides rights or powers to Agent, Lenders agree that Agent shall have the right to exercise the following powers as long as this Agreement remains in effect: (a) maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Collateral, payments and proceeds of Collateral, and related matters,

(b) execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to the Loan Documents, (c) make Loans, for itself or on behalf of Lenders, as provided in the Loan Documents, (d) exclusively receive, apply, and distribute payments and proceeds of the Collateral as provided in the Loan Documents, (e) open and maintain such bank accounts and cash management arrangements as Agent deems necessary and appropriate in accordance with the Loan Documents for the foregoing purposes, (f) perform, exercise, and enforce any and all other rights and remedies of the Lender Group with respect to any Loan Party or its Subsidiaries, the Obligations, the Collateral, or otherwise related to any of same as provided in the Loan Documents, and (g) incur and pay such Lender Group Expenses as Agent may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents.

15.02
Delegation of Duties. Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or attorney in fact that it selects as long as such selection was made without gross negligence or willful misconduct.

15.03
Liability of Agent. None of the Agent-Related Persons shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (b) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by any Loan Party or any of its Subsidiaries or Affiliates, or any officer or director thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Loan Party or its Subsidiaries or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lenders to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the books and records or properties of any Loan Party or its Subsidiaries.
15.04
Reliance by Agent. Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, telefacsimile or other electronic method of transmission, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrowers or counsel to any Lender), independent accountants and other experts selected by Agent. Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless Agent shall first receive such advice or concurrence of the Lenders as it deems appropriate and until such instructions are received, Agent shall act, or refrain from acting, as it deems advisable. If Agent so requests, it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.
15.05
Notice of Default or Event of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest, fees, and expenses required to be paid to Agent for the account of the Lenders and, except with respect to Events of Default of which Agent has actual knowledge, unless Agent shall have received written notice from a Lender or Administrative Borrower referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a “notice of default.” Agent promptly will notify the Lenders of its receipt of any such notice or of any Event of Default of which Agent has actual knowledge. If any Lender obtains actual knowledge of any Event of Default, such Lender promptly shall notify the other Lenders and Agent of such Event of Default. Each Lender shall be solely responsible for giving any notices to its Participants, if any. Subject to Section 15.04, Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with Article IX; provided, that unless and until Agent has received any such request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

15.06
Credit Decision. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by Agent hereinafter taken, including any review of the affairs of any Loan Party and its Subsidiaries or Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to Agent that it has, independently and without reliance upon any Agent- Related Person and based on such due diligence, documents and information as it has deemed appropriate, made its own appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of Borrowers or any other Person party to a Loan Document, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrowers. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrowers or any other Person party to a Loan Document. Except for notices, reports, and other documents expressly herein required to be furnished to the Lenders by Agent, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Borrowers or any other Person party to a Loan Document that may come into the possession of any of the Agent-Related Persons. Each Lender acknowledges that Agent does not have any duty or responsibility, either initially or on a continuing basis (except to the extent, if any, that is expressly specified herein) to provide such Lender with any credit or other information with respect to Borrowers, their Affiliates or any of their respective business, legal, financial or other affairs, and irrespective of whether such information came into Agent’s or its Affiliates’ or representatives’ possession before or after the date on which such Lender became a party to this Agreement.
15.07
Costs and Expenses; Indemnification. Agent may incur and pay Lender Group Expenses to the extent Agent reasonably deems necessary or appropriate for the performance and fulfillment of its functions, powers, and obligations pursuant to the Loan Documents, including court costs, attorneys’ fees and expenses, fees and expenses of financial accountants, advisors, consultants, and appraisers, costs of collection by outside collection agencies, auctioneer fees and expenses, and costs of security guards or insurance premiums paid to maintain the Collateral, whether or not Borrowers are obligated to reimburse Agent or Lenders for such expenses pursuant to this Agreement or otherwise. Agent is authorized and directed to deduct and retain sufficient amounts from (a) any deposits paid on or prior to the Closing Date and any subsequent deposits paid by Borrowers to Agent hereunder or under any other Loan Document, or (b) payments or proceeds of the Collateral received by Agent to reimburse Agent for such out-of-pocket costs and expenses prior to the distribution of any amounts to Lenders. In the event Agent is not reimbursed for such costs and expenses by Administrative Borrower or its Subsidiaries, each Lender hereby agrees that it is and shall be obligated to pay to Agent such Lender’s ratable thereof. Whether or not the transactions contemplated hereby are consummated, (i) Agent is authorized and directed to deduct and retain sufficient amounts from any deposits paid on or prior to the Closing Date and any subsequent deposits paid by Borrowers to Agent hereunder or under any other Loan Document for the payment of the Indemnified Liabilities and (ii) each of the Lenders, on a ratable basis, shall indemnify and defend the Agent-Related Persons (to the extent not reimbursed by or on behalf of Borrowers and without limiting the obligation of Borrowers to do so) from and against any and all Indemnified Liabilities; provided, that no Lender shall be liable for the payment to any Agent- Related Person of any portion of such Indemnified Liabilities resulting solely from such Person’s gross negligence or willful misconduct nor shall any Lender be liable for the obligations of any Defaulting Lender in failing to make a Revolving Loan or other extension of credit hereunder. Without limitation of the foregoing, each Lender shall reimburse Agent upon demand for such Lender’s ratable share of any costs or out of pocket expenses (including attorneys, accountants, advisors, and consultants fees and expenses) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any other Loan Document to the extent that Agent is not reimbursed for such expenses by or on behalf of Borrowers. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of Agent.

15.08
Agent in Individual Capacity. Agent and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire Equity Interests in, and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with any Loan Party and its Subsidiaries and Affiliates and any other Person party to any Loan Document as though Agent were not Agent hereunder, and, in each case, without notice to or consent of the other members of the Lender Group. The other members of the Lender Group acknowledge that, pursuant to such activities, Agent or its Affiliates may receive information regarding any Loan Party or its Affiliates or any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of such Loan Party or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver Agent will use its reasonable best efforts to obtain), Agent shall not be under any obligation to provide such information to them. The terms “Lender” and “Lenders” include Agent in its individual capacity.
15.09
Successor Agent. Agent may resign as Agent upon thirty (30) days (or ten (10) days if an Event of Default has occurred and is continuing) prior written notice to the Lenders (unless such notice is waived by the Required Lenders) and Administrative Borrower (unless such notice is waived by Administrative Borrower or an Event of Default exists). If Agent resigns under this Agreement, the Required Lenders shall be entitled, with (so long as no Event of Default has occurred and is continuing) the consent of Administrative Borrower (such consent not to be unreasonably withheld, delayed, or conditioned), to appoint a successor Agent for the Lenders. If, at the time that Agent’s resignation is effective, it is acting as Issuing Bank, such resignation shall also operate to effectuate its resignation as Issuing Bank and it shall automatically be relieved of any further obligation to issue Letters of Credit. If no successor Agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with the Lenders and Administrative Borrower, a successor Agent. If Agent has materially breached or failed to perform any material provision of this Agreement or of applicable law, the Required Lenders may agree in writing to remove and replace Agent with a successor Agent from among the Lenders with (so long as no Event of Default has occurred and is continuing) the consent of Administrative Borrower (such consent not to be unreasonably withheld, delayed, or conditioned). In any such event, upon the acceptance of its appointment as successor Agent hereunder, such successor Agent shall succeed to all the rights, powers, and duties of the retiring Agent and the term “Agent” shall mean such successor Agent and the retiring Agent’s appointment, powers, and duties as Agent shall be terminated. After any retiring Agent’s resignation hereunder as Agent, the provisions of this Article XV shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor Agent has accepted appointment as Agent by the date which is thirty (30) days following a retiring Agent’s notice of resignation, the retiring Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of Agent hereunder until such time, if any, as the Lenders appoint a successor Agent as provided for above.

15.10
Lender in Individual Capacity. Any Lender and its respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire Equity Interests in and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with any Loan Party and its Subsidiaries and Affiliates and any other Person party to any Loan Documents as though such Lender were not a Lender hereunder without notice to or consent of the other members of the Lender Group. The other members of the Lender Group acknowledge that, pursuant to such activities, such Lender and its respective Affiliates may receive information regarding any Loan Party or its Affiliates or any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of such Loan Party or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances, such Lender shall not be under any obligation to provide such information to them.
15.11
Collateral Matters.
(a)
The Lenders hereby irrevocably authorize Agent to release any Lien on any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by Borrowers of all of the Obligations, (ii) constituting property being sold or disposed of if a release is required or desirable in connection therewith and if Administrative Borrower certifies to Agent that the sale or disposition is permitted under Section 6.04 (and Agent may rely conclusively on any such certificate, without further inquiry), (iii) constituting property in which no Loan Party nor its Subsidiaries owned any interest at the time Agent’s Lien was granted nor at any time thereafter, (iv) constituting property leased or licensed to a Loan Party or its Subsidiaries under a lease or license that has expired or is terminated in a transaction permitted under this Agreement, or (v) in connection with a credit bid or purchase authorized under this Section 15.11. The Loan Parties and the Lenders hereby irrevocably authorize Agent, based upon the instruction of the Required Lenders, to (A) consent to, credit bid or purchase (either directly or indirectly through one or more entities) all or any portion of the Collateral at any sale thereof conducted under the provisions of the Bankruptcy Code, including Section 363 of the Bankruptcy Code, (B) credit bid or purchase (either directly or indirectly through one or more entities) all or any portion of the Collateral at any sale or other disposition thereof conducted under the provisions of the Code, including pursuant to Sections 9-610 or 9-620 of the Code, or (C) credit bid or purchase (either directly or indirectly through one or more entities) all or any portion of the Collateral at any other sale or foreclosure conducted or consented to by Agent in accordance with applicable law in any judicial action or proceeding or by the exercise of any legal or equitable remedy. In connection with any such credit bid or purchase, (1) the Obligations owed to the Lenders shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims being estimated for such purpose if the fixing or liquidation thereof would not impair or unduly delay the ability of Agent to credit bid or purchase at such sale or other disposition of the Collateral and, if such contingent or unliquidated claims cannot be estimated without impairing or unduly delaying the ability of Agent to credit bid at such sale or other disposition, then such claims shall be disregarded, not credit bid, and not entitled to any interest in the Collateral that is the subject of such credit bid or purchase) and the Lenders whose Obligations are credit bid shall be entitled to receive interests (ratably based upon the proportion of their Obligations credit bid in relation to the aggregate amount of Obligations so credit bid) in the Collateral that is the subject of such credit bid or purchase (or in the Equity Interests of the any entities that are used to consummate such credit bid or purchase), and (2) Agent, based upon the instruction of the Required Lenders, may accept non-cash consideration, including debt and equity securities issued by any entities used to consummate such credit bid or purchase and in connection therewith Agent may reduce the Obligations owed to the Lenders (ratably based upon the proportion of their Obligations credit bid in relation to the aggregate amount of Obligations so credit bid) based upon the value of such non-cash consideration. Except as provided above, Agent will not execute and deliver a release of any Lien on any Collateral without the prior written authorization of (y) if the release is of all or substantially all of the Collateral, all of the Lenders, or (z) otherwise, the Required Lenders. Upon request by Agent or Administrative Borrower at any time, the Lenders will confirm in writing Agent’s authority to release any such Liens on particular types or items of Collateral pursuant to this Section 15.11; provided, that (x) anything to the contrary contained in any of the Loan Documents notwithstanding, Agent shall not be required to execute any document or take any action necessary to evidence such release on terms that, in Agent’s opinion, could expose Agent to liability or create any obligation or entail any consequence other than the release of such Lien without recourse, representation, or warranty, and (y) such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly released) upon (or obligations of Borrowers in respect of) any and all interests retained by Borrowers, including, the proceeds of any sale, all of which shall continue to constitute part of the Collateral. Each Lender further hereby irrevocably authorizes Agent, at its option and in its sole discretion, to subordinate any Lien granted to or held by Agent under any Loan Document to the holder of any Permitted Lien.

(b)
Agent shall have no obligation whatsoever to any of the Lenders (i) to verify or assure that the Collateral exists or is owned by a Loan Party or its Subsidiaries or is cared for, protected, or insured or has been encumbered, (ii) to verify or assure that Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, (iii) to verify or assure that any particular items of Collateral meet the eligibility criteria applicable in respect thereof, (iv) to impose, maintain, increase, reduce, implement, or eliminate any particular reserve hereunder or to determine whether the amount of any reserve is appropriate or not, or (v) to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, subject to the terms and conditions contained herein, Agent may act in any manner it may deem appropriate, in its sole discretion given Agent’s own interest in the Collateral in its capacity as one of the Lenders and that Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing, except as otherwise expressly provided herein.

15.12
Restrictions on Actions by Lenders; Sharing of Payments.
(a)
Each of the Lenders agrees that it shall not, without the express written consent of Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the written request of Agent, set off against the Obligations, any amounts owing by such Lender to any Loan Party or its Subsidiaries or any deposit accounts of any Loan Party or its Subsidiaries now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so in writing by Agent, take or cause to be taken any action, including, the commencement of any legal or equitable proceedings to enforce any Loan Document against any Borrower or any Guarantor or to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.
(b)
If, at any time or times any Lender shall receive (i) by payment, foreclosure, setoff, or otherwise, any proceeds of Collateral or any payments with respect to the Obligations, except for any such proceeds or payments received by such Lender from Agent pursuant to the terms of this Agreement, or (ii) payments from Agent in excess of such Lender’s Pro Rata Share of all such distributions by Agent, such Lender promptly shall (A) turn the same over to Agent, in kind, and with such endorsements as may be required to negotiate the same to Agent, or in immediately available funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (B) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, that to the extent that such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.
15.13
Agency for Perfection. Agent hereby appoints each other Lender as its agent (and each Lender hereby accepts such appointment) for the purpose of perfecting Agent’s Liens in assets which, in accordance with Article 8 or Article 9, as applicable, of the Code can be perfected by possession or control. Should any Lender obtain possession or control of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent’s request therefor shall deliver possession or control of such Collateral to Agent or in accordance with Agent’s instructions.
15.14
Payments by Agent to the Lenders. All payments to be made by Agent to the Lenders shall be made by bank wire transfer of immediately available funds pursuant to such wire transfer instructions as each party may designate for itself by written notice to Agent. Concurrently with each such payment, Agent shall identify whether such payment (or any portion thereof) represents principal, premium, fees, or interest of the Obligations.
15.15
Concerning the Collateral and Related Loan Documents. Each member of the Lender Group authorizes and directs Agent to enter into this Agreement and the other Loan

Documents. Each member of the Lender Group agrees that any action taken by Agent in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral and the exercise by Agent of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.
15.16
Field Examination Reports; Confidentiality; Disclaimers by Lenders; Other Reports and Information. By becoming a party to this Agreement, each Lender:
(a)
is deemed to have requested that Agent furnish such Lender, promptly after it becomes available, a copy of each field examination report respecting any Loan Party or its Subsidiaries (each, a “Report”) prepared by or at the request of Agent, and Agent shall so furnish each Lender with such Reports,
(b)
expressly agrees and acknowledges that Agent does not (i) make any representation or warranty as to the accuracy of any Report, and (ii) shall not be liable for any information contained in any Report,
(c)
expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agent or other party performing any field examination will inspect only specific information regarding a Loan Party and its Subsidiaries and will rely significantly upon such Loan Party’s and its Subsidiaries’ books and records, as well as on representations of such Loan Party’s and its Subsidiaries’ personnel,
(d)
agrees to keep all Reports and other material, non-public information regarding each Loan Party and its Subsidiaries and their operations, assets, and existing and contemplated business plans in a confidential manner in accordance with Section 17.08, and
(e)
without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold Agent and any other Lender preparing a Report harmless from any action the indemnifying Lender may take or fail to take or any conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to Borrowers, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a loan or loans of Borrowers, and (ii) to pay and protect, and indemnify, defend and hold Agent, and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including, attorneys’ fees and costs) incurred by Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.
(f)
In addition to the foregoing, (x) any Lender may from time to time request of Agent in writing that Agent provide to such Lender a copy of any report or document provided by a Loan Party or its Subsidiaries to Agent that has not been contemporaneously provided by such Loan Party or such Subsidiary to such Lender, and, upon receipt of such request, Agent promptly shall provide a copy of same to such Lender, (y) to the extent that Agent is entitled, under any provision of the Loan Documents, to request additional reports or information from a Loan Party or its Subsidiaries, any Lender may, from time to time, reasonably request Agent to exercise such right as specified in such Lender’s notice to Agent, whereupon Agent promptly shall request of Administrative Borrower the additional reports or information reasonably specified by such Lender, and, upon receipt thereof from the relevant Loan Party or such Subsidiary, Agent promptly shall provide a copy of same to such Lender, and (z) any time that Agent renders to Borrowers a statement regarding the Loan Account, Agent shall send a copy of such statement to each Lender.

15.17
Several Obligations; No Liability. Notwithstanding that certain of the Loan Documents now or hereafter may have been or will be executed only by or in favor of Agent in its capacity as such, and not by or in favor of the Lenders, any and all obligations on the part of Agent (if any) to make any credit available hereunder shall constitute the several (and not joint) obligations of the respective Lenders on a ratable basis, according to their respective Commitments, to make an amount of such credit not to exceed, in principal amount, at any one time outstanding, the amount of their respective Commitments. Nothing contained herein shall confer upon any Lender any interest in, or subject any Lender to any liability for, or in respect of, the business, assets, profits, losses, or liabilities of any other Lender. Each Lender shall be solely responsible for notifying its Participants of any matters relating to the Loan Documents to the extent any such notice may be required, and no Lender shall have any obligation, duty, or liability to any Participant of any other Lender. Except as provided in Section 15.07, no member of the Lender Group shall have any liability for the acts of any other member of the Lender Group. No Lender shall be responsible to Borrowers or any other Person for any failure by any other Lender to fulfill its obligations to make credit available hereunder, nor to advance for such Lender or on its behalf, nor to take any other action on behalf of such Lender hereunder or in connection with the financing contemplated herein.
15.18
Reserved.
15.19
Erroneous Payments.
(a)
If Agent notifies a Lender or Issuing Bank, or any Person who has received funds on behalf of a Lender or Issuing Bank (any such Lender, Issuing Bank, or other recipient, a “Payment Recipient”) that Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Issuing Bank, or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of Agent, and such Lender or Issuing Bank shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than one Business Day thereafter, return to Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to Agent in same day funds at the Defaulting Lender Rate. A notice of Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b)
Without limiting immediately preceding clause (a), each Payment Recipient hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment (a “Payment Notice”), (y) that was not preceded or accompanied by a Payment Notice, or (z) that such Payment Recipient otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:
(i)
an error may have been made (in the case of immediately preceding clauses (x) or (y)) or an error has been made (in the case of immediately preceding clause (z)) with respect to such payment, prepayment or repayment; and
(ii)
such Payment Recipient shall promptly (and, in all events, within one Business Day of its knowledge of such error) notify Agent of its receipt of such payment, prepayment or repayment, the details thereof and that it is so notifying Agent pursuant to this Section 15.19(b).
(c)
Each Lender and Issuing Bank hereby authorizes Agent to set off, net and apply any and all amounts at any time owing to Agent, such Lender or Issuing Bank under any Loan Document, or otherwise payable or distributable by Agent to Agent, such Lender or Issuing Bank from any source, against any amount due to Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement.
(d)
In the event an Erroneous Payment (or portion thereof) is not recovered by Agent for any reason, after demand therefor by Agent in accordance with immediately preceding clause (a), from any Lender or Issuing Bank that has received such Erroneous Payment (or portion thereof) (or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon Agent’s request to such Lender or Issuing Lender at any time, (i) such Lender or Issuing Bank shall be deemed to have assigned its Loans (but not its Commitments) of the relevant class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by Agent in such instance), and is hereby (together with the Administrative Borrower) deemed to execute and deliver an Assignment and Acceptance with respect to such Erroneous Payment Deficiency Assignment, and such Lender or Issuing Bank shall deliver any Notes evidencing such Loans to the Administrative Borrower or Agent, (ii) Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment and (iii) upon such deemed acquisition, Agent as the assignee Lender shall become a Lender or Issuing Bank, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender or assigning Issuing Bank shall cease to be a Lender or Issuing Bank, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender or assigning Issuing Bank. For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender or Issuing Bank and such Commitments shall remain available in accordance with the terms of this Agreement.

(e)
The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by any Borrower or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by Agent from a Borrower or any other Loan Party for the purpose of making such Erroneous Payment.
(f)
To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.
(g)
Each party’s obligations, agreements and waivers under this Section 15.19 shall survive the resignation or replacement of Agent, any transfer of rights or obligations by, or the replacement of, a Lender or Issuing Bank, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

ARTICLE XVI WITHHOLDING TAXES.

16.01
Payments.
(a)
Defined Terms. For purposes of this Article, the term “Lender” includes any Issuing Bank and the term “applicable law” includes FATCA.
(b)
Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Loan Parties shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section), the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(c)
Payment of Other Taxes by Loan Parties. Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of Agent timely reimburse it for the payment of, any Other Taxes.
(d)
Indemnification by Loan Parties. Each Loan Party shall jointly and severally indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto (including reasonable attorneys’ and tax advisors’ fees and expenses), whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrowers by a Lender (with a copy to Agent), or by Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(e)
Evidence of Payments. As soon as reasonably practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 16.01(e), Borrowers shall deliver to Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Agent.
16.02
Exemptions; Tax Forms.
(a)
If a Lender or Participant is entitled to claim an exemption or reduction from United States withholding tax, such Lender or Participant agrees with and in favor of Agent, to deliver to Agent (or, in the case of a Participant, to the Lender granting the participation only) one of the following before receiving its first payment under this Agreement:
(i)
if such Lender or Participant is entitled to claim an exemption from United States withholding tax pursuant to the portfolio interest exception, (A) a statement of the Lender or Participant, signed under penalty of perjury, that it is not a (1) a “bank” as described in Section 881(c)(3)(A) of the IRC, (2) a 10% shareholder of any Borrower (within the meaning of Section 871(h)(3)(B) of the IRC), or (3) a controlled foreign corporation related to any Borrower within the meaning of Section 864(d)(4) of the IRC, and (B) a properly completed and executed IRS Form W-8BEN, Form W-8BEN-E or Form W-8IMY, as applicable (or successor forms) (with proper attachments);
(ii)
if such Lender or Participant is entitled to claim an exemption from, or a reduction of, withholding tax under a United States tax treaty, a properly completed and executed copy of IRS Form W-8BEN or Form W-8BEN-E, as applicable (or successor forms);
(iii)
if such Lender or Participant is entitled to claim that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, a properly completed and executed copy of IRS Form W-8ECI (or successor form);
(iv)
if such Lender or Participant is entitled to claim that interest paid under this Agreement is exempt from United States withholding tax because such Lender or Participant serves as an intermediary, a properly completed and executed copy of IRS Form W-8IMY (or successor form) (with proper attachments);
(v)
a properly completed and executed copy of any other form or forms,

including IRS Form W-9 (or successor form), as may be required under the IRC or other laws of the United States as a condition to exemption from, or reduction of, United States withholding or backup withholding tax; or
(vi)
a properly completed form or forms, and other required documentation (to be designated under Sections 1471 and 1472 of the IRC) to claim an exemption from any withholding tax imposed under FATCA.
(b)
Each Recipient agrees that if any form or certification it previously delivered under this Section 16.02 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certificate or promptly notify the Borrower and the Agent in writing of its legal inability to do so.
(c)
If a Lender or Participant claims an exemption from withholding tax in a jurisdiction other than the United States, such Lender or such Participant agrees with and in favor of Agent, to deliver to Agent (or, in the case of a Participant, to the Lender granting the participation only) any such form or forms, as may be required under the laws of such jurisdiction as a condition to exemption from, or reduction of, foreign withholding or backup withholding tax before receiving its first payment under this Agreement, but only if such Lender or such Participant is legally able to deliver such forms and the provision of such forms would not cause any Lender or Participant to have any material unreimbursed expense or materially prejudice the legal or commercial position of such Lender, Participant or its Affiliates, provided, that nothing in this Section 16.02(c) shall require a Lender or Participant to disclose any information that it deems to be confidential (including without limitation, its tax returns). Each Lender and each Participant shall provide new forms (or successor forms) upon the expiration or obsolescence of any previously delivered forms and to promptly notify Agent (or, in the case of a Participant, to the Lender granting the participation only) of any change in circumstances which would modify or render invalid any claimed exemption or reduction.
(d)
If a Lender or Participant claims exemption from, or reduction of, withholding tax and such Lender or Participant sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Borrowers to such Lender or Participant, such Lender or Participant agrees to notify Agent (or, in the case of a sale of a participation interest, to the Lender granting the participation only) of the percentage amount in which it is no longer the beneficial owner of Obligations of Borrowers to such Lender or Participant. To the extent of such percentage amount, Agent will treat such Lender’s or such Participant’s documentation provided pursuant to Section 16.02(a) or 16.02(c) as no longer valid. With respect to such percentage amount, such Participant or Assignee may provide new documentation, pursuant to Section 16.02(a) or 16.02(c), if applicable. Each Borrower agrees that each Participant shall be entitled to the benefits of this Article XVI with respect to its participation in any portion of the Commitments and the Obligations so long as such Participant complies with the obligations set forth in this Article XVI with respect thereto.
(e)
If a payment made to a Lender under any Loan Document would be subject to U.S. federal income withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section

1471(b) or 1472(b) of the IRC, as applicable), such Lender shall deliver to Agent (or, in the case of a Participant, to the Lender granting the participation only) at the time or times prescribed by law and at such time or times reasonably requested by Agent (or, in the case of a Participant, the Lender granting the participation) such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the IRC) and such additional documentation reasonably requested by Agent (or, in the case of a Participant, the Lender granting the participation) as may be necessary for Agent or Borrowers to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (e), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(f)
If the Agent is a U.S. Person, then it shall, on or prior to the Closing Date (or, in the case of a successor Agent, on or before the date on which it becomes the Agent hereunder), provide the Borrower with a properly completed and duly executed copy of IRS Form W-9 (or successor form) confirming that the Agent is exempt from U.S. federal backup withholding. If the Agent is not a U.S. Person, then it shall, on or prior to the Closing Date (or, in the case of a successor Agent, on or before the date on which it becomes the Agent hereunder), provide the Borrower, unless any Event of Default has occurred, (i) with respect to payments made to the Agent for its own account, a properly completed and duly executed IRS Form W-8ECI (or successor form), and, (ii) with respect to payments made to the Agent on behalf of any Lender or Issuing Bank, a properly completed and duly executed IRS Form W-8IMY (or successor form) confirming that it is entitled to receive such payments without U.S. federal withholding; provided that the Agent shall not be required to deliver any documentation pursuant to this Section 16.02(f) that it is not legally eligible to deliver as a result of any change in, or in the interpretation by any Governmental Authority of, any Law or the method by which such Agent must comply therewith occurring after the Closing Date. In the event any Event of Default has occurred, an Agent that is not a U.S. Person may provide any properly completed IRS Form W-8 (or successor form).
16.03
Reductions.
(a)
If a Lender or a Participant is subject to an applicable withholding tax, Agent (or, in the case of a Participant, the Lender granting the participation) may withhold from any payment to such Lender or such Participant an amount equivalent to the applicable withholding tax. If the forms or other documentation required by Section 16.02(a) or 16.02(c) are not delivered to Agent (or, in the case of a Participant, to the Lender granting the participation), then Agent (or, in the case of a Participant, to the Lender granting the participation) may withhold from any payment to such Lender or such Participant not providing such forms or other documentation an amount equivalent to the applicable withholding tax.
(b)
If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that Agent (or, in the case of a Participant, to the Lender granting the participation) did not properly withhold tax from amounts paid to or for the account of any Lender or any Participant due to a failure on the part of the Lender or any Participant (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify Agent (or such Participant failed to notify the Lender granting the participation) of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify and hold Agent harmless (or, in the case of a Participant, such Participant shall indemnify and hold the Lender granting the participation harmless) for all amounts paid, directly or indirectly, by Agent (or, in the case of a Participant, to the Lender granting the participation), as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to Agent (or, in the case of a Participant, to the Lender granting the participation only) under this Article XVI, together with all costs and expenses (including attorneys’ fees and expenses). The obligation of the Lenders and the Participants under this subsection shall survive the payment of all Obligations and the resignation or replacement of Agent.

16.04
Refunds. If Agent or a Lender determines, in its sole discretion, that it has received a refund of any Indemnified Taxes to which Borrowers have paid additional amounts pursuant to this Article XVI, so long as no Default or Event of Default has occurred and is continuing, it shall pay over such refund to Borrowers (but only to the extent of payments made, or additional amounts paid, by Borrowers under this Article XVI with respect to Indemnified Taxes giving rise to such a refund), net of all out-of-pocket expenses of Agent or such Lender and without interest (other than any interest paid by the applicable Governmental Authority with respect to such a refund); provided, that Borrowers, upon the request of Agent or such Lender, agree to repay the amount paid over to Borrowers (plus any penalties, interest or other charges, imposed by the applicable Governmental Authority, other than such penalties, interest or other charges imposed as a result of the willful misconduct or gross negligence of Agent hereunder) to Agent or such Lender in the event Agent or such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything in this Agreement to the contrary, this Article XVI shall not be construed to require Agent or any Lender (a) to make available its tax returns (or any other information which it deems confidential) to any Borrower or any other Person or (b) to pay any amount which would place it (or its Affiliates) in a less favorable net after-tax position than such Person would have been in if the tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such tax had never been paid.
16.05
Survival. Each party’s obligations under this Article XVI shall survive the resignation or replacement of Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

ARTICLE XVII GENERAL PROVISIONS.

17.01
Effectiveness. This Agreement shall be binding and deemed effective when executed by the Guarantors, Borrowers, Agent, and each Lender whose signature is provided for on the signature pages hereof.
17.02
Section Headings. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.
17.03
Interpretation. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against the Lender Group or Guarantors or Borrowers, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.
17.04
Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.
17.05
Debtor-Creditor Relationship. The relationship between the Lenders and Agent, on the one hand, and the Loan Parties, on the other hand, is solely that of creditor and debtor. No member of the Lender Group has (or shall be deemed to have) any fiduciary relationship or duty to any Loan Party arising out of or in connection with the Loan Documents or the transactions contemplated thereby, and there is no agency or joint venture relationship between the members of the Lender Group, on the one hand, and the Loan Parties, on the other hand, by virtue of any Loan Document or any transaction contemplated therein.
17.06
Counterparts; Electronic Execution. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by any electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by any electronic method of transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.
17.07
Revival and Reinstatement of Obligations; Certain Waivers. If any member of the Lender Group repays, refunds, restores, or returns in whole or in part, any payment or property (including any proceeds of Collateral) previously paid or transferred to such member of the Lender Group in full or partial satisfaction of any Obligation or on account of any other obligation of any Loan Party under any Loan Document, because the payment, transfer, or the incurrence of the obligation so satisfied is asserted or declared to be void, voidable, or otherwise recoverable under any law relating to creditors’ rights, including provisions of the Bankruptcy Code relating to fraudulent transfers, preferences, or other voidable or recoverable obligations or transfers (each, a “Voidable Transfer”), or because such member of the Lender Group elects to do so on the reasonable advice of its counsel in connection with a claim that the payment, transfer, or incurrence is or may be a Voidable Transfer, then, as to any such Voidable Transfer, or the amount thereof that such member of the Lender Group elects to repay, restore, or return (including pursuant to a settlement of any claim in respect thereof), and as to all reasonable costs, expenses, and attorneys’ fees of such member of the Lender Group related thereto, (i) the liability of the Loan Parties with respect to the amount or property paid, refunded, restored, or returned will automatically and immediately be revived, reinstated, and restored and will exist and (ii) Agent’s Liens securing such liability shall be effective, revived, and remain in full force and effect, in each case, as fully as if such Voidable Transfer had never been made. If, prior to any of the foregoing, (A) Agent’s Liens shall have been released or terminated or (B) any provision of this Agreement shall have been terminated or cancelled, Agent’s Liens, or such provision of this Agreement, shall be reinstated in full force and effect and such prior release, termination, cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligation of any Loan Party in respect of such liability or any Collateral securing such liability.

17.08
Confidentiality.
(a)
Agent and Lenders each individually (and not jointly or jointly and severally) agree that material, non-public information regarding any Loan Party and its Subsidiaries, their operations, assets, and existing and contemplated business plans (“Confidential Information”) shall be treated in a confidential manner, and shall not be disclosed by Agent or any Lender to Persons who are not parties to this Agreement, except: (i) to its Affiliates, and to its and its Affiliates’ employees, directors and officers, attorneys and other advisors, accountants, auditors, and consultants (the Persons in this clause (i), “Related Persons”) on a “need to know” basis in connection with this Agreement and the transactions contemplated hereby and on a confidential basis, (ii) to any Issuing Bank not party to this Agreement on a confidential basis or to any other Person party hereto, (iii) to its and its Affiliates’ investors and prospective investors on a “need to know” basis in connection with this Agreement and the transactions contemplated hereby and on a confidential basis, (iv) as may be required by regulatory authorities (including any self-regulatory authority), (v) as may be required by statute, decision, or judicial or administrative order, rule, or regulation, (vi) as may be agreed to in advance in writing by Administrative Borrower, (vii) as requested or required by any Governmental Authority pursuant to any subpoena or other legal process, (viii) as to any such information that is or becomes generally available to the public (other than as a result of prohibited disclosure by Agent or the Lenders or their respective Related Persons), (ix) in connection with any assignment, participation or pledge of any Lender’s interest under this Agreement, including to any special purpose vehicles (including the investors or prospective investors therein), or to any financing sources, or any direct or contractual counterparties to Securitizations, and to each of their respective Related Persons, provided that prior to receipt of Confidential Information any such assignee, participant, pledgee, financing source, counterparty or Related Person shall have agreed in writing to receive such Confidential Information either subject to the terms of this Section 17.08 or pursuant to confidentiality requirements substantially similar to those contained in this Section 17.08 (and such Person may disclose such Confidential Information to Related Persons as described in clause (i) above), (x) to the extent necessary or customary for inclusion in league table measurements, (xi) (A) to the National Association of Insurance Commissioners or any similar organization, any examiner or any nationally recognized rating agency or (B) otherwise to the extent consisting of general portfolio information that does not identify Loan Parties, (xii) in connection with any litigation or other adversary proceeding involving parties hereto which such litigation or adversary proceeding involves claims related to the rights or duties of such parties under this Agreement or the other Loan Documents and (xiii) in connection with, and to the extent reasonably necessary for, the exercise of any secured creditor remedy under this Agreement or under any other Loan Document.
(b)
Anything in this Agreement to the contrary notwithstanding, Agent and Lenders may disclose information concerning the terms and conditions of this Agreement and the other Loan Documents to loan syndication and pricing reporting services or in its marketing or promotional materials, with such information to consist of deal terms and other information customarily found in such publications or marketing or promotional materials. Each Loan Party and each Subsidiary hereby authorizes and gives permission for Agent, Lenders and their respective Affiliates to use the legal or fictional company name, logo, trademark and/or personal quotes in connection with promotional materials that Agent or any Lender may disseminate to the public relating to Agent or such Lender’s relationship with Borrower. Promotional materials may include, but are not limited to, brochures, video tapes, emails, internet websites, advertising in newspapers and/or other periodicals, lucites, pictures and photographs.

(c)
The Loan Parties hereby acknowledge that Agent or its Affiliates may make available to the Lenders materials or information provided by or on behalf of any Loan Party hereunder (collectively, “Borrower Materials”) by posting Borrower Materials on IntraLinks, SyndTrak or another similar electronic system (the “Platform”) and certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Loan Parties or their securities) (each, a “Public Lender”). The Loan Parties shall be deemed to have authorized Agent and its Affiliates and the Lenders to treat Borrower Materials marked “PUBLIC” or otherwise at any time filed with the SEC as not containing any material non-public information with respect to the Loan Parties or their securities for purposes of United States federal and state securities laws. All Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated as “Public Investor” (or another similar term). Agent and its Affiliates and the Lenders shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” or that are not at any time filed with the SEC as being suitable only for posting on a portion of the Platform not marked as “Public Investor” (or such other similar term). The Platform is provided “as is” and “as available”. Agent does not warrant the accuracy or completeness of any information on the Platform nor the adequacy or functioning of the Platform, and expressly disclaims liability for any errors or omissions in the Borrower Materials or any issues involving the Platform. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS, OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY AGENT WITH RESPECT TO BORROWER MATERIALS OR THE

PLATFORM. No Agent-Related Person shall have any liability to Borrowers, the Lender Group (or any member thereof) or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) relating to use by any Person of the Platform, including any unintended recipient, nor for delivery of Borrower Materials and other information via the Platform, internet, e-mail, or any other electronic platform or messaging system.

17.09
Survival. All representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that Agent, Issuing Bank, or any Lender may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of, or any accrued interest on, any Loan or any fee or any other amount payable under this Agreement is outstanding or unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or been terminated.

17.10
Patriot Act; Beneficial Ownership Regulation. Each Lender that is subject to the requirements of the Patriot Act hereby notifies Borrowers that (a) pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the names, address and tax identification numbers of the Loan Parties and other information that will allow such Lender to identify the Loan Parties in accordance with the Patriot Act. and (b) pursuant to the Beneficial Ownership Regulation, it is required to obtain a Beneficial Ownership Certificate. In addition, if Agent is required by law or regulation or internal policies to do so, it shall have the right to periodically conduct (a) Patriot Act searches, OFAC/politically exposed person searches, and customary individual background checks for the Loan Parties and (b) OFAC/ politically exposed person searches and customary individual background checks for the Loan Parties’ senior management and key principals, and each Borrower agrees to cooperate in respect of the conduct of such searches and further agrees that the reasonable costs and charges for such searches shall constitute Lender Group Expenses hereunder and be for the account of Borrowers. This notice is given in accordance with the requirements of the Patriot Act and is effective for Agent.
17.11
Integration. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.
17.12
No Setoff. All payments made by each Loan Party hereunder or under any note or other Loan Document will be made in immediately available funds and without setoff, counterclaim, or other defense.
17.13
Joint and Several Obligations.
(a)
All Obligations (other than the applicable Borrower’s Excluded Swap Obligations) shall constitute joint and several obligations of Borrowers and shall be secured by Agent’s Lien upon all of the Collateral, and by all other Liens heretofore, now or at any time hereafter granted by each Borrower to Agent to the extent provided in the Loan Documents under which such Lien arises. Each Borrower expressly represents and acknowledges that it is part of a common enterprise with the other Borrowers and that any financial accommodations by Agent and the other Lenders to any other Borrower hereunder and under the other Loan Documents are and will be of direct and indirect interest, benefit and advantage to all Borrowers. Each Borrower acknowledges that any notice or request given by any Borrower to Agent shall bind all Borrowers, and that any notice given by Agent or any other Lender to the Administrative Borrower shall be effective with respect to all Borrowers. Each Borrower acknowledges and agrees that each Borrower shall be liable, on a joint and several basis, for all of the Loans and other Obligations, regardless of which Borrower actually may have received the proceeds of any of such Loan or other extensions of credit or the amount of such Loan received or the manner in which Agent, Issuing Bank or any other Lender accounts among the Borrowers for such Loan or other extensions of credit on its books and records, and further acknowledges and agrees that the Loan and other extensions of credit to any Borrower inure to the mutual benefit of all of the Borrowers and that Agent, Issuing Bank and the other Lenders are relying on the joint and several liability of the Borrowers in extending the Loans and other financial accommodations hereunder. Each Borrower shall be entitled to subrogation and contribution rights from and against the other Borrowers to the extent any Borrower is required to pay to any Lender any amount in excess of the Loans advanced directly to, or other Obligations incurred directly by, such Borrower or as otherwise available under applicable law; provided, however, that such subrogation and contribution rights are and shall be subject to the terms and conditions of this Section 17.13.

(b)
In the event a Loan Party shall make any payment or payments under this Agreement or shall suffer any loss as a result of any realization upon any Collateral granted by it to secure its obligations hereunder, such Loan Party shall have the right to seek contribution payments from each other Loan Party to the extent permitted by applicable law. Nothing in this Section 17.13 shall affect any Borrower’s joint and several liability to Agent, Issuing Bank and the Lenders for the entire amount of its Obligations. Each Loan Party covenants and agrees that its right to receive any contribution hereunder from a contributing Loan Party shall be subordinate and junior in right of payment to all Obligations of the Borrowers to Agent, Issuing Bank and the Lenders hereunder. No Loan Party will exercise any rights that it may acquire by way of subrogation hereunder or under any other Loan Document or at law by any payment made hereunder or otherwise, nor shall a Loan Party seek or be entitled to seek any contribution or reimbursement from any other Loan Party in respect of payments made by such Loan Party hereunder or under any other Loan Document, until all amounts owing to Agent, Issuing Bank and the Lenders on account of the Obligations are paid in full in cash. If any amounts shall be paid to a Loan Party on account of such subrogation or contribution rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Loan Party in trust for Agent, Issuing Bank and the Lenders segregated from other funds of such Loan Party, and shall, forthwith upon receipt by such Loan Party, be turned over to Agent in the exact form received by such Loan Party (duly endorsed by such Loan Party to Agent, if required), to be applied against the Obligations, whether matured or unmatured, as provided for herein.
(c)
Each Qualified ECP Borrower hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Borrower to guaranty and otherwise honor all Obligations in respect of Swap Obligations (provided, however, that each Qualified ECP Borrower shall only be liable under this Section 17.13 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 17.13, or otherwise under the Loan Documents, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Borrower under this Section shall remain in full force and effect until payment in full of the Obligations. Each Qualified ECP Borrower intends that this Section 17.13(c) constitute, and this Section 17.13(c) shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Borrower for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
17.14
Administrative Borrower. Each Borrower hereby irrevocably appoints Shimmick as the borrowing agent and attorney-in-fact for all Borrowers (“Administrative Borrower”) which appointment shall remain in full force and effect unless and until Agent shall have received prior written notice signed by each Borrower that such appointment has been revoked and that another Borrower has been appointed Administrative Borrower. Each Borrower hereby irrevocably appoints and authorizes Administrative Borrower (a) to provide Agent with all notices with respect to Loans and Letters of Credit obtained for the benefit of any Borrower and all other notices and instructions under this Agreement and the other Loan Documents (and any notice or instruction provided by Administrative Borrower shall be deemed to be given by Borrowers hereunder and shall bind each Borrower), (b) to receive notices and instructions from members of the Lender Group (and any notice or instruction provided by any member of the Lender Group to Administrative Borrower in accordance with the terms hereof shall be deemed to have been given to each Borrower), and (c) to take such action as Administrative Borrower deems appropriate on its behalf to obtain Loans and Letters of Credit and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement. It is understood that the handling of the Loan Account and Collateral in a combined fashion, as more fully set forth herein, is done solely as an accommodation to Borrowers in order to utilize the collective borrowing powers of Borrowers in the most efficient and economical manner and at their request, and that Lender Group shall not incur liability to any Borrower as a result hereof. Each Borrower expects to derive benefit, directly or indirectly, from the handling of the Loan Account and the Collateral in a combined fashion since the successful operation of each Borrower is dependent on the continued successful performance of the integrated group.

17.15
Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)
the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)
the effects of any Bail-in Action on any such liability, including, if applicable:

(i)
a reduction in full or in part or cancellation of any such liability;
(ii)
a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)
the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

[Signature pages to follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

BORROWERS:

SHIMMICK CONSTRUCTION COMPANY, INC.,

a California corporation

By:

Name: Amanda Mobley

Title: Executive Vice President, Chief Financial Officer and Treasurer

RUST CONSTRUCTORS INC.,

a Delaware corporation

By:

Name:Dylan Ellsworth

Title: Vice President, General Counsel and Secretary

THE LEASING CORPORATION,

a Nevada corporation

By:

Name:Amanda Mobley

Title: Executive Vice President, Chief Financial Officer, and Treasurer

HOLDINGS:

SHIMMICK CORPORATION,

a Delaware corporation

By:

Name: Amanda Mobley

Title: Executive Vice President,

Chief Financial Officer, and Treasurer

ACF FINCO I LP, as Agent and as a Lender

By:

Name: Title:

Ryan T. Magee

 ~~Authorized Signatory~~

[Signature Page to Credit Agreement]